FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177707-01

MSBAM 2013-C8

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,137,943,695
(Approximate Total Mortgage Pool Balance)

$1,015,614,000
(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.
as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C8

January 29, 2013

BofA MERRILL LYNCH	MORGAN STANLEY

Co-Lead Bookrunning Manager	Co-Lead Bookrunning Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-177707) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.propectus_distribution@baml.com.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. It was prepared by BofA Merrill Lynch and Morgan Stanley sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED ELECTRONIC MAIL DISCLAIMERS

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IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN. THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE BOFA MERRILL LYNCH OR MORGAN STANLEY RESEARCH DEPARTMENTS. IT WAS PREPARED BY BOFA MERRILL LYNCH AND MORGAN STANLEY SALES, TRADING, BANKING OR OTHER NON-RESEARCH PERSONNEL. THIS TERM SHEET WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR. PLEASE SEE ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS TERM SHEET.

This is not a research report and was not prepared by the Morgan Stanley or BofA Merrill Lynch research departments. It was prepared by Morgan Stanley and BofA Merrill Lynch sales, trading, banking or other non-research personnel. This Term Sheet was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Issue Characteristics

Offered Certificates

Class	Expect Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description(5)	Expected Weighted Average Life (Years)(6)	Principal Window (Months)(6)	Certificate Principal UW NOI Debt Yield(7)	Certificate Principal to Value Ratio(8)
Class A-1	AAA(sf)/AAA(sf)/AAA(sf)	$75,700,000	30.000%	Fixed	2.69	1-59	17.1%	40.0%
Class A-2	AAA(sf)/AAA(sf)/AAA(sf)	$145,900,000	30.000%	Fixed	4.95	59-60	17.1%	40.0%
Class A-SB	AAA(sf)/AAA(sf)/AAA(sf)	$98,964,000	30.000%	Fixed	7.32	60-116	17.1%	40.0%
Class A-3	AAA(sf)/AAA(sf)/AAA(sf)	$140,000,000	30.000%	Fixed	9.71	116-117	17.1%	40.0%
Class A-4	AAA(sf)/AAA(sf)/AAA(sf)	$335,996,000	30.000%	Fixed	9.83	117-119	17.1%	40.0%
Class X-A	AAA(sf)/AAA(sf)/AAA(sf)	$904,665,000	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class A-S(9)	AAA(sf)/AAA(sf)/AAA(sf)	$108,105,000	20.500%	(5)	9.90	119-119	15.1%	45.5%
Class B(9)	AA-(sf)/AA-(sf)/AA-(sf)	$68,276,000	14.500%	(5)	9.92	119-120	14.0%	48.9%
Class PST(9)	A-(sf)/A-(sf)/A-(sf)	$219,054,000	10.750%	(5)	9.98	119-120	13.4%	51.1%
Class C(9)	A-(sf)/A-(sf)/A-(sf)	$42,673,000	10.750%	(5)	9.98	120-120	13.4%	51.1%

Privately Offered Certificates(11)

Class	Expect Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)	Approximate Initial Credit Support(4)	Pass-Through Rate Description(5)	Expected Weighted Average Life (Years)(6)	Principal Window (Months)(6)	Certificate Principal UW NOI Debt Yield(7)	Certificate Principal to Value Ratio(8)
Class X-B	AA-(sf)/AAA(sf)/AA-(sf)	$68,276,000	NAP	Variable(10)	NAP	NAP	NAP	NAP
Class D	BBB-(sf)/BBB-(sf)/BBB-(sf)	$48,363,000	6.500%	(5)	9.98	120-120	12.8%	53.5%
Class E	BB(sf)/BB(sf)/BB(sf)	$19,914,000	4.750%	(5)	9.98	120-120	12.6%	54.5%
Class F	B(sf)/B+(sf)/BB-(sf)	$12,802,000	3.625%	(5)	9.98	120-120	12.5%	55.1%
Class G	NR/NR/B(sf)	$21,336,000	1.750%	(5)	9.98	120-120	12.2%	56.2%
Class H	NR/NR/NR	$19,914,694	0.000%	(5)	9.98	120-120	12.0%	57.2%

(1)
Ratings shown are those of Fitch, Inc., Kroll Bond Rating Agency, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC Business. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “RISK FACTORS—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “RATINGS” in the other free writing prospectus, dated January 29, 2013 (the “Free Writing Prospectus”) to which the prospectus dated January 29, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)
The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates and to the other statistical data contained herein and in the Free Writing Prospectus.

(3)
The Class X-A and Class X-B Certificates will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates). The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class B Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates).

(4)
The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PST Certificates represents the approximate credit support for the Class C trust component which will have an initial outstanding certificate balance on the closing date of $42,673,000.

(5)
The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months) less a specified percentage, which percentage may be zero. The Class PST Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PST Components. The pass-through rate for the Class A-S Certificates, the Class A-S trust component and the Class PST Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B trust component and the Class PST Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C trust component and the Class PST Component C will, at all times, be the same.

(6)
The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have “anticipated repayment dates”; (iii) payment in full on the stated maturity date or, in the case of each mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS—Weighted Average Life” in the Free Writing Prospectus.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Issue Characteristics

(7)
Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates and the trust components), if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class. Certificate Principal UW NOI Debt Yield for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components, and the denominator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class. The Certificate Principal UW NOI Debt Yield of the Class PST Certificates is equal to the Certificate Principal UW NOI Debt Yield for the Class C Certificates.

(8)
Certificate Principal to Value Ratio for any class of principal balance certificates (other than the Exchangeable Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components, if any, that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class. Certificate Principal to Value Ratio for the Class A-S, Class B and Class C Certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the Class A-S trust component, the Class B trust component or the Class C trust component, as applicable, and all other classes of principal balance certificates (other than the Exchangeable Certificates) and the trust components that are senior to such class, and denominator of which is the total initial principal balance of all the principal balance certificates (other than the Exchangeable Certificates) and the trust components. The Certificate Principal to Value Ratio of the Class PST Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.

(9)
The Class A-S, Class B, Class PST and Class C Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing dates of $108,105,000, $68,276,000 and $42,673,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust components and which portions of those trust components are referred to in this Term Sheet as the Class PST Component A-S, Class PST Component B and Class PST Component C (collectively, the “Class PST Components”). Following any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates or any exchange of Class PST Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C trust component that is represented by the Class A-S, Class B, Class PST and Class C Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PST Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PST Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PST Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” and under “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PST Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)
The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-S Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve (12) 30-day months), over (b) the pass-through rate of the Class B Certificates (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PST Certificates) as described in the Free Writing Prospectus.

(11)
Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Issue Characteristics

Issue Characteristics

Offered Certificates:
$1,015,614,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of nine principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST and Class C Certificates) and one interest only class (Class X-A Certificates), offered pursuant to a registration statement filed with the SEC (File Number 333-177707)

Co-Lead Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

Mortgage Loan Sellers:	Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC

Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	NS Servicing II LLC

Trustee:	U.S. Bank National Association

Certificate Administrator/ Certificate Registrar/ Custodian:	Wells Fargo Bank, National Association

Trust Advisor:	Situs Holdings, LLC

Initial Controlling Class Representative:	Northstar Realty Finance Corp.

Cut-off Date:
February 1, 2013. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in February 2013 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on February 1, 2013, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of February 1, 2013

Expected Closing Date:	On or about February 21, 2013

Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in March 2013

Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in March 2013

Rated Final Distribution Date:	The Distribution Date in December 2048

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC, except that the Class A-S, Class B, Class PST and Class C Certificates will evidence an interest in a grantor trust

Optional Termination:	1.00% clean-up call

Minimum Denominations:
$10,000 for each class of Offered Certificates (other than Class X-A) and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be initially offered and sold in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of certificates is SMMEA eligible.

Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC reports and supplemental notices received by it to certain modeling financial services (i.e., BlackRock Financial Management, Inc., Bloomberg, L.P., Intex Solutions, Inc., Markit, CMBS.com, Inc. and Trepp, LLC).

Bloomberg Ticker:	MSBAM 2013-C8 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, and trust advisor fees and expenses as set forth below. Distributions to certificateholders on each distribution date will be in an amount equal to the interest and principal entitlement of each class, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except (x) in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata and (y) in respect of the distribution of interest among the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificate, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order, until the principal balance of each such class has been reduced to zero (and, if the principal balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to those certificates, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class H Certificates (including the Class PST Certificates), then on a pro rata basis among the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates), then, to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates” until the principal balance of each such class has been reduced to zero, and then to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D Certificates, the Class C trust component and the Class B trust component in that order, (b) second, to reduce payments of principal on the Class D Certificates, the Class C trust component, the Class B trust component and the Class A-S trust component in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (other than the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of Control Eligible Certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Trust advisor expenses allocated to the Class A-S trust component, the Class B trust component and the Class C trust component will be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Exchangeable Certificates and the Class R Certificates) or trust component on any distribution date, with various adjustments described under “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates or trust component through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to the interest-bearing certificates and the trust components (and correspondingly on the Exchangeable Certificates) on the basis of a 360-day year consisting of twelve (12) 30-day months. Interest accrues with respect to each interest-bearing certificate and each trust component during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate or trust component outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “DESCRIPTION OF THE OFFERED CERTIFICATES—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate or trust component for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s or trust component’s principal balance or notional amount. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class PST, Class C and Class D Certificates to receive payments of interest, and to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class PST, Class C, Class D and Class E Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject, to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C trust components (each a “trust component”) which will have outstanding principal balances on the closing date of $108,105,000, $68,276,000 and $42,673,000, respectively. The trust components will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PST and Class C Certificates. The Class A-S, Class B, Class PST and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those trust components. Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the trust component with the same alphabetical class designation. The Class PST Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, Class B and Class C trust components and which percentage interests are referred to in this Term Sheet as the “Class PST Component A-S, Class PST Component B and Class PST Component C” (collectively, the “Class PST Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, Class B or Class C trust component will be distributed or allocated, as applicable, as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. In addition, any losses (including, without limitation, as a result of trust advisor expenses) or collateral support deficit that are allocated to the Class A-S, Class B or Class C trust component will correspondingly be allocated as between the Class A-S, Class B or Class C Certificates, as applicable, on the one hand, and Class PST Component A-S, Class PST Component B or Class PST Component C, as applicable (and correspondingly, the Class PST Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C trust component, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S trust component, the Class B trust component and the Class C trust component (and correspondingly the Class A-S, Class B, Class PST and Class C Certificates and the Class PST Component A-S, Class PST Component B and Class PST Component C), see “DESCRIPTION OF THE OFFERED CERTIFICATES” in the Free Writing Prospectus. See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, Class B and Class C Certificates, you will be able to exchange them for a proportionate interest in the Class PST Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the certificate administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest as between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Servicing and Administration Fees:
The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, payable from general collections on the mortgage loans. The master servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan and REO mortgage loan at the master servicing fee rate, which will be 0.02% per annum for each mortgage loan (other than any non-serviced mortgage loan for which the master servicing fee rate will be 0.01% per annum). The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan that is a specially serviced mortgage loan or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be approximately 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the master servicer or special servicer, as applicable, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including, without limitation, income on the amounts held in permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan or REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan, subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan or REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “SERVICING OF THE MORTGAGE LOANS—The Special Servicer—Special Servicer Compensation”. The trust advisor will be entitled to the trust advisor fee for each distribution date, calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) at the trust

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

advisor fee rate, which will equal 0.00125% per annum.

The certificate administrator fee for each distribution date is calculated on the outstanding principal balance of each mortgage loan at the certificate administrator fee rate, which will equal 0.0039% per annum. The certificate administrator fee is payable out of general collections on the mortgage loans. Each of the trustee fee and custodian fee for each distribution date is a portion of the certificate administrator fee. Each of the master servicing fee, the special servicing fee, the trust advisor fee and the certificate administrator fee will be calculated on the same interest accrual basis as is interest on the related mortgage loan and will be prorated for any partial period.

The administrative fee rate will be the sum of the master servicing fee rate, the trust advisor fee rate and the certificate administrator fee rate, and is set forth for each mortgage loan on Appendix I to the Free Writing Prospectus.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates or trust components as follows: to each class of principal balance certificates (other than the Class E, Class F, Class G and Class H Certificates) and, without duplication, the trust components then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class or trust component on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates and, without duplication, trust components on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class or trust component and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-S trust component on the applicable distribution date, and the denominator of which is the total principal distributed with respect to the principal balance certificates on the applicable distribution date, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. Distributions of prepayment premiums and yield maintenance charges made on the Class A-S trust component, the Class B trust component and the Class C trust component will be distributed to the Class A-S, Class B and Class C Certificates and the Class PST Components (and correspondingly the Class PST Certificates) as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G or Class H Certificates or the Class R Certificates.

The “Base Interest Fraction”, with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Exchangeable Certificates) or trust component, is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or trust component, as applicable, and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates or trust component, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Servicing Advances:
Other than with regard to any non-serviced mortgage loan and subject to a recoverability determination described in the Free Writing Prospectus, the master servicer and/or the trustee may make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to protect, lease, manage and maintain the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents. In addition, the special servicer may, but is not required to, make servicing advances on an emergency basis.

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

to the respective classes of principal balance certificates (other than the Exchangeable Certificates) and trust components in the following order: to the Class H Certificates, the Class G Certificates, the Class F Certificates, the Class E Certificates, the Class D Certificates, the Class C trust component, the Class B trust component, and the Class A-S trust component, in that order, in each case in respect of and until the remaining principal balance of that class of certificates or trust components has been reduced to zero. Following the reduction of the principal balances of all such classes of subordinate certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates. Any Collateral Support Deficit allocated to the Class A-S, Class B and Class C trust components will, in turn, be allocated to the Class A-S, Class B, Class PST and Class C Certificates as described above in “Allocations and Distributions on the Class A-S, Class B, Class PST and Class C Certificates”.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than any non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus. Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the pooling and servicing agreement but is not obtained within one hundred twenty (120) days following the applicable Appraisal Event, then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding sentence.

Notwithstanding the foregoing, any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are generally similar to those provided for in the pooling and servicing agreement for this transaction. The non-serviced mortgage loan included in this pool is the Chrysler East Building Mortgage Loan.

If an appraisal reduction exists for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates or trust components, as applicable, then outstanding. If any mortgage loan is part of an A/B whole loan or loan pair, any appraisal reduction will be calculated in respect of such A/B whole loan or loan pair taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related B note and then to the related A note. With respect to a loan pair, any such appraisal reduction will be allocated between the mortgage loan and the related companion loan on a pro rata basis by unpaid principal balance. There are no mortgage loans that are part of an A/B whole loan included in this mortgage pool. The loan pair related to this mortgage pool is the Boston Park Plaza Loan Pair.

For a discussion of how Appraisal Reductions are calculated and allocated, see “DESCRIPTION OF THE OFFERED CERTIFICATES—Appraisal Reductions” in the Free Writing Prospectus.

Loan Pairs:
The mortgaged property identified on Appendix I to the Free Writing Prospectus as Boston Park Plaza secures a mortgage loan (the “Boston Park Plaza Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $95,000,000, representing approximately 8.3% of the initial pool balance, and is secured on a pari passu basis with a serviced companion loan that has an outstanding principal balance as of the Cut-off Date of $25,000,000 and is not part of the mortgage pool and is currently held by Bank of America, National Association. The Boston Park Plaza Mortgage Loan and the related serviced companion loan are pari passu in right of payment and collectively are referred to herein as the “Boston Park Plaza Loan Pair”. The Boston Park Plaza serviced companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

The Boston Park Plaza Loan Pair will be serviced pursuant to the pooling and servicing agreement related to this transaction and the related intercreditor agreement. For additional information regarding the Boston Park Plaza Loan Pair, see “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs—The Boston Park Plaza Loan Pair” in the Free Writing Prospectus.

Non-Serviced Mortgage Loans:
The mortgaged property identified on APPENDIX I to the Free Writing Prospectus as the Chrysler East Building secures a mortgage loan (the “Chrysler East Building Mortgage Loan”) with an outstanding principal balance as of the Cut–off Date of $100,000,000, representing approximately 8.8% of the initial pool balance, and is secured on a pari passu basis with another mortgage loan (the “Chrysler East Building Non-Serviced Companion Loan”) that has an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000 and is not part of the mortgage pool and is currently held by the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C7. The Chrysler East Building Mortgage Loan and the Chrysler East Building Non-Serviced Companion Loan are pari passu in right of payment. The Chrysler East Building Mortgage Loan is a “non-serviced mortgage loan” and the Chrysler East Building Non-Serviced Companion Loan is a “non-serviced companion loan”.

The Chrysler East Building Mortgage Loan and the Chrysler East Building Non-Serviced Companion Loan are currently being serviced pursuant to the pooling and servicing agreement related to the Morgan Stanley Bank

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

of America Merrill Lynch Trust 2013-C7 and the related intercreditor agreement. For additional information regarding the Chrysler East Building Mortgage Loan and the Chrysler East Building Non-Serviced Companion Loan, see “DESCRIPTION OF THE MORTGAGE POOL—Non-Serviced Mortgage Loans—The Chrysler East Building Mortgage Loan” in the Free Writing Prospectus.

Control Rights:
Subject to the limitations described below under “A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights” in respect of any A/B whole loans, loan pairs or non-serviced mortgage loans, during any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters (including with respect to the Boston Park Plaza Loan Pair) but not with respect to the Chrysler East Building Mortgage Loan and the Chrysler East Building Non-Serviced Companion Loan. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. See “SERVICING OF THE MORTGAGE LOANS—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Mortgage Loan Control Rights:
If any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

The controlling class representative under the pooling and servicing agreement related to the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C7 will be the controlling holder of The Chrysler East Building Mortgage Loan and The Chrysler East Building Non-Serviced Companion Loan and, subject to the terms of that pooling and servicing agreement, will generally have consent rights with respect to certain major decisions and other matters related to The Chrysler East Building Mortgage Loan and The Chrysler East Building Non-Serviced Companion Loan. The controlling class representative under the pooling and servicing agreement for this transaction will only have certain consultation rights with respect to certain major decisions and other matters related to The Chrysler East Building Mortgage Loan and The Chrysler East Building Non-Serviced Companion Loan.

The holder of the Boston Park Plaza serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Boston Park Plaza Loan Pair.

See “RISK FACTORS—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder”, “DESCRIPTION OF THE MORTGAGE POOL —The A/B Whole Loans and the Loan Pairs” and “DESCRIPTION OF THE MORTGAGE POOL —Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F, Class G and Class H Certificates.

Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights”. The Controlling Class on the closing date will be the Class H Certificates.

The initial controlling class representative will be Northstar Realty Finance Corp.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

Class”.

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (generally other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance.

Sale of Defaulted Loans and REO Properties:
The special servicer will be required to solicit offers for defaulted mortgage loans and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan, determined as described in “SERVICING OF THE MORTGAGE LOANS—Sale of Defaulted Mortgage Loans and REO Properties—Sale of Defaulted Mortgage Loans” in the Free Writing Prospectus, unless the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the certificateholders (as a collective whole), subject to (i) with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan and (ii) any consent or consultation rights of the controlling class representative and/or, with respect to any mortgage loan that is part of an A/B whole loan or loan pair or any non-serviced mortgage loan, the holder of the related B note, companion loan or non-serviced companion loan, respectively, to the extent set forth in the related intercreditor agreement. See “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” and “DESCRIPTION OF THE MORTGAGE POOL—Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

If title to any REO property is acquired by the issuing entity in respect of any specially serviced mortgage loan, the special servicer is required to use its reasonable best efforts to sell the REO property for cash as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and, with respect to a serviced companion loan or a B note, for the certificateholders and the holders of such loans, as a collective whole) but in no event later than three (3) years after the end of the year in which it was acquired, and in any event prior to the rated final distribution date or earlier to the extent necessary to comply with REMIC provisions, unless (i) the trustee or the special servicer has been granted an extension of time by the IRS or is permitted under the REMIC provisions to continue to hold such REO property during the period in which an application for an extension is pending or (ii) the special servicer receives an opinion of counsel that holding such REO property beyond the period specified above will not result in the imposition of taxes on “prohibited transactions” under the REMIC provisions or cause any REMIC to fail to qualify as a REMIC; provided, that in no event may the issuing entity hold any REO property beyond the end of the sixth (6th) calendar year following the end of the year of such REO property’s acquisition. If the special servicer is unable to sell such REO property for cash within such time period (as it may be extended as described above), the special servicer will be required, after consultation with the controlling class representative during any Subordinate Control Period and any Collective Consultation Period and, in the case of a sale of any REO property relating to an A/B whole loan or loan pair, the related directing holder to the extent set forth in the related intercreditor agreement, to auction the REO property to the highest bidder (which may be the special servicer or another Interested Person) in accordance with the Servicing Standard. See “SERVICING OF THE MORTGAGE LOANS—Sale of Defaulted Mortgage Loans and REO Properties—Sale of REO Properties” and “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer Without Cause:
The controlling class representative will appoint the initial special servicer. During any Subordinate Control Period, the special servicer may be replaced at any time by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders and replacement would be conditioned on receipt, within one hundred eighty (180) days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

For purposes of the voting rights described above, the Class A-S, Class B, Class PST and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus.

In addition, if any mortgage loan is part of an A/B whole loan or loan pair or is a non-serviced mortgage loan, to the extent set forth in the related intercreditor agreement, the related directing holder may have the right to replace the special servicer, with respect to the related A/B whole loan or loan pair or non-serviced mortgage loan to the extent set forth in the related intercreditor agreement. See “DESCRIPTION OF THE MORTGAGE POOL—The A/B Whole Loans and the Loan Pairs” and “DESCRIPTION OF THE MORTGAGE POOL—Non-Serviced Mortgage Loans” in the Free Writing Prospectus. There are no mortgage loans that are part of an A/B whole loan included in the mortgage pool.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related B notes and serviced companion loans but not any non-serviced mortgage loans) for which it is responsible pursuant to the pooling and servicing agreement on behalf of the issuing entity and in the best interests of and for the benefit of the certificateholders (and, with respect to any mortgage loan that is part of an A/B whole loan or loan pair, the holder of the related B note or serviced companion loan, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans and, if applicable, any related intercreditor agreement and, to the extent consistent with the foregoing, further as follows.

●	With the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the pooling and servicing agreement;

●	With a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and any related B note or serviced companion loan or, if a mortgage loan or the related B note or serviced companion loan comes into and continues in default and with respect to the special servicer, if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the certificateholders (as a collective whole) (or in the case of any A/B whole loan or loan pair, the maximization of recovery thereon of principal and interest to the certificateholders and the holder of the related B note (taking into account the subordinate nature of any such B note) or serviced companion loan, as applicable, all taken as a collective whole) on a net present value basis; and

●	Without regard to various specified circumstances that could give rise to conflicts of interest.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation, and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
Situs Holdings, LLC, a Delaware limited liability company, will act as the trust advisor. The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within sixty (60) days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year during which no annual meeting has occurred or any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Structural Overview

servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet, the Free Writing Prospectus and the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan, loan pair or any serviced mortgage loan, the special servicer will only be required to consult the trust advisor with regard to such matters after the holder of the related B note or serviced companion loan, as applicable, is no longer the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The Trust Advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting or annual report, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions, and the trust advisor will not distribute any report based on its review or otherwise opine on the activities of the special servicer with respect to any transaction.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (other than trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
If the holders of at least 25% of the voting rights of the certificates request a vote to terminate and/or replace the trust advisor, then the holders of at least 75% of the voting rights of the certificates may either (i) terminate all rights and obligations of the trust advisor under the pooling and servicing agreement and replace the trust advisor, or (ii) terminate all rights and obligations of the trust advisor and not appoint a replacement trust advisor, until such time as the holders of at least 75% of the voting rights of the certificates agree to the appointment of a replacement trust advisor. During any Subordinate Control Period and any Collective Consultation Period, the controlling class representative will have the right to consent, such consent not to be unreasonably withheld, to any replacement trust advisor; provided, that such consent will be deemed granted if no objection is made within ten business days following the controlling class representative’s receipt of the request for consent. Any such consent will be required to be solicited from the controlling class representative before any related vote. For purposes of the voting rights described above, the Class A-S, Class B, Class PST, and Class C Certificates will be allocated voting rights in accordance with their respective percentage interests in the applicable Class A-S, Class B and Class C trust components as described in the Free Writing Prospectus. See “SERVICING OF THE MORTGAGE LOANS—The Trust Advisor—Termination of the Trust Advisor Without Cause” in the Free Writing Prospectus.

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry”. Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	44	51	$828,812,884	72.8%
Morgan Stanley Mortgage Capital Holdings LLC	10	11	$309,130,811	27.2%
Total:	54	62	$1,137,943,695	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$1,137,943,695
Number of Mortgage Loans:	54
Average Cut-off Date Balance per Mortgage Loan:	$21,073,031
Number of Mortgaged Properties:	62
Average Cut-off Date Balance per Mortgaged Property:	$18,353,931
Weighted Average Mortgage Rate:	4.197%
% of Pool Secured by Five Largest Mortgage Loans:	39.3%
% of Pool Secured by Ten Largest Mortgage Loans:	59.5%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	111
Weighted Average Remaining Term to Maturity (months):	110
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	1.0%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	17.1%
% of Pool with Subordinate Mortgage Debt:	6.7%
% of Pool with Mezzanine Debt:	13.7%

Credit Statistics(2)
Weighted Average UW NOI DSCR:	2.19x
Weighted Average UW NOI Debt Yield:	12.0%
Weighted Average UW NCF DSCR:	2.00x
Weighted Average UW NCF Debt Yield:	10.8%
Weighted Average Cut-off Date LTV Ratio:	57.2%
Weighted Average LTV Ratio at Maturity:	48.7%

(1)
Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to February 2013.

(2)
With respect to the Chrysler East Building Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan. With respect to the Wanamaker Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations do not include the related subordinate secured indebtedness.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	353
Weighted Average Remaining Amortization Term (months):	352
% of Pool Amortizing Balloon:	61.0%
% of Pool Fully Amortizing:	0.0%
% of Pool Interest Only followed by Amortizing Balloon:	19.8%
% of Pool Interest Only through Maturity:	19.2%

Lockboxes
% of Pool with Hard Lockboxes:	76.2%
% of Pool with Soft Lockboxes:	12.2%
% of Pool with Springing Lockboxes:	7.9%
% of Pool with No Lockboxes:	3.8%

Reserves
% of Pool Requiring Tax Reserves:	83.3%
% of Pool Requiring Insurance Reserves:	15.0%
% of Pool Requiring Replacement Reserves:	73.9%
% of Pool Requiring TI/LC Reserves(1):	39.9%

Call Protection
% of Pool with lockout period, followed by defeasance until open period:	67.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	13.9%
% of Pool with the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	8.8%
% of Pool with greater of a prepayment premium or yield maintenance until open period:	8.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.0%

(1)	Based only on mortgage loans secured by retail, office, mixed use and industrial properties.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms	Cut-off Date Balance PSF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity
1	BANA	The Crossings Premium Outlets	Tannersville	PA	Retail	$115,000,000	10.1%	411,223	280	2.26x	12.8%	47.9%	40.9%
2	MSMCH	Chrysler East Building(1)	New York	NY	Office	$100,000,000	8.8%	745,201	356	1.99x	9.1%	54.1%	54.1%
3	BANA	Boston Park Plaza(2)	Boston	MA	Hospitality	$95,000,000	8.3%	941	127,524	1.98x	14.1%	45.5%	41.6%
4	MSMCH	Wanamaker Building	Philadelphia	PA	Office	$76,500,000	6.7%	965,577	79	1.91x	13.4%	56.3%	44.5%
5	MSMCH	Hyatt Regency Hill Country Resort and Spa	San Antonio	TX	Hospitality	$61,000,000	5.4%	500	122,000	1.48x	13.1%	45.9%	43.4%
6	BANA	Storage Post Portfolio	Various	NY	Self Storage	$54,400,000	4.8%	478,620	114	3.13x	12.0%	45.7%	45.7%
7	BANA	Carolina Premium Outlets	Smithfield	NC	Retail	$50,346,450	4.4%	439,009	115	3.04x	17.2%	41.1%	32.1%
8	BANA	Broadcasting Square Shopping Center	Wyomissing	PA	Retail	$50,000,000	4.4%	487,330	103	3.50x	14.1%	50.3%	50.3%
9	BANA	Kingsgate Center	Lubbock	TX	Mixed Use	$38,949,222	3.4%	240,749	162	1.49x	9.4%	74.9%	59.9%
10	BANA	Embassy Suites – Fort Lauderdale	Fort Lauderdale	FL	Hospitality	$36,336,958	3.2%	361	100,656	1.74x	13.1%	58.6%	48.4%
		Total / Wtd. Avg.				$677,532,631	59.5%			2.22x	12.7%	50.9%	45.5%

(1)
The Chrysler East Building Mortgage Loan is a non-serviced mortgage loan that is part of a $265,000,000 pari passu loan combination evidenced by three pari passu promissory notes. The entire loan combination is serviced under the pooling and servicing agreement governing the MSBAM 2013-C7 securitization. Two such pari passu notes (Notes A-1 and A-3) with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000 evidence the related pari passu non-serviced companion loan and are not included in the Issuing Entity. The note that is included in the Issuing Entity (Note A-2) has an outstanding balance as of the Cut-Off Date of $100,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan.

(2)
The Boston Park Plaza Mortgage Loan is part of a $120,000,000 pari passu loan pair evidenced by two pari passu promissory notes. One such note (Note A-2) with an aggregate outstanding principal balance as of the Cut-off Date of $25,000,000 evidences the related pari passu Serviced Companion Loan and is not included in the Issuing Entity. The entire loan pair will be serviced under the pooling and servicing agreement for this transaction (MSBAM 2013-C8). The note that is included in the Issuing Entity (Note A-1) has an outstanding balance as of the Cut-off Date of $95,000,000. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
2	MSMCH	Chrysler East Building(1)	$100,000,000	$165,000,000	$265,000,000	MSBAM 2013-C7	Midland	Midland	MSBAM 2013-C7	1.99x	9.1%	54.1%
3	BANA	Boston Park Plaza(1)	$95,000,000	$25,000,000	$120,000,000	MSBAM 2013-C8	Wells Fargo	NS Servicing II LLC	MSBAM 2013-C8	1.44x	11.2%	56.8%

Mortgage Loans with Subordinate Mortgage Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance PSF/Room	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
4	MSMCH	Wanamaker Building(2)	$76,500,000	$79.23	$6,873,221	1.91x	13.4%	56.3%	1.43x	12.3%	61.3%

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance PSF/Room	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV Ratio
3	BANA	Boston Park Plaza(3)	$95,000,000	$127,523.91	$30,000,000	1.98x	14.1%	45.5%	1.44x	11.2%	56.8%
5	MSMCH	Hyatt Regency Hill Country Resort and Spa(4)	$61,000,000	$122,000.00	$5,442,609	1.48x	13.1%	45.9%	0.80x	8.9%	67.3%

(1)
With respect to the Chrysler East Building Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan.

(2)
With respect to the Wanamaker Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations do not include the related subordinate secured indebtedness.

(3)
With respect to the Boston Park Plaza Mortgage Loan, mezzanine financing in the amount of $30,000,000 is in place. The Boston Park Plaza Mezzanine Loan has a interest rate of LIBOR plus 7.75% per annum and a maturity date of February 1, 2018.

(4)
With respect to the Hyatt Regency Hill Country Resort and Spa Mortgage Loan, mezzanine financing in the current amount of $5,442,609 is in place. The mezzanine lender has committed to fund a total of $28,500,000 to finance a portion of budged renovation and expansion costs. This full funding is expected by the third quarter of 2013. There are no Total Debt UW NCF DSCR, NOI Debt Yield or LTV Ratio constraints on additional mezzanine loan fundings. The Total Debt UW NCF DSCR (based on payments of principal and interest), Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV Ratio calculations above are based on the fully advanced mezzanine principal loan amount of $28,500,000. The Hyatt Regency Hill Country Resort and Spa Mezzanine Loan has a current interest rate of 12.25% per annum and a current maturity date of January 1, 2016. There are two, 12-month mezzanine loan extension options. The interest rate during the first extension option will be equal to the interest rate during the initial 3-year mezzanine loan term if the NCF debt yield equals or exceeds 11.0%. If not, the interest rate will adjust to 13.25% per annum. The interest rate during the second extension option will be equal to the interest rate during the first extension period if the NCF debt yield equals or exceeds 11.5%. If not, the interest rate will adjust by one percent over the interest rate during the first extension period.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms/Pads	Loan PSF/Units/ Rooms/ Pads	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Prior Securitization
1	BANA	The Crossings Premium Outlets	Tannersville	PA	Retail	$115,000,000	10.1%	411,223	$280	2.26x	12.8%	47.9%	40.9%	CSFB 2003-C3
2	MSMCH	Chrysler East Building(2)	New York	NY	Office	$100,000,000	8.8%	745,201	$356	1.99x	9.1%	54.1%	54.1%	HVBMC 2003-FL1A
4	MSMCH	Wanamaker Building	Philadelphia	PA	Office	$76,500,000	6.7%	965,577	$79	1.91x	13.4%	56.3%	44.5%	CSFB 2003-C4
6.2	BANA	Storage Post - Bruckner(3)	Bronx	NY	Self Storage	$10,000,000	0.9%	89,386	$112	NAV	NAV	45.7%	45.7%	LBUBS 2004-C6
6.6	BANA	Storage Post - New Rochelle(3)	New Rochelle	NY	Self Storage	$4,500,000	0.4%	42,155	$107	NAV	NAV	45.7%	45.7%	LBUBS 2004-C6
7	BANA	Carolina Premium Outlets	Smithfield	NC	Retail	$50,346,450	4.4%	439,009	$115	3.04x	17.2%	41.1%	32.1%	NASC 1998-D6; CSMC 2007-C3
8	BANA	Broadcasting Square Shopping Center	Wyomissing	PA	Retail	$50,000,000	4.4%	487,330	$103	3.50x	14.1%	50.3%	50.3%	LBUBS 2003-C3
11	BANA	Fair Lakes Center	Fairfax	VA	Retail	$35,954,154	3.2%	116,427	$309	1.48x	9.2%	64.8%	52.0%	BACM 2006-3
14.1	BANA	2200 Whitney Avenue(3)	Hamden	CT	Office	$14,469,212	1.3%	82,062	$176	NAV	NAV	68.9%	55.6%	MLCFC 2006-2
14.2	BANA	2080 Whitney Avenue(3)	Hamden	CT	Office	$9,301,565	0.8%	52,288	$178	NAV	NAV	68.9%	55.6%	GECMC 2001-1
15	MSMCH	11451 Katy Freeway	Houston	TX	Office	$22,869,000	2.0%	117,261	$195	1.47x	9.7%	70.3%	58.0%	LBUBS 2006-C1
16	BANA	Anderson Mall	Anderson	SC	Retail	$20,806,491	1.8%	316,561	$66	1.89x	14.1%	61.2%	45.4%	JPMCC 2002-C3
20	BANA	58-66 East Fordham Road	Bronx	NY	Retail	$14,500,000	1.3%	25,001	$580	1.41x	8.2%	71.4%	57.0%	JPMCC 2003-C1
27	BANA	Lee’s Hill II	Fredericksburg	VA	Office	$11,160,871	1.0%	152,254	$73	1.60x	11.4%	74.9%	60.2%	JPMCC 2005-CB12
28	BANA	Landmark Industrial Portfolio	West Palm Beach	FL	Industrial	$10,209,526	0.9%	194,105	$53	1.84x	12.2%	69.0%	55.5%	MSDWC 2003- TOP9; PNCMA 2001-C1
29	BANA	North Loop Plaza	Austin	TX	Retail	$10,159,321	0.9%	64,410	$158	1.53x	9.6%	74.7%	60.1%	MSDWC 2003-HQ2
31	BANA	Security Self Storage - Delray Beach, FL	Delray Beach	FL	Self Storage	$8,700,000	0.8%	122,235	$71	1.86x	11.5%	71.9%	58.2%	GECMC 2003-C2
32	BANA	Terrace View Estates	Brooklyn	MD	Manufactured Housing	$8,339,229	0.7%	162	$51,477	1.50x	8.8%	73.2%	58.6%	JPMCC 2003-C1
33	BANA	Shops at Fox River	Grand Chute	WI	Retail	$8,071,703	0.7%	70,075	$115	1.54x	10.6%	72.7%	59.7%	JPMCC 2006-LDP8
37	BANA	Parham One Shopping Center	Richmond	VA	Retail	$6,600,000	0.6%	79,085	$83	1.44x	11.2%	68.8%	53.5%	FUNBC 2000-C2
39	BANA	Anchor Self Storage	Paramount	CA	Self Storage	$6,483,773	0.6%	119,722	$54	1.93x	11.8%	59.8%	48.2%	BACM 2004-3
46	BANA	Highland Commons	Austin	TX	Retail	$5,243,266	0.5%	39,739	$132	1.53x	9.6%	73.8%	59.2%	GSMS 1996-PL
48	BANA	Access Self Storage - Clark, NJ	Clark	NJ	Self Storage	$5,047,354	0.4%	79,339	$64	2.07x	15.7%	40.4%	25.1%	JPMCC 2002-C2
51	BANA	Alden Village Estates MHC	Alden	NY	Manufactured Housing	$3,450,000	0.3%	150	$23,000	1.72x	11.4%	66.2%	54.5%	FNA 2000-M2
54	BANA	Pioneer Village MHC	Horseheads	NY	Manufactured Housing	$2,167,542	0.2%	87	$24,914	1.53x	9.8%	74.0%	60.5%	JPMCC 2002-C2; MSC 1997-HF1
Total / Wtd. Avg.						$609,879,457	53.6%

(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization. The table above describes the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)
With respect to the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan.

(3)
With respect to the Storage Post Portfolio and Hamden Medical Office Portfolio, all calculations are property specific and do not reflect the Storage Post Portfolio and Hamden Medical Office Portfolio as a whole.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($145,900,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Balance at Maturity	% of Class A-2 Certificate Principal Balance	SF/ Rooms	Cut-off Date Balance PSF/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	LTV Ratio at Maturity	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
3	BANA	Boston Park Plaza(2)	MA	Hospitality	$95,000,000	8.3%	$86,935,066	59.6%	941	$127,523.91	1.98x	14.1%	45.5%	41.6%	0	60
5	MSMCH	Hyatt Regency Hill Country Resort and Spa	TX	Hospitality	$61,000,000	5.4%	$57,764,274	39.6%	500	$122,000.00	1.48x	13.1%	45.9%	43.4%	11	59
		Total / Wtd. Avg.			$156,000,000	13.7%	$144,699,340	99.2%			1.78x	13.7%	45.7%	42.3%	4	60

(1)
The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of the mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(2)	With respect to the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Characteristics of the Mortgage Loans

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity
Retail	17	$390,752,834	34.3%	3.806%	2.31x	12.7%	54.0%	45.1%
Anchored	9	$296,004,808	26.0%	3.644%	2.54x	13.4%	50.7%	43.3%
Shadow Anchored	3	$46,967,576	4.1%	4.280%	1.50x	9.7%	66.3%	53.0%
Regional Mall	1	$20,806,491	1.8%	4.612%	1.89x	14.1%	61.2%	45.4%
Unanchored	2	$15,998,226	1.4%	4.108%	1.39x	8.2%	69.3%	55.4%
Free-Standing	2	$10,975,733	1.0%	4.200%	1.70x	10.1%	56.9%	45.8%
Office	11	$298,994,354	26.3%	4.171%	1.76x	10.5%	61.8%	53.7%
CBD	2	$176,500,000	15.5%	4.102%	1.96x	11.0%	55.1%	49.9%
Suburban	5	$87,084,870	7.7%	4.241%	1.49x	10.2%	73.0%	60.5%
Medical	4	$35,409,484	3.1%	4.345%	1.44x	9.4%	68.2%	55.9%
Hospitality	6	$218,261,074	19.2%	4.840%	1.82x	13.9%	49.6%	43.6%
Full Service	3	$192,336,958	16.9%	4.882%	1.78x	13.6%	48.1%	43.5%
Limited Service	3	$25,924,116	2.3%	4.527%	2.12x	16.1%	60.3%	44.4%
Self Storage	11	$88,041,857	7.7%	4.011%	2.62x	12.0%	51.9%	46.2%
Manufactured Housing	9	$57,223,557	5.0%	4.694%	1.50x	9.6%	70.8%	57.5%
Mixed Use	3	$49,286,258	4.3%	4.226%	1.45x	9.2%	72.0%	57.5%
Office/Retail	2	$43,743,546	3.8%	4.146%	1.46x	9.2%	72.1%	57.7%
Multifamily/Retail	1	$5,542,711	0.5%	4.862%	1.33x	9.2%	71.1%	56.0%
Multifamily	3	$19,794,090	1.7%	4.410%	1.56x	10.4%	74.2%	57.9%
Garden	2	$14,252,873	1.3%	4.239%	1.66x	10.7%	74.9%	59.4%
Student Housing	1	$5,541,217	0.5%	4.850%	1.32x	9.5%	72.4%	54.1%
Industrial Flex	2	$15,589,671	1.4%	4.323%	1.80x	12.1%	69.2%	55.9%
Total / Wtd. Avg.	62	$1,137,943,695	100.0%	4.197%	2.00x	12.0%	57.2%	48.7%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Chrysler East Building Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan. With respect to the Wanamaker Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations do not include the related subordinate secured indebtedness.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Characteristics of the Mortgage Loans

Geographic Distribution(1)(2)
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV Ratio	Wtd. Avg. LTV Ratio at Maturity
Pennsylvania	3	$241,500,000	21.2%	3.603%	2.41x	13.3%	51.1%	44.0%
New York	12	$187,087,634	16.4%	4.186%	2.23x	9.9%	54.7%	52.3%
Texas	7	$156,875,954	13.8%	4.710%	1.49x	11.1%	62.7%	53.3%
Massachusetts	1	$95,000,000	8.3%	4.402%	1.98x	14.1%	45.5%	41.6%
Virginia	4	$74,269,588	6.5%	4.442%	1.47x	9.6%	68.2%	55.0%
Florida	5	$65,016,075	5.7%	4.730%	1.75x	12.4%	63.8%	52.0%
North Carolina	3	$59,830,546	5.3%	3.571%	2.81x	16.1%	45.2%	35.7%
California	5	$53,946,596	4.7%	4.386%	1.61x	10.9%	70.3%	56.2%
California – Southern(3)	4	$29,746,596	2.6%	4.347%	1.70x	11.5%	66.8%	53.0%
California – Northern(3)	1	$24,200,000	2.1%	4.435%	1.50x	10.2%	74.5%	60.2%
New Jersey	4	$50,184,535	4.4%	4.045%	2.34x	12.7%	53.6%	43.2%
Connecticut	4	$30,063,327	2.6%	4.402%	1.38x	9.0%	64.8%	52.3%
South Carolina	2	$25,219,914	2.2%	4.520%	1.87x	13.6%	63.6%	47.9%
Utah	1	$18,184,068	1.6%	4.100%	1.69x	11.9%	56.3%	41.0%
Georgia	3	$16,813,278	1.5%	4.086%	1.77x	11.2%	70.8%	55.5%
Indiana	1	$15,579,999	1.4%	4.169%	1.46x	9.5%	72.1%	62.8%
Maryland	2	$12,479,740	1.1%	4.399%	1.47x	9.0%	73.7%	59.5%
Mississippi	1	$8,900,000	0.8%	4.530%	1.74x	13.0%	63.1%	46.5%
Wisconsin	1	$8,071,703	0.7%	4.793%	1.54x	10.6%	72.7%	59.7%
Illinois	1	$7,979,520	0.7%	4.185%	1.58x	9.3%	59.5%	47.9%
Ohio	1	$5,541,217	0.5%	4.850%	1.32x	9.5%	72.4%	54.1%
Louisiana	1	$5,400,000	0.5%	4.759%	3.45x	27.3%	33.1%	24.6%
Total / Wtd. Avg.	62	$1,137,943,695	100.0%	4.197%	2.00x	12.0%	57.2%	48.7%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Boston Park Plaza Mortgage Loan and the Chrysler East Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations include the related pari passu companion loan. With respect to the Wanamaker Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations do not include the related subordinate secured indebtedness.

(3)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Collateral Statistics

Collateral Statistics(1)(2)
Cut-off Date Balance ($)				Mortgage Rate (%)				Cut-off Date LTV Ratio (%)
	No. of	Aggregate			No. of	Aggregate			No. of	Aggregate
	Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
	Loans	Balance ($)	Pool		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
2,167,542 - 10,000,000	27	156,806,347	13.8	3.364 - 4.000	7	385,246,450	33.9	33.1 - 40.0	1	5,400,000	0.5
10,000,001 - 20,000,000	10	130,449,732	11.5	4.001 - 4.500	28	529,227,997	46.5	40.1 - 50.0	8	401,086,354	35.2
20,000,001 - 30,000,000	6	137,200,832	12.1	4.501 - 5.000	18	162,469,248	14.3	50.1 - 60.0	10	309,674,160	27.2
30,000,001 - 40,000,000	3	111,240,334	9.8	5.001 - 5.590	1	61,000,000	5.4	60.1 - 70.0	12	154,205,842	13.6
40,000,001 - 50,000,000	1	50,000,000	4.4	Total:	54	$1,137,943,695	100.0%	70.1 - 76.8	23	267,577,339	23.5
50,000,001 - 60,000,000	2	104,746,450	9.2	Min: 3.364%	Max: 5.590%	Wtd Avg: 4.197%		Total:	54	$1,137,943,695	100.0%
60,000,001 - 70,000,000	1	61,000,000	5.4	Original Term to Maturity (mos.)				Min: 33.1%	Max: 76.8%	Wtd Avg: 57.2%
70,000,001 - 80,000,000	1	76,500,000	6.7		No. of	Aggregate		LTV Ratio at Maturity (%)
90,000,001 - 100,000,000	2	195,000,000	17.1		Mortgage	Cut-off Date	% of		No. of	Aggregate
100,000,001 - 115,000,000	1	115,000,000	10.1		Loans	Balance ($)	Pool		Mortgage	Cut-off Date	% of
Total:	54	$1,137,943,695	100.0%	60	2	156,000,000	13.7		Loans	Balance ($)	Pool
Min: $2,167,542	Max: $115,000,000	Avg: $21,073,031		84	2	20,218,706	1.8	24.6 - 30.0	2	10,447,354	0.9
State				120	50	961,724,989	84.5	30.1 - 40.0	3	62,776,181	5.5
	No. of	Aggregate		Total:	54	$1,137,943,695	100.0%	40.1 - 50.0	16	550,139,512	48.3
	Mortgaged	Cut-off Date	% of	Min: 60	Max: 120	Wtd Avg: 111		50.1 - 60.0	23	408,625,309	35.9
	Properties	Balance ($)	Pool	Remaining Term to Maturity (mos.)				60.1 - 62.8	10	105,955,338	9.3
Pennsylvania	3	241,500,000	21.2		No. of	Aggregate		Total:	54	$1,137,943,695	100.0%
New York	12	187,087,634	16.4		Mortgage	Cut-off Date	% of	Min: 24.6%	Max: 62.8%	Wtd Avg: 48.7%
Texas	7	156,875,954	13.8		Loans	Balance ($)	Pool	UW DSCR (x)
Massachusetts	1	95,000,000	8.3	59 - 79	2	156,000,000	13.7		No. of	Aggregate
Virginia	4	74,269,588	6.5	80 - 109	2	20,218,706	1.8		Mortgage	Cut-off Date	% of
Florida	5	65,016,075	5.7	110 - 120	50	961,724,989	84.5		Loans	Balance ($)	Pool
North Carolina	3	59,830,546	5.3	Total:	54	$1,137,943,695	100.0%	1.24 - 1.30	1	6,292,550	0.6
California	5	53,946,596	4.7	Min: 59	Max: 120	Wtd Avg: 110		1.31 - 1.40	3	31,638,492	2.8
California – Southern(3)	4	29,746,596	2.6	Original Amortization Term (mos.)				1.41 - 1.50	15	289,693,156	25.5
California – Northern(3)	1	24,200,000	2.1		No. of	Aggregate		1.51 - 1.60	9	58,054,153	5.1
New Jersey	4	50,184,535	4.4		Mortgage	Cut-off Date	% of	1.61 - 1.70	4	62,214,447	5.5
Connecticut	4	30,063,327	2.6		Loans	Balance ($)	Pool	1.71 - 1.80	6	70,104,641	6.2
South Carolina	2	25,219,914	2.2	Interest Only	4	218,400,000	19.2	1.81 - 1.90	3	39,716,018	3.5
Utah	1	18,184,068	1.6	240	2	11,184,535	1.0	1.91 - 2.00	4	277,983,773	24.4
Georgia	3	16,813,278	1.5	300	9	84,608,382	7.4	2.01 - 2.10	3	13,100,014	1.2
Indiana	1	15,579,999	1.4	330	1	5,542,711	0.5	2.11 - 2.50	1	115,000,000	10.1
Maryland	2	12,479,740	1.1	360	38	818,208,067	71.9	2.51 - 3.96	5	174,146,450	15.3
Mississippi	1	8,900,000	0.8	Total:	54	$1,137,943,695	100.0%	Total:	54	$1,137,943,695	100.0%
Wisconsin	1	8,071,703	0.7	Non-Zero Min: 240	Max: 360	Non-Zero Wtd Avg: 353		Min: 1.24x	Max: 3.96x	Wtd Avg: 2.00x
Illinois	1	7,979,520	0.7	Remaining Amortization Term (mos.)				UW NOI Debt Yield (%)
Ohio	1	5,541,217	0.5		No. of	Aggregate			No. of	Aggregate
Louisiana	1	5,400,000	0.5		Mortgage	Cut-off Date	% of		Mortgage	Cut-off Date	% of
Total:	62	$1,137,943,695	100.0%		Loans	Balance ($)	Pool		Loans	Balance ($)	Pool
Property Type				Interest Only	4	218,400,000	19.2	8.0	1	6,292,550	0.6
	No. of	Aggregate		236 - 300	11	95,792,916	8.4	8.1 - 8.5	1	14,500,000	1.3
	Mortgaged	Cut-off Date	% of	301 - 350	1	5,542,711	0.5	8.6 - 9.0	2	28,893,793	2.5
	Properties	Balance ($)	Pool	351 - 360	38	818,208,067	71.9	9.1 - 10.0	17	303,051,212	26.6
Retail	17	390,752,834	34.3	Total:	54	$1,137,943,695	100.0%	10.1 - 10.5	4	68,230,380	6.0
Anchored	9	296,004,808	26.0	Non-Zero Min: 236	Max: 360	Non-Zero Wtd Avg: 352		10.6 - 11.0	3	25,760,125	2.3
Shadow Anchored	3	46,967,576	4.1					11.1 - 11.5	4	29,910,871	2.6
Regional Mall	1	20,806,491	1.8					11.6 - 12.0	4	84,447,985	7.4
Unanchored	2	15,998,226	1.4					12.1 - 12.5	4	21,838,962	1.9
Free-Standing	2	10,975,733	1.0					12.6 - 13.0	2	123,900,000	10.9
Office	11	298,994,354	26.3					13.1 - 13.5	5	190,517,522	16.7
CBD	2	176,500,000	15.5					14.1 - 14.5	3	165,806,491	14.6
Suburban	5	87,084,870	7.7					15.1 – 27.3	4	74,793,804	6.6
Medical	4	35,409,484	3.1					Total:	54	$1,137,943,695	100.0%
Hospitality	6	218,261,074	19.2					Min: 8.0%	Max: 27.3%	Wtd Avg: 12.0%
Full Service	3	192,336,958	16.9
Limited Service	3	25,924,116	2.3
Self Storage	11	88,041,857	7.7
Manufactured Housing	9	57,223,557	5.0
Mixed Use	3	49,286,258	4.3
Office/Retail	2	43,743,546	3.8
Multifamily/Retail	1	5,542,711	0.5
Multifamily	3	19,794,090	1.7
Garden	2	14,252,873	1.3
Student Housing	1	5,541,217	0.5
Flex Industrial	2	15,589,671	1.4
Total:	62	$1,137,943,695	100.0%

(1)
All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of numbers and percentages in columns may not match the “Total” due to rounding. Additionally, LTV ratios and DSCR are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)
With respect to the Chrysler East Building Mortgage Loan and the Boston Park Plaza Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-Off Date Balance PSF/Room calculations include the related pari passu companion loan. With respect to the Wanamaker Building Mortgage Loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Room calculations do not include the related subordinate secured indebtedness.

(3)	“California-Northern” includes zip codes above 93600, and “California-Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley or research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	February 2013	February 2014	February 2015	February 2016	February 2017
Locked Out	82.9%	82.3%	69.9%	62.3%	62.2%
Yield Maintenance Total	17.1%	17.7%	30.1%	24.0%	24.2%
Open	0.0%	0.0%	0.0%	13.6%	13.6%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,137,943,695	$1,125,788,748	$1,111,831,863	$1,096,697,968	$1,079,159,417
% Initial Pool Balance	100.0%	98.9%	97.7%	96.4%	94.8%

Prepayment Restrictions	February 2018	February 2019	February 2020	February 2021	February 2022
Locked Out	71.8%	71.5%	71.2%	70.9%	70.6%
Yield Maintenance Total	28.2%	28.5%	28.8%	29.1%	29.4%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$916,340,624	$899,962,056	$865,320,064	$848,043,625	$829,955,622
% Initial Pool Balance	80.5%	79.1%	76.0%	74.5%	72.9%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM0.5, YM1, DEF/YM0.5 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	Totals may not add due to rounding.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

Mortgage Loan No. 1 – The Crossings Premium Outlets

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

Mortgage Loan No. 1 – The Crossings Premium Outlets

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

Mortgage Loan No. 1 – The Crossings Premium Outlets

The Crossings Premium Outlets
1000 Route 611
Tannersville, PA 18372
SCRANTON
Dickson City
Jessup
Olyphant
Dunmore
Old Forge
Moosic
Wilkes-Barre/ Scranton Intl. Airport
Exeter
Wyoming
Back Mountain
Pittston
Pocono Downs
Kingston
Wilkes-Barre
WYOMING COUNTY
BALD MTN.
LACKAWANNA COUNTY
WILKES-BARRE MTN.
Lake Ariel
Hamlin
WAYNE COUNTY
Lake Wallenpaupack
Elmhurst Reservoir
Moscow
Daleville
PIKE COUNTY
PROMISED LAND STATE PARK
Gouldsboro
GOULDSBORO STATE PARK
TOBYHANNA STATE PARK
Tobyhanna Army Depot
Tobyhanna
Pocono Mts. Municipal Airport
Laurel Run
Bear Creek Village
Arrowhead Lake
LUZERNE COUNTY
Penn Lake Park
Pocono Pines
Stillwater Lake
Mount Pocono
Mountain Top
NESCOPECK STATE PARK
PA Tpke. Northeast Ext.
Blakeslee
Pocono Lake
White Haven
Tannersville
POCONO MOUNTAINS
Lake of The Four Seasons
Lake Harmony
Pocono International Raceway
STATE GAME LAND
Camelbeach Waterpark
HICKORY RUN STATE PARK
Freeland
Wolf Run
MONROE COUNTY
East Stroudsburg
Stroudsburg
Hazleton
CARBON COUNTY
Jim Thorpe
Beltzville Lake
Bangor
Wind Gap
State Game Lands No. 168
PENNSYLVANIA
Jacobsburg State Park
Delaware R.
NEW JERSEY
Nazareth
NORTHAMPTON COUNTY
Phillipsburg
LEHIGH COUNTY
Northampton
Easton
Lehigh Valley Intl. Airport
ALLENTOWN
BETHLEHEM
Alpha

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

Mortgage Loan No. 1 – The Crossings Premium Outlets

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/BBB-/BBB-		Property Address:	1000 Route 611 Tannersville, PA 18372
Original Balance:		$115,000,000		General Property Type:	Retail
Cut-off Date Balance:		$115,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		10.1%		Net Rentable Area:	411,223 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$280
Borrower Name(s):		Chelsea Pocono Finance, LLC		Balloon Balance Per Unit/SF:	$239
Sponsor(s):		Simon Property Group, L.P.		Year Built / Year Renovated:	1991 / 2005
Mortgage Rate:		3.41400%		Title Vesting:	Fee
Note Date:		11/14/2012		Property Manager:	Simon Management Associates, LLC
First Payment Date:		1/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$20,623,103
Maturity Date:		12/1/2022		UW Expenses:	$5,931,211
IO Period:		36 months		UW NOI:	$14,691,891
Original Term to Maturity:		120 months		UW NCF:	$13,870,653
Seasoning:		2 months		UW NOI DSCR:	2.40x
Original Amortization Term:		360 months		UW NCF DSCR:	2.26x
Loan Amortization Type:		Partial IO		UW NOI Debt Yield:	12.8%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	12.1%
Prepayment Provisions:		LO (26); DEF (87); O (7)		UW NCF Debt Yield at Maturity:	14.1%
Lockbox / Cash Management:		Hard / Springing		Most Recent NOI (As of):	$15,480,567 (6/30/2012 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$15,299,489 (12/31/2011)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$14,210,129 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$240,000,000
				Appraisal As-of Date:	10/23/2012
				Cut-off Date LTV Ratio:	47.9%
				LTV Ratio at Maturity:	40.9%
Reserves(1)				Occupancy Rate (As of):	100.0% (11/5/2012)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
RE Tax(2):	$0	Springing	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Insurance(2):	$0	Springing	NAP	4th Most Recent Occupancy (As of):	99.3% (12/31/2009)
Recurring Replacements(2):	$0	Springing	$324,000	5th Most Recent Occupancy (As of):	100.0% (12/31/2008)
TI/LC(2):	$0	Springing	$2,088,000	6th Most Recent Occupancy (As of):	100.0% (12/31/2007)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	During a Reserve Period, The Crossings Premium Outlets Borrower is required to escrow for taxes, insurance, replacement reserves and TI/LC reserves as described under “—Escrows and Reserves” below.

The Crossings Premium Outlets Mortgage Loan

The Mortgage Loan.  The largest mortgage loan (“The Crossings Premium Outlets Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $115,000,000 and is secured by a first priority fee mortgage encumbering a retail outlet shopping center known as The Crossings Premium Outlets in Tannersville, Pennsylvania (“The Crossings Premium Outlets Property”). The Crossings Premium Outlets Mortgage Loan was originated on November 14, 2012 by or on behalf of Bank of America, National Association. The Crossings Premium Outlets Mortgage Loan refinanced and paid off the previous loan secured by The Crossings Premium Outlets Property, which had an existing balance of approximately $47.5 million. The Crossings Premium Outlets sponsor acquired The Crossings Premium Outlets Property in 2004 and has invested approximately $13.4 million into The Crossings Premium Outlets Property for a total current cost basis of $128.0 million.

The Crossings Premium Outlets Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Crossings Premium Outlets Mortgage Loan requires payments of interest only for its initial 36 months and payments of principal and interest for the remaining 84 months of the term with a scheduled maturity date of December 1, 2022. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first monthly payment date following the second anniversary of the securitization closing date. The Crossings

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

Premium Outlets Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Chelsea Pocono Finance, LLC, a bankruptcy remote, single-purpose limited liability company with two independent directors (“The Crossings Premium Outlets Borrower”). Equity ownership in The Crossings Premium Outlets Borrower is held by CPG Partners, L.P. (100% member), which is owned by CPG Holdings, LLC (1% GP) and Simon Property Group, L.P. (99%). CPG Holdings, LLC is owned by CPG Member, LLC (0.5% member) and Simon Property Group, L.P. (99.5% member).

The Crossings Premium Outlets Mortgage Loan sponsor is Simon Property Group, L.P., a subsidiary of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group, Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 333 retail real estate properties comprising approximately 242 million SF of gross leasable area in North America, Europe and Asia, which includes a 29% equity stake in Klépierre SA. Klépierre SA is a publicly traded, Paris-based real estate company, which owns, or has an interest in, more than 260 shopping centers located in 13 countries in Europe. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2011, Simon Property Group, Inc. reported revenue of approximately $4.3 billion, net income of approximately $1.0 billion. Simon Property Group, Inc. is currently rated “A-” by S&P.

The Mortgaged Property.  The Crossings Premium Outlets Property is a one- and two- level outlet shopping center containing 411,223 SF of net rentable area, on a 50.96-acre parcel of land in Tannersville, Pennsylvania. About 37 miles south of Scranton, Pennsylvania, The Crossings Premium Outlets Property is located directly off of Interstate 80 within the Poconos Mountain range, a prominent four-season tourist region and vacation destination. The Crossings Premium Outlets Property was built in 1991 and expanded in 1994 and renovated in 2005.

The Crossings Premium Outlets Property contains 107 tenants with no tenant contributing more than 3.5% of the net rentable area or 2.5% of the underwritten base rent. The Crossings Premium Outlets Property’s major tenants include: Forever 21, Gap Outlet, Nike Factory Store and Reebok/Rockport Outlet. In-line shop space consists of major retailers such as Levi’s Outlet, DKNY, Adidas and Juicy Couture, totaling 360,535 SF inclusive of the food court and kiosks. The Crossings Premium Outlets Property contains approximately 2,214 surface parking spaces, reflecting an overall parking ratio of 5.39 spaces per 1,000 SF of net rentable area.

As of November 5, 2012, The Crossings Premium Outlets Property was 100.0% leased. The historical occupancy at The Crossings Premium Outlets Property was 99.3% as of December 31, 2009; 100.0% as of December 31, 2010; and 100.0% as of December 31, 2011. In-line tenant sales as of the trailing twelve months ended August 2012 were approximately $484 PSF, which represents an average occupancy cost of 10.9%. The reported year end 2011 sales were approximately $469 PSF.

There is currently no proposed program for the renovation, improvement or development of The Crossings Premium Outlets Property.

Major Tenants.

Forever 21 (14,326 SF, 3.5% of NRA, underwritten base rent NAP). Forever 21 occupies 14,326 SF under a five-year lease expiring on September 2015. Forever 21 has two, five-year renewal options. Founded in 1984 and based in Los Angeles, California, Forever 21 offers its Forever 21, 21 Men and Love 21 Contemporary brands through its chain of fashion retail stores worldwide. Forever 21 does not pay fixed base rent but contributes rent based on a percentage of their sales (specifically 3% of gross sales up to $300.00 PSF, 2% of gross sales in excess of $300.00 PSF but less than $500.00 PSF and 1% of gross sales beyond that), which has amounted to $131,878, as of the trailing twelve month period ended August 2012. Forever 21 reported sales at The Crossings Premium Outlets Property of approximately $286 PSF for the trailing twelve month period ended August 2012, which represents an occupancy cost of 5.6%.

Gap Outlet (13,100 SF, 3.2% NRA, 1.7% underwritten base rent). Gap Outlet (“Gap”) occupies 13,100 SF under a 13-year lease that expired in November 2012. Gap is currently paying their contractual rent on a month-to-month basis and is negotiating a potential long term renewal. The lease provides for a rental rate of $18.50 PSF. Founded in 1969 and headquartered in San Francisco, California, Gap (NYSE: GPS) offers apparel, accessories, and personal care products for men, women, children, and babies under the Gap, Old Navy, Banana Republic, Piperlime and Athleta brand names. In addition, Gap offers its products through catalogs, as well as through company-owned websites and unaffiliated franchisees across the globe. Gap is rated “BBB-” by Fitch, “Baa3” by Moody’s and “BB+” by S&P. Gap reported sales at The Crossings Premium Outlets Property of over $526 PSF for the trailing twelve month period ended August 2012, which represents an occupancy cost of 5.0%.

Nike Factory Store (11,744 SF, 2.9% NRA, 2.2% of underwritten base rent). Nike Factory Store (“Nike”) occupies 11,744 SF under a 10-year lease expiring in October 2016 with three, five-year renewal options. The lease provides for a rental rate of $27.00 PSF. Nike (NYSE: NKE), founded in 1964 and headquartered in Beaverton, Oregon, is the largest seller of athletic footwear and athletic apparel in the world with approximately 44,000 employees and operations in over 170 countries around the world. As of the year ended May 31, 2011, Nike reported revenue of approximately $24.1 billion and net income of approximately $2.2 billion. Nike is currently rated “A1” by Moody’s and “A+” by S&P. Nike reported sales at The Crossings Premium Outlets Property of approximately $633 PSF for the trailing twelve month period ended August 2012, which represents an occupancy cost of 5.6%.

Reebok/Rockport Outlet (11,700 SF, 2.8% NRA, 1.4% of underwritten base rent). Reebok/Rockport Outlet (“Reebok”) occupies 11,700 SF under a 20-year lease expiring in September 2014. The lease provides for a rental rate of $17.50 PSF. Reebok, founded in 1979 and headquartered in Canton, Massachusetts, engages in designing, developing, producing and marketing athletic lifestyle products worldwide, such as footwear, apparel and equipment. Reebok’s parent company, Adidas AG (PINK: ADDYY) was founded in 1920 and is headquartered in Herzogenaurach, Germany. As of September 30, 2012, the retail segment of Adidas AG operated 2,466 stores, including 592 under the Reebok name. As of the fiscal year ended September 30, 2011, Adidas AG reported revenue of approximately €13.3 billion and net income of approximately €671.0 million. Reebok reported sales at The Crossings Premium Outlets Property of approximately $260 PSF for the trailing twelve month period ended August 2012, which represents an occupancy cost of 10.0%.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

The following table presents a summary regarding major tenants at The Crossings Premium Outlets Property:

Tenant Summary(1)
Tenant Name	Tenant SF	Approx. % of SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF) (2)	Lease Expiration	TTM 8/12 Sales PSF	Occupancy Cost as a % of Sales
Forever 21(3)	14,326	3%	$131,878	0%	$0.00	9/30/2015	$286	5.6%
Gap Outlet	13,100	3%	$242,350	2%	$18.50	11/30/2012(4)	$526	5.0%
Nike Factory Store	11,744	3%	$317,088	2%	$27.00	10/31/2016	$633	5.6%
Reebok/Rockport Outlet	11,700	3%	$204,750	1%	$17.50	9/30/2014	$260	10.0%
American Eagle Outfitters	9,514	2%	$361,532	2%	$38.00	1/31/2023	$623	8.9%
Polo Ralph Lauren	9,415	2%	$112,500	1%	$11.95	1/31/2015	$831	2.5%
Banana Republic Factory	8,492	2%	$243,866	2%	$28.72	6/30/2015	$562	6.5%
Tommy Hilfiger	7,699	2%	$317,199	2%	$41.20	7/31/2022	$466	12.5%
Adidas	7,360	2%	$341,283	2%	$46.37	1/31/2018	$460	12.2%
Coach	7,200	2%	$252,000	2%	$35.00	1/31/2020	$2,366	3.6%
Subtotal / Wtd. Avg.	100,550	24%	$2,392,568	16%	$23.79

Other Tenants	310,673	76%	$12,255,019	84%	$39.45
Vacant Space	0	0%	$0	0%	$0.00
Total / Wtd. Avg.	411,223	100%	$14,647,587	100%	$35.62

(1)	Information is based on the underwritten rent roll.

(2)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

(3)	Forever 21 pays percent in lieu of rent based on 3% of sales.

(4)	Gap Outlet is negotiating a potential long term renewal. Gap is currently paying their contractual rent on a month-to-month basis.

The following table presents certain information relating to the lease rollover at The Crossings Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	5	19,065	$22.29	5%	5%	$424,899	3%	3%
2013	8	24,141	$42.49	6%	11%	$1,025,641	7%	10%
2014	16	66,064	$37.44	16%	27%	$2,473,614	17%	27%
2015	13	62,560	$22.18	15%	42%	$1,387,379	9%	36%
2016	17	69,148	$38.54	17%	59%	$2,665,143	18%	54%
2017	10	26,246	$37.54	6%	65%	$985,402	7%	61%
2018	8	29,532	$41.21	7%	72%	$1,217,124	8%	69%
2019	6	19,860	$40.65	5%	77%	$807,265	6%	75%
2020	8	31,596	$40.88	8%	85%	$1,291,735	9%	84%
2021	6	11,617	$37.08	3%	88%	$430,796	3%	87%
2022	9	41,880	$37.66	10%	98%	$1,577,057	11%	98%
2023 & Beyond	1	9,514	$38.00	2%	100%	$361,532	2%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total / Wtd. Avg.	107	411,223	$35.62	100%		$14,647,587	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

The Market. The Crossings Premium Outlets Property is located in Tannersville, Pennsylvania within the NY-NJ-PA metropolitan statistical area. The Crossings Premium Outlets Property benefits from good regional and local accessibility with direct access off of Interstate 80 and Routes 611 and 715, which have an average daily traffic count of approximately 56,000. The Crossings Premium Outlets Property is situated within the Poconos Mountain region, a prominent tourist destination. Other nearby draws include the Camelback Mountain Resort and the Delaware Water Gap. The Crossings Premium Outlets Property is located approximately 37 miles from Scranton and approximately 42 miles from Allentown, Pennsylvania.

The 2012 population within a fifteen-, twenty five- and fifty-mile radius of The Crossings Premium Outlets Property is 206,736; 439,382 and 2,813,364 persons, respectively, and has grown by 1.83%, 1.59% and 0.65%, respectively, per year on average since 2000. The average household income within a fifteen-, twenty five- and fifty-mile radius of The Crossings Premium Outlets Property is $64,947; $68,632 and $78,883, respectively. There were 9,547 people with a median household income of $74,193 in 2010 within a three-mile radius of The Crossings Premium Outlets Property.

Below is a table of competitive outlet centers:

Competitive Property Summary
Property	Location	Year Built/ Renovated	Total GLA	Proximity	Occupancy	Major Tenants
Liberty Village Premium Outlets	1 Church Street Flemington, NJ	1981/2002	117,000	67 Miles	100.0%	Famous Footwear, Toys R Us, Polo Ralph Lauren, Tommy Hilfiger
Philadelphia Premium Outlets	18 W Lightcap Road Sanatoga, PA	2007/2008	549,067	73 Miles	100.0%	Last Call by Nieman Marcus, Lane Bryant, Gap Outlet, Tommy Hilfiger
VF Outlet Village	801 Hill Avenue Reading, PA	1970/1996	500,000	82 Miles	100.0%	VF Factory Outlet, Tommy Hilfiger, Reebok Factory, Factory Brand Shoes
Woodbury Common Premium Outlets	498 Red Apple Court Central Valley, NY	1985/1998	844,734	92 Miles	100.0%	Last Call by Nieman Marcus, Off 5th, Banana Republic, Polo Ralph Lauren

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for The Crossings Premium Outlets Property:

Cash Flow Analysis
	2009	2010	2011	6/30/2012 TTM	UW	UW PSF
Base Rental Income	$12,331,176	$12,915,198	$13,585,005	$13,672,709	$14,647,587	$35.62
Percentage Rent	$761,555	$1,031,714	$873,813	$965,559	$963,119	$2.34
Expense Reimbursements(1)	$5,154,589	$5,478,285	$2,797,065	$2,991,774	$5,715,624	$13.90
Other Income	$86,246	$115,137	$118,535	$103,925	$123,394	$0.30
Less Vacancy & Credit Loss	($73,956)	($5,811)	$34,336	$66,627	($1,066,317)	5.00%
Effective Gross Income	$18,507,826	$19,759,805	$17,672,290	$18,069,647	$20,623,103	$50.15
Total Operating Expenses(1)	$5,440,884	$5,549,676	$2,372,801	$2,589,080	$5,931,211	$14.42
Net Operating Income	$13,066,942	$14,210,129	$15,299,489	$15,480,567(2)	$14,691,891	$35.73
TI/LC	$0	$0	$0	$0	$659,259	$1.60
Capital Expenditures	$0	$0	$0	$0	$161,979	$0.39
Net Cash Flow	$13,066,942	$14,210,129	$15,299,489	$15,480,567	$13,870,653	$33.73
Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	2.13x	2.32x	2.50x	2.53x	2.40x
NCF DSCR	2.13x	2.32x	2.50x	2.53x	2.26x
NOI Debt Yield	11.4%	12.4%	13.3%	13.5%	12.8%
NCF Debt Yield	11.4%	12.4%	13.3%	13.5%	12.1%
Average Annual Rent PSF(3)	$29.99	$31.41	$33.04	$33.25	$35.62

(1)	Expense reimbursements and Total Operating Expenses were lower in 2011 and 6/30/2012 TTM due to prior year tax adjustments, which are not reflected in the UW.

(2)	The Crossings Premium Outlets sponsor reported trailing twelve months ended September 30, 2012 NOI of $15,298,483 at The Crossings Premium Outlet Property.

(3)	Average Annual Rent PSF is based on historical financials and end of year property occupancy rates.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Crossings Premium Outlets

Escrows and Reserves.  During a Reserve Period (as defined below) The Crossings Premium Outlets Borrower is required to deposit 1/12th of annual estimated taxes on each monthly payment date, 1/12th of the annual estimated insurance premiums on each monthly payment date (unless The Crossings Premium Outlets Property is part of a “blanket policy” acceptable to the lender), $13,500 for replacement reserves monthly (the total replacement reserve is capped at $324,000) and $58,000 for TI/LC reserves monthly (the total TI/LC reserve is capped at $2,088,000). A “Reserve Period” will commence on the date which the debt service coverage ratio for the immediately preceding four quarters is less than 1.35x for two consecutive quarters, and ending on the date the debt service coverage ratio for the immediately preceding four quarters equals or exceeds 1.35x for four consecutive quarters.

Lockbox and Cash Management.  A hard lockbox is in place with respect to The Crossings Premium Outlets Mortgage Loan. The Crossings Premium Outlets Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not commenced and is continuing, funds in the lockbox account are swept daily to an account designated by The Crossings Premium Outlets Borrower. In addition, The Crossings Premium Outlets Borrower will be required to deposit all excess cash with respect to The Crossings Premium Outlets Mortgage Loan to be held by the mortgagee as additional security for The Crossings Premium Outlets Mortgage Loan during a Cash Sweep Period. A “Cash Sweep Period” means the period of time during the continuance of any DSCR Trigger Period (defined below).

A “DSCR Trigger Period” means the period of time commencing on the date that the debt service coverage ratio for The Crossings Premium Outlets Property for the immediately preceding four quarters remains below 1.20x for two consecutive quarters or during the continuance of an event of default and ending if the debt service coverage ratio for the immediately preceding four quarters for two consecutive quarters equals or exceeds 1.20x.

Property Management.  The Crossings Premium Outlets Property is managed by Simon Management Associates, LLC, an affiliate of The Crossings Premium Outlets Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Properties.  Not permitted.

Terrorism Insurance.  The Crossings Premium Outlets Borrower is required pursuant to The Crossings Premium Outlets Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Crossings Premium Outlets Property.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

Mortgage Loan No. 2 – Chrysler East Building

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

Mortgage Loan No. 2 – Chrysler East Building

CARLIN EQUITIES CORP - ANTENNA (Monthly)

Floor	Tenant(s)
ROOF	CARLIN EQUITIES CORP - ANTENNA (Monthly)
32	MINTZ, LEVIN, COHN, FERRIS 18,294 RSF Exp. 12/31/22
31	EUROPEAN UNION 18,139 RSF Exp. 2/29/28
30	JACKSON LEWIS LLP 18,384 RSF Exp. 8/31/24
29	JACKSON LEWIS LLP 18,380 RSF Exp. 8/31/24
28	LUDWIG INSTITUTE FOR CANCER 18,355 RSF Exp. 8/31/21
27	VACANT 8,789 RSF; EUROPEAN UNION 8,851 RSF Exp. 2/29/28
26	EUROPEAN UNION 18,407 RSF Exp. 2/29/28
25	MINTZ, LEVIN, COHN, FERRIS 18,293 RSF Exp. 12/31/22
24	MINTZ, LEVIN, COHN, FERRIS 18,293 RSF Exp. 12/31/22
23	AMERICAN CENTURY INVESTMENT MGMT 18,177 RSF Exp. 1/31/21
22	AMERICAN CENTURY INVESTMENT MGMT 18,355 RSF Exp. 1/31/21
21	MESIROW FINANCIAL HOLDINGS INC 18,142 RSF Exp. 5/31/15
20	ROBINSON & COLE 18,478 RSF Exp. 10/1/28
19	THE STATE OF THE NETHERLANDS 18,484 RSF Exp. 3/31/27
18	THE STATE OF THE NETHERLANDS 18,492 RSF Exp. 3/31/27
17	MINTZ, LEVIN, COHN, FERRIS 9,151 RSF Exp. 12/31/22; CAREERBUILDER, LLC 4,786 RSF Exp. 7/1/16; MESIROW FINANCIAL HOLDINGS 141 RSF Exp. 5/31/15; VACANT 4,331 RSF
16	MINTZ, LEVIN, COHN, FERRIS 16,349 RSF Exp. 12/31/22
15	VACANT 11,238 RSF
14	CREDIT AGRICOLE CORP & INVESTMENT 10,691 RSF Exp. 5/31/15
13	GRANT THORNTON LLP 20,888 RSF Exp. 11/30/2014
12	GRANT THORNTON LLP 22,986 RSF Exp. 11/30/2014
11	GRANT THORNTON LLP 20,824 RSF Exp. 11/30/2014
10	CREDIT AGRICOLE CORP & INVESTMENT 32,194 RSF Exp. 5/31/15
9	CREDIT AGRICOLE CORP & INVESTMENT 31,889 RSF Exp. 5/31/15
8	CREDIT AGRICOLE CORP & INVESTMENT 31,750 RSF Exp. 5/31/15
7	CREDIT AGRICOLE CORP & INVESTMENT 31,562 RSF Exp. 5/31/15
6	NATIONAL CABLE COMMUNICATIONS 13,958 RSF Exp. 12/1/19; OVERSEAS SHIPHOLDING GROUP, INC 23,291 RSF Exp. 12/31/20
5	OVERSEAS SHIPHOLDING GROUP, INC 37,027 RSF Exp. 12/31/20
4	SIMPSON THACHER & BARTLETT LLP 36,092 RSF Exp. 10/31/18
3	APG ASSET MANAGEMENT US INC 12,503 RSF Exp. 12/31/20; FIRST UNUM LIFE INSURANCE COMPANY 25,994 RSF Exp. 2/28/21
2	APG ASSET MANAGEMENT US INC 38,676 RSF Exp.12/31/20
1	DUANE READE 3,542 RSF Exp. 5/31/14; WELLS FARGO BANK, NA 4,686 RSF Exp. 1/31/17; VACANT 1,814 RSF; BICYCLE STORAGE ROOM 1,106 RSF Exp. 3/31/20; VACANT 2,300 RSF
AR	MINTZ, LEVIN, COHN, FERRIS 3,538 RSF Exp. 12/31/22; WELLS FARGO BANK, NA 4,557 RSF Exp. 1/31/17; DUANE READE 5,305 RSF Exp. 5/31/14; FIBERNET EQUAL ACCESS, LLC 310 RSF Exp. 4/15/14; VACANT 522 RSF; BUILDING STORAGE 558 RSF Exp. 6/30/20
AR	ATLAS - ACON ELECTRIC SERVICE CORP 50 RSF Exp. 2/28/13; BLANK ROME, LLP 376 RSF Exp. 5/31/19; GRAUBARD MILLER STORAGE 1,113 RSF Exp. 2/1/15; HL CAPITAL, INC STORAGE 98 RSF Exp. 11/1/15; MAXIM PARTNERS LLC STORAGE 101 RSF 12/1/12
B	VACANT 685 RSF; CREDIT AGRICOLE CORP STORAGE 2,283 RSF Exp. 5/31/15; CARLIN EQUITIES CORP 1,550 RSF Exp. 5/30/15; CHOP'T 2,874 RSF 2/28/26
B	MINTZ, LEVIN, COHN, FERRIS STORAGE 548 RSF Exp. 12/31/22; BUILDING SPACE 106 RSF Exp. 12/31/20; FIBERNET EQUAL ACCESS, LLC 409 RSF Exp. 4/15/14

VACANT | MONTHLY | 2012 | 2013 | 2014 | 2015 | 2016 | 2017+

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

Mortgage Loan No. 2 – Chrysler East Building

Chrysler East Building
666 Third Avenue
New York, NY 10017
MANHATTAN
Upper East Side
Midtown
Theatre District
Garment District
East Side
Murray Hill
Kips Bay
CENTRAL PARK
The Pond
Bryant Park
East River
FDR Drive
QUEENSBOROUGH BRIDGE
QUEENS-MIDTOWN TUNNEL
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
5TH AVE./ 59TH ST
59TH ST./ LEXINGTON
57TH ST.
57TH ST./ 7TH AVE.
7TH AVE./ 53RD ST.
5TH AVE./ 53RD ST.
53RD ST.
LEXINGTON/ 53RD ST.
49TH ST.
ROCKEFELLER CTR.
42ND ST.
GRAND CENTRAL
BRYANT PARK
TIMES SQ.
33RD ST./ LEXINGTON
28TH ST./ LEXINGTON
Chrysler Building
MetLife Building
Grand Central Terminal (Metro North)
Daily News
United Nations Headquarters
Japan Society
Citigroup Center
Mt. Vernon Hotel Museum and Garden
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Carnegie Hall
Niketown New York
The Peninsula New York
St. Regis New York
CitiSpire Center
Museum of Modern Art
St. Thomas Church
The Paley Center for Media
666 Fifth Avenue
St. Patrick's Cathedral
Radio City Music Hall
ROCKEFELLER CENTER
Saks Fifth Avenue
GE Building
Rockefeller Plaza
Morgan Stanley Bldg.
Lyceum Theatre
TIMES SQUARE
Paramount Communications
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
New York Public Library
Republic Bank Tower
Metropolitan Opera
Lefcourt Manhattan Bldg.
Fashion Center Bldg.
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
Central Park South
W. 58th St.
W. 57th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Sutton Pl.
NEW YORK CITY
NEW JERSEY
QUEENS
BROOKLYN
Hudson River
North Bergen
Secaucus
West New York
Weehawken
Union City
Hoboken
Jersey City
Upper West Side
Upper East Side
Central Park
MANHATTAN
West Side
East Side
Midtown
Chelsea
Greenwich Village
SoHo
Chinatown
Financial District
Astoria
Long Island City

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

Mortgage Loan No. 2 – Chrysler East Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Address:	666 Third Avenue New York, NY 10017
Original Balance(1):	$100,000,000
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Office
% of Initial Pool Balance:	8.8%			Detailed Property Type:	CBD
Loan Purpose(2):	Acquisition			Net Rentable Area:	745,201 SF
Borrower Name(s):	Chrysler East Building, L.L.C.			Cut-off Date Balance Per Unit/SF(1):	$356
Sponsor(2):	Tishman Speyer Properties			Balloon Balance Per Unit/SF(1):	$356
Mortgage Rate:	4.31000%			Year Built / Year Renovated:	1952 / 2000
Note Date:	11/1/2012			Title Vesting:	Fee
First Payment Date:	12/7/2012			Property Manager:	Tishman Speyer Properties, L.P.
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	11/7/2022			UW Revenues:	$47,484,343
IO Period:	120 months			UW Expenses:	$23,461,792
Original Term to Maturity:	120 months			UW NOI:	$24,022,551
Seasoning:	3 months			UW NCF:	$23,003,850
Original Amortization Term:	NAP			UW NOI DSCR(1):	2.07x
Loan Amortization Type:	Full IO			UW NCF DSCR(1):	1.99x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions:	YM0.5 (27); DEF/YM0.5 (89); O (4)			UW NCF Debt Yield(1):	8.7%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity(1):	8.7%
Pari Passu Mortgage Debt:	$165,000,000			Most Recent NOI (As of):	$23,059,925 (10/31/2012 TTM)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$18,685,199 (12/31/2011)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$19,836,165 (12/31/2010)
Reserves(3)				Appraised Value:	$490,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/1/2012
RE Tax:	$0	$945,207	NAP	Cut-off Date LTV Ratio(1):	54.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity(1):	54.1%
Recurring Replacements:	$0	$15,573	NAP	Occupancy Rate:	96.3% (10/15/2012)
TI/LC:	$10,000,000	$93,438	NAP	2nd Most Recent Occupancy (As of):	92.2% (12/31/2011)
				3rd Most Recent Occupancy (As of):	87.4% (12/31/2010)
				4th Most Recent Occupancy (As of):	99.1% (12/31/2009)
				5th Most Recent Occupancy (As of):	99.5% (12/31/2008)
				6th Most Recent Occupancy (As of):	99.8% (12/31/2007)

(1)
The Chrysler East Building Mortgage Loan is part of a loan combination evidenced by three pari passu notes with an aggregate original principal balance of $265,000,000. The Cut-off Date Principal Balance per SF, LTV, DSCR, Balloon Balance Per SF, Debt Yield and LTV Ratio at Maturity figures presented above are based on the entire $265,000,000 Chrysler East Building loan combination.

(2)	Tishman Speyer Properties related entities have held an interest in the property ownership since 1998.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements. The reserves are available to the entire $265,000,000 Chrysler East Building loan combination.

The Chrysler East Building Mortgage Loan

The Mortgage Loan.  The second largest mortgage loan (the “Chrysler East Building Mortgage Loan”) is part of a pari passu loan combination evidenced by three pari passu promissory notes in the aggregate principal amount of $265,000,000, all of which are secured by the same first priority fee mortgage encumbering the office property known as the Chrysler East Building, New York, New York (the “Chrysler East Building Property”). The Chrysler East Building Mortgage Loan is evidenced by one such pari passu note (Note A-2) with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The pari passu notes not included in the Issuing Entity (Notes A-1 and A-3) evidence the related companion loan (the “Chrysler East Building Non-Serviced Companion Loan”), which has an outstanding balance as of the Cut-off Date of $165,000,000. The Chrysler East Building Non-Serviced Companion Loan has similar loan features and terms as the Chrysler East Building Mortgage Loan and was contributed to the MSBAM Series 2013-C7 transaction. See “—Secured Indebtedness” below for further details. The proceeds of the Chrysler East Building Mortgage Loan and the Chrysler East Building Non-Serviced Companion Loan were used to finance the recapitalization of the Chrysler East Building Property, which included the repayment of a previous loan of approximately $166,985,935 (that was included in the HVMBC 2003-FL1A securitization) secured by

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

the Chrysler East Building Property and the acquisition of an 80% interest in the Chrysler East Building Property by new investors.

The Chrysler East Building Mortgage Loan had an original term of 120 months and has a remaining term of 117 months. The Chrysler East Building Mortgage Loan requires payments of interest only for its entire term with a maturity date of November 7, 2022. Voluntary prepayment of the Chrysler East Building Mortgage Loan is permitted in whole only on any date together with a yield maintenance premium, and, if the prepayment is made on a date other than the due date, interest that would have accrued through the next due date. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the trust to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C8 Certificates) is permitted at any time on or after the first due date following the earlier to occur of (i) May 1, 2016 and (ii) second anniversary of the securitization of the Chrysler East Building Mortgage Loan. The Chrysler East Building Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Chrysler East Building, L.L.C., a single-purpose Delaware limited liability company with two independent directors (the “Chrysler East Building Borrower”). The Chrysler East Building Mortgage Loan sponsor is Tishman Speyer Properties, L.P. (“TSP”). The non-recourse carve-out guarantor is Fund I Extension, L.L.C., a commercial real estate investment fund controlled by TSP. Such non-recourse carve-outs do not extend to environmental matters as the Chrysler East Building Borrower provides an environmental insurance policy for the benefit of the lender with a $10 million coverage limit. Total recourse liability under the non-recourse carve-out guaranty is limited to $35,000,000.

TSP was founded in 1978 and has acquired, developed and operated over 325 projects totaling over 116 million SF, including the Chrysler Center and Rockefeller Center in New York City.

The Mortgaged Property.  The Chrysler East Building Property is a 32-story, multi-tenant office building containing 745,201 SF, including 23,088 SF of retail space, located within the Grand Central office market of Midtown Manhattan. The Chrysler East Building Property is part of the Chrysler Center, a two building interconnected complex that also includes the Chrysler Building skyscraper. The two Chrysler Center buildings share a central cooling system located at the Chrysler East Building Property through a reciprocal easement agreement. The Chrysler East Building Property was constructed in 1952 and was renovated and expanded in 2000. It offers floor plate sizes from approximately 34,523 SF to 38,676 SF on floors 2 through 10 and from approximately 16,349 SF to 23,079 SF on floors 11 through 32. Ceiling heights are between 8’6” and 9’0”. The Chrysler Center connects directly with Grand Central Station by way of an underground pedestrian passage.

Major Tenants.

Credit Agricole (140,369 SF, 18.8% of NRA, 17.9% of underwritten base rent). Credit Agricole Indosuez (“Credit Agricole”) leases 140,369 SF of office and storage space at the Chrysler East Building Property. The first lease began on October 1, 1999 and the tenant expanded on March 1, 2000 and again on July 1, 2000. The lease has a current expiration date of May 31, 2015, with one five-year lease renewal option for all or a part of the leased space (but not less than 60,000 SF). The tenant currently subleases its entire space at the Chrysler East Building Property to five separate sub-tenants under leases that expire concurrently with the Credit Agricole lease, and has notified the Chrysler East Building Borrower that it does not intend to renew its lease at the next lease expiration date.

The Credit Agricole subtenants include: Carlin Equities Corp. (48,456 SF); Abelman Frayne & Schwab (34,477 SF); GNA Corporation (31,889 SF); Grant Thornton LLP (14,856 SF); and Mesirow Financial Holdings (10,691 SF).

Mintz, Levin, Cohn, Ferris (84,466 SF, 11.3% of NRA, 10.3% of underwritten base rent). Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz, Levin, Cohn, Ferris”) leases 84,466 SF of office and storage space at the Chrysler East Building Property. The original lease began on August 1, 2000 and was renewed on September 1, 2010. The lease has a current expiration date of December 31, 2022, with one 10-year or two five-year remaining lease renewal options. Mintz, Levin, Cohn, Ferris is an international law firm with offices in Boston, Washington D.C., New York, San Diego, Los Angeles, San Francisco, Stamford CT and London. The firm employs approximately 450 attorneys worldwide.

Grant Thornton, LLP (62,648 SF, 8.4% of NRA, 8.1% of underwritten base rent). Grant Thornton, LLP (“Grant Thornton”) leases 62,648 SF of office space at the Chrysler East Building Property. The lease began on April 1, 1999 and has a current expiration date of November 30, 2014, with no remaining lease renewal options. Grant Thornton, LLP is the U.S. member firm of Grant Thornton International Ltd., one of six global audit, tax and advisory organizations. Grant Thornton International Ltd. operates in more than 100 countries.

Overseas Shipholding (60,318 SF, 8.1% of NRA, 6.9% of underwritten base rent). Overseas Shipholding Group, Inc. (“Overseas Shipholding” or “OSG”) leases 60,318 SF of office space at the Chrysler East Building Property. The lease began on December 1, 2004 and has a current expiration date of December 31, 2020, with one 10-year or one five-year lease renewal option. In addition, the tenant has a lease termination option (other than for casualty or condemnation events) on December 31, 2015, with at least 15 months of prior notice, payment of certain tenant improvement and lease brokerage commissions paid by the landlord, and payment of six times the base rent and certain operating expenses for the month prior to the lease termination. OSG is a publicly traded tanker company (OTC: OSGIQ.PK). OSG and certain of its affiliates are currently debtors in a Chapter 11 bankruptcy filing dated November 15, 2012. No representation can be made regarding the future status of the related tenant’s occupancy or ability to meet its contractual lease obligations, or whether such contractual lease obligations will be modified or terminated as a result of the bankruptcy process.

APG Asset Management (51,179 SF, 6.9% of NRA, 8.7% of underwritten base rent). APG Asset Management US Inc. (“APG”) leases 51,179 SF of office space at the Chrysler East Building Property. The lease began on August 17, 2000 and has a current expiration date of December 31, 2020, with one five-year lease renewal option. APG is a Dutch-based management firm that manages collective pension strategies for a variety of different industry and government sectors. As of October 2012, the company reported approximately €315 billion under management for over 30,000 employers.

European Union (45,397 SF, 6.1% of NRA, 7.0% of underwritten base rent). The European External Action Service, an Institution of the European Union (“EEAS”), leases 45,397 SF of office space at the Chrysler East Building Property. The lease began on June 1, 2012 and has a current expiration date of February 28, 2028, with one five-year lease renewal option. The EEAS is the European Union’s diplomatic corps.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

The following table presents a summary regarding major tenants at the Chrysler East Building Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
Credit Agricole(2)	A+/A2/A	140,369	19%	$7,321,903	18%	$52.16	5/31/2015
Mintz, Levin, Cohn, Ferris	NR/NR/NR	84,466	11%	$4,234,790	10%	$50.14	12/31/2022
Grant Thornton	NR/NR/NR	62,648	8%	$3,320,344	8%	$53.00	11/30/2014
Overseas Shipholding(3)	NR/NR/NR	60,318	8%	$2,834,946	7%	$47.00	12/31/2020
APG Asset Management	NR/NR/NR	51,179	7%	$3,562,949	9%	$69.62	12/31/2020
European Union	AAA/Aaa/AAA	45,397	6%	$2,851,668	7%	$62.82	2/29/2028
Dutch Consulate	AAA/Aaa/AAA	36,976	5%	$2,189,888	5%	$59.22	5/31/2015 & 3/31/2027(4)
Jackson Lewis LLP	NR/NR/NR	36,764	5%	$2,159,885	5%	$58.75	8/31/2024
American Century Investment Management	NR/NR/NR	36,532	5%	$2,128,386	5%	$58.26	1/31/2021
Simpson Thatcher & Bartlett LLP	NR/NR/NR	36,092	5%	$2,490,348	6%	$69.00	10/31/2018
Subtotal / Wtd. Avg.		590,741	79%	$33,095,106	81%	$56.02

Other Tenants		126,595	17%	$7,918,662	19%	$62.55
Vacant Space		27,865	4%	$0	0%	$0.00
Total / Wtd. Avg.		745,201	100%	$41,013,769	100%	$57.18(5)

(1)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease. The Dutch Consulate rating reflects the sovereign rating for the Netherlands.

(2)
Credit Agricole subleases all of its leased space to five subtenants at various base rental rates currently averaging approximately $48.46 PSF. The subleases all expire on the same date as the Credit Agricole primary lease.

(3)
Overseas Shipholding Group, Inc., a tenant at the Chrysler East Building Property under a lease dated 11/23/2004, and certain of its affiliates, are currently debtors in a Chapter 11 bankruptcy filing dated November 15, 2012. No representation can be made regarding the future status of the related tenant’s occupancy or ability to meet its contractual lease obligations, or whether such contractual lease obligations will be modified or terminated as a result of the bankruptcy process. The tenant’s current contractual base rent and recoveries are included in the underwritten cash flow.

(4)	3,019 SF expire on 5/31/2015 and 33,957 SF expire on 3/31/2027.

(5)
Total Annualized Underwritten Base Rent (PSF) excludes vacant space and includes $782,419 of averaged rent steps associated with certain tenants that occur within those tenants’ lease terms. Those tenants include American Century Investment Management, APG Asset Management, the Dutch Consulate, the European Union and Wells Fargo Bank.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

The following table presents certain information relating to the lease rollover at the Chrysler East Building Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2012	1	101	$61.49	0%	0%	$6,210	0%	0%
2013	1	50	$50.00	0%	0%	$2,500	0%	0%
2014	7	72,214	$54.29	10%	10%	$3,920,341	10%	10%
2015	15	164,432	$52.59	22%	32%	$8,647,524	21%	31%
2016	1	4,786	$58.00	1%	32%	$277,588	1%	31%
2017	2	9,243	$143.83	1%	34%	$1,329,450	3%	35%
2018	1	36,092	$69.00	5%	39%	$2,490,348	6%	41%
2019	2	14,334	$48.26	2%	40%	$691,688	2%	42%
2020	7	113,267	$56.71	15%	56%	$6,422,835	16%	58%
2021	4	80,881	$55.32	11%	66%	$4,474,321	11%	69%
2022	8	84,466	$50.14	11%	78%	$4,234,790	10%	79%
2023	0	0	$0.00	0%	78%	$0	0%	79%
2024	2	36,764	$58.75	5%	83%	$2,159,885	5%	85%
2025 & Beyond	8	100,706	$63.12	14%	96%	$6,356,289	15%	100%
Vacant	7	27,865	$0.00	4%	100%	$0	0%	100%
Total / Wtd. Avg.	66	745,201	$57.18	100%		$41,013,769	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)
Average Underwritten Base Rent PSF Rolling excludes vacant space and includes $782,419 of averaged rent steps associated with certain tenants that occur within those tenants’ lease terms. Those tenants include American Century Investment Management, APG Asset Management, the Dutch Consulate, the European Union and Wells Fargo Bank.

The Market.  According to the appraiser, the Chrysler East Building Property is located in the Grand Central District office market of Midtown Manhattan on Third Avenue between East 42nd and East 43rd Streets. The Grand Central District is Midtown Manhattan’s oldest office district, with a number of landmark office buildings, including the Chrysler Building, which is connected to the Chrysler East Building Property. The market is bounded by 32nd Street to the south, 49th Street to the north, Fifth Avenue to the west and the East River to the east, and contains approximately 87 office buildings with approximately 45.2 million SF. As of June 30, 2012, total estimated vacancy for the market was 10.1% and direct rental rates average approximately $57.28 PSF. The Chrysler East Building Property is within the Grand Central submarket of the Grand Central District, the district’s primary submarket with approximately 36.4 million SF. The Grand Central District’s chief distinguishing feature is its easily accessible transportation of Grand Central Terminal at 42nd Street and Lexington and Park Avenues. According to the appraiser, of 36 properties deemed competitive to the Chrysler East Building Property, eight are considered directly competitive and are listed below. These eight directly competitive buildings show an average occupancy rate of 95.6% and direct asking rents that range from $52.00 PSF to $88.00 PSF.

The following table presents certain office rental comparable information in the Chrysler East Building Property submarket:

Primary Competitor Property Summary
Property	NRA	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Low	High
730 Third Avenue	407,000	0	0	100.0%	100.0%	N/A	N/A
767 Third Avenue	275,000	31,943	41,800	88.4%	73.2%	$55.00	$62.00
780 Third Avenue	484,005	60,880	0	87.4%	87.4%	$57.00	$75.00
875 Third Avenue	662,588	13,343	10,383	98.0%	96.4%	$62.00	$62.00
90 Park Avenue	785,000	25,897	10,578	96.7%	95.4%	$60.00	$75.00
99 Park Avenue	480,000	31,689	0	93.4%	93.4%	$52.00	$62.00
100 Park Avenue	825,815	26,896	0	96.7%	96.7%	$88.00	$88.00
485 Lexington Avenue	733,173	13,882	43,307	98.1%	92.2%	$55.00	$55.00
Total	4,652,581	204,530	106,068
Wtd. / Avg.	581,573	25,566	13,259	95.6%	93.3%	$52.00	$88.00

Source: Appraisal.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Chrysler East Building Property:

Cash Flow Analysis
	2009	2010	2011	10/31/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$37,132,946	$32,700,242	$33,365,253	$37,513,340	$41,013,769	$55.04
Total Reimbursements	$6,657,072	$5,222,643	$2,970,332	$3,681,147	$5,712,615	$7.67
Other Income	$4,004,484	$3,078,486	$4,130,271	$3,309,215	$757,959	$1.02
Less Vacancy & MTM Loss	$0	$0	$0	$0	$0	$0
Effective Gross Income	$47,794,502	$41,001,371	$40,465,856	$44,503,702	$47,484,343	$63.72
Total Expenses	$19,845,224	$21,165,206	$21,780,657	$21,443,777	$23,461,792	$31.48
Net Operating Income	$27,949,278	$19,836,165	$18,685,199	$23,059,925	$24,022,551	$32.24
TI/LC	$0	$0	$0	$0	$1,832,400	$2.46
Capital Expenditures	$0	$0	$0	$0	$186,300	$0.25
Initial TI/LC Reserve Credit(2)	$0	$0	$0	$0	($1,000,000)	($1.34)
Net Cash Flow	$27,949,278	$19,836,165	$18,685,199	$23,059,925	$23,003,850	$30.87
Occupancy %	99.1%	87.4%	92.2%	96.3%	96.3%
NOI DSCR	2.41x	1.71x	1.61x	1.99x	2.07x
NCF DSCR	2.41x	1.71x	1.61x	1.99x	1.99x
NOI Debt Yield	10.5%	7.5%	7.1%	8.7%	9.1%
NCF Debt Yield	10.5%	7.5%	7.1%	8.7%	8.7%
Average Annual Rent PSF(3)	$50.28	$50.21	$48.56	$52.27	$57.18

(1)
Historical and Underwritten Gross Potential Rent (“GPR”) is net of vacancy. Underwritten GPR includes contractual rents steps totaling $75,622 through June 1, 2013. Underwritten GPR also includes $782,419 of averaged rent steps associated with certain tenants that occur within those tenants’ lease terms. Those tenants include American Century Investment Management, APG Asset Management, the Dutch Consulate, the European Union and Wells Fargo Bank.

(2)
The borrower deposited $10,000,000 into the TI/LC reserve account at loan closing. This reserve is utilized as an offset to the underwritten TI/LC expenses over the ten year loan term at $1,000,000 per year. See “—Escrows and Reserves” below for further details.

(3)
Average Annual Rent PSF is based on historical financials and end of year occupancy rates. Vacant space is excluded from the calculation. The Underwritten Average Annual Rent PSF includes certain contractual rent steps and average lease term rental rates for certain tenants as described in note 1 above.

Escrows and Reserves.  The Chrysler East Building Borrower is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums (unless the Chrysler East Building Borrower maintains insurance under an acceptable blanket insurance policy). The Chrysler East Building Borrower deposited $10,000,000 (the “Upfront TI/LC Deposit”) in a reserve for TI/LCs at loan origination to be utilized for the spaces leased to Credit Agricole pursuant to that certain lease, dated as of January 14, 1999, as amended (such space, the “Credit Agricole Space”) and to Grant Thornton, LLP pursuant to that certain lease dated as of December 22, 1998, as amended (such space, the “Grant Thornton Space”). This reserve is utilized as an offset to the underwritten TI/LC expenses over the ten year loan term at $1,000,000 per year. The Chrysler East Building Borrower is also required to make monthly deposits of $15,573 for replacement reserves and $93,438 for TI/LC reserves (which may not be utilized for the Credit Agricole Space or the Grant Thornton Space unless the Upfront TI/LC Deposit has been fully disbursed).

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Chrysler East Building Mortgage Loan. The Chrysler East Building Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each business day to fund an account in an amount up to the debt service due on the Chrysler East Building Mortgage Loan on the next monthly payment date (which amount is applied to make the payment due on such date), to fund the required reserves deposits as described above under “—Escrows and Reserves” and to remit the excess to the Chrysler East Building Borrower; provided, that if a Cash Management Sweep Period (as defined below) is in effect, then the excess funds are applied to remit to Chrysler East Building Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for as reasonably approved by lender, to remit to Chrysler East TRS Corp. (“TRS”) funds sufficient to pay amounts due and payable to TRS under invoices approved by lender and to remit the remainder to a reserve to be held by the lender as additional security for the Chrysler East Building Mortgage Loan.

A “Cash Management Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s reasonable satisfaction (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (ii) below) or (ii) commence upon the debt yield as of the last day of any calendar quarter being less than 7.0% and continue until the debt yield is 7.25% or greater as of the last day of two consecutive calendar quarters (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (i) above).

Property Management.  The Chrysler East Building Property is managed by Tishman Speyer Properties, L.P., an affiliate of the Chrysler East Building Mortgage Loan Sponsor.

Secured Indebtedness.  The Chrysler East Building Non-Serviced Companion Loan was originated by MSMCH on November 1, 2012 and is evidenced by two notes (A-1 and A-3) with an original and Cut-off Date principal balance of $165,000,000. The current holder of the Chrysler East Building Non-Serviced Companion Loan is the MSBAM Series 2013-C7 trust. The notes evidencing the Chrysler East Building Non-Serviced Companion Loan accrue interest at the same rate as the Chrysler East Building Mortgage Loan. The Chrysler East Building Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Chrysler East Building Non-Serviced Companion Loan as to the extent described under “Description of the Mortgage Pool – Non-Serviced Mortgage Loans - The Chrysler East Building Mortgage Loan” in the free writing prospectus. The holders of the Chrysler East Building Mortgage Loan and the Chrysler East Building Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the entire Chrysler East Building loan combination. The Chrysler East Building Non-Serviced

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Chrysler East Building

Companion Loan will generally represent the controlling interest in the entire Chrysler East Building loan combination. See “Description of the Mortgage Pool – Non-Serviced Mortgage Loans - The Chrysler East Building Mortgage Loan” in the free writing prospectus.

Mezzanine Loan and Preferred Equity.  Future upper tier mezzanine financing, which is not property specific, is permitted to be obtained by certain indirect equity owners in the Chrysler East Building Borrower, and in connection therewith such owners will pledge their interests in the Chrysler East Building Borrower, amongst other assets, to secure the financing subject to various conditions, including (i) following the exercise of any remedies available to the lender pursuant to the pledge, if a change of control of the Chrysler East Building Borrower occurs or if more than 49% of the direct or indirect interests in the Chrysler East Building Borrower are held by person(s) who did not hold such interests prior to the exercise of remedies, then a new substantive non-consolidation opinion will be required, (ii) if a change in property management results from the exercise of remedies, then the new manager is a “qualified manager” as defined in the loan documents for the Chrysler East Building Mortgage Loan and (iii) the fair market value of the indirect interests in the Chrysler East Building Borrower that are subject to the financing is 15% or less of the fair market value of the pledged assets in connection with the financing.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Expansion, Release and Substitution of Property.  Not permitted.

Terrorism Insurance.  Generally, the Chrysler East Building Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Chrysler East Building Mortgaged Property, provided that the Chrysler East Building Borrower shall not be obligated to spend more than an amount equal to two times the amount of the annual insurance premium that is payable at such time with respect to the comprehensive all risk insurance and the business interruption insurance (without giving effect to the cost of terrorism insurance components of such policies) and allocable to the Chrysler East Building Mortgaged Property based on market rates in any fiscal year (and if the cost of the required terrorism insurance exceeds such amount, then the Chrysler East Building Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount).

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Boston Park Plaza

Mortgage Loan No. 3 – Boston Park Plaza

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Boston Park Plaza

Mortgage Loan No. 3 – Boston Park Plaza

Boston Park Plaza
50 Park Plaza
Boston, MA 02116
Charlestown
CAMBRIDGE
Boston Naval Shipyard Natl. Historic Site
Boston Harbor
Community College
Lechmere
McGrath Hwy
MBTA
Paul Revere Park
Zakim Bridge
Charlestown Br
Lagone Park
US Coast Guard Base
Commercial St
Sumner Tunnel
Callahan Tunnel
GREEN LINE
North Point Park
Cambridgeside Galleria
Museum of Science
Science Park
NORTH STATION
TD Garden
Old North Church
Boroughs Wharf
North End
Union Wharf
Edwin H. Land Blvd
Cambridge Pkwy
MIDDLESEX COUNTY
SUFFOLK COUNTY
Thoreau Path
O'Neill Federal Building
Causeway St
Canal St
Hanover St
Atlantic Ave
Paul Revere House
Boston Sailing Center
Massachusetts General Hospital
Shriners Hospital For Children
Merrimac St
New Chardon St
Staniford St
Suffolk County Registry
Haymarket
Memorial Drive
Longfellow Bridge
Charles/MGH
Cambridge St
JFK Federal Bldg.
New England Holocaust Memorial
Cross St
Christopher Columbus Waterfront Park
Bowdoin
BOSTON
City Hall
Faneuil Hall
Long Wharf
BLUE LINE
Boston Waterboat Marina
Charles River
Storrow
Beacon Hill
28 State St
Gov't. Center
State
60 State Street
State St
Aquarium
Central Wharf
Pinckney St
Joy St
State House
1 Boston Place
75 State Street
India St
New England Aquarium
RED LINE
1 Beacon St.
School St
Old South Meeting House
Milk St
1 Post Office Sq.
India Wharf
Beacon St
Suffolk University
Franklin St
One and Two International Place
Rowes Wharf
Park St.
Pearl St
Charles River Reservation
Fisher College
Boston Common
Tremont St
Downtown Crossing
Devonshire St
Federal St
Congress St
Federal Court House
Boston Public Gardens
Beacon St
Back Bay
Commonwealth Ave
Arlington St
Boylston
Millennium Place
1 Lincoln Street
Essex St
Independence Wharf
Seaport Blvd
Federal Reserve Bank
Courthouse
Newbury St
Arlington
Emerson College
Chinatown
One Financial Center
SOUTH STATION
Chinatown
Wang Theatre
Stuart St
Berkeley St
Tufts Univ. School of Medicine
Atlantic Ave
Summer St
Congress St
Seaport District
Copley
Clarendon St
St James Ave
Newbury Coll.
Kneeland St
John Hancock Building
222 Berkeley
New England Medical Center
Tufts Medical Centre
Harrison Ave
BACK BAY
Massachusetts Turnpike
Copley Place
131 Dartmouth Street
ORANGE LINE
Herald St.
Herald St
South End
Columbus Ave
Dartmouth St
Clarendon St
Boston Ctr. for the Arts
Tremont St
E. Berkeley St.
E Berkeley St
Traveler St
W 4th St
Union Park St.
Harrison Ave
Shawmut Ave
SILVER LINE
Union Park St
MBTA
Newton St
Lexington
Medford
Malden
Arlington
Everett
Revere
Belmont
Chelsea
Waltham
Somerville
Winthrop
Watertown
Cambridge
Brookline
Newton
BOSTON
Needham
Dedham
Milton
Quincy
Hingham
Weymouth
Westwood
Norwood
Canton
Braintree
Atlantic Ocean

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Boston Park Plaza

Mortgage Loan No. 3 – Boston Park Plaza

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	50 Park Plaza Boston, MA 02116
Original Balance(1):		$95,000,000		General Property Type:	Hospitality
Cut-off Date Balance(1):		$95,000,000		Detailed Property Type:	Full Service
% of Initial Pool Balance:		8.3%		Number of Rooms:	941 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Room:	$127,524
Borrower Name(s):		RP/HH Park Plaza, Limited Partnership		Balloon Balance Per Room:	$92,386
Sponsor(s):		Rockpoint Real Estate Fund III, L.P.; Highgate, L.P.		Year Built / Year Renovated:	1927 / 2012
Mortgage Rate:		4.40200%		Title Vesting:	Fee
Note Date:		1/22/2013		Property Manager:	Highgate Hotels, L.P.
First Payment Date:		3/1/2013
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		2/1/2018		UW Revenues:	$65,307,626
IO Period:		None		UW Expenses:	$48,445,148
Original Term to Maturity:		60 months		UW NOI:	$16,862,478
Seasoning:		0 months		UW NCF:	$14,250,173
Original Amortization Term:		360 months		UW NOI DSCR(1):	2.34x
Loan Amortization Type:		Amortizing		UW NCF DSCR(1):	1.98x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield(1):	14.1%
Prepayment Provisions:		YM1 (35); O (25)		UW NCF Debt Yield(1):	11.9%
Lockbox / Cash Management:		Hard / In Place		UW NCF Debt Yield at Maturity(1):	13.0%
Pari Passu Mortgage Debt:		$25,000,000		Most Recent NOI (As of)(1):	$17,697,397 (9/30/2012 TTM)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of)(1):	$11,051,144 (12/31/2011)
Mezzanine Debt(2):		In Place ($30,000,000) and Permitted		3rd Most Recent NOI (As of)(1):	$4,220,000 (12/31/2010)
Preferred Equity:		Permitted
Reserves(3)				Appraised Value:	$264,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/4/2012
RE Tax:	$833,337	$416,668	NAP	Cut-off Date LTV Ratio(1):	45.5%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity (1):	41.6%
Deferred Maintenance:	$2,040,735	$0	NAP	Occupancy Rate (As of):	85.4% (9/30/2012)
FF&E:	$0	$275,556	NAP	2nd Most Recent Occupancy (As of):	80.8% (12/31/2011)
Other(4):	$4,656,621	$0	$4,500,000	3rd Most Recent Occupancy (As of):	74.8% (12/31/2010)

(1)
The Boston Park Plaza Mortgage Loan is part of the Boston Park Plaza Loan Pair evidenced by two pari passu notes with an aggregate Original Balance of $120,000,000. The Cut-off Date Balance per Room/SF, LTV, DSCR, Balloon Balance per Room/SF, Debt Yield and LTV Ratio at Maturity figures presented above are based on the entire $120,000,000 Boston Park Plaza Loan Pair.

(2)	The LTV, Debt Yield and DSCR for the Boston Park Plaza Mortgage, inclusive of mezzanine debt, is 56.8%, 9.5% and 1.44x, respectively.
(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Boston Park Plaza Borrower is required to deposit $3,500,000 related to a seasonality reserve and $1,156,621 related to a room split reserve as described under “—Escrows and Reserves” below.

The Boston Park Plaza Mortgage Loan

The Mortgage Loan.  The third largest mortgage loan (the “Boston Park Plaza Mortgage Loan”) is a portion of a refinance loan evidenced by two pari passu notes (the “Boston Park Plaza Loan Pair”) in the aggregate original principal amount of $120,000,000 both of which are secured by a first priority fee simple mortgage encumbering a full service hospitality property known as the Boston Park Plaza in Boston, Massachusetts (the “Boston Park Plaza Property”). The Boston Park Plaza Loan Pair was originated on January 22, 2013 by or on behalf of Bank of America, National Association. The Boston Park Plaza Mortgage Loan pari passu note A-1 with an original principal amount of $95,000,000 is being contributed to the issuing entity. The pari passu note A-2, which is not included in the issuing entity, evidences the related companion loan (the “Boston Park Plaza Companion Loan”), has an original principal amount of $25,000,000. The Boston Park Plaza Companion Loan has similar loan features and terms as the Boston Park Plaza Mortgage Loan and is expected to be contributed to a future trust. See “–Secured Indebtedness” below for further details.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Boston Park Plaza

At origination, the Boston Park Plaza Mortgage Loan had an original term of 60 months and currently has a remaining term of 60 months. The Boston Park Plaza Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of February 1, 2018. Voluntary prepayment of the Boston Park Plaza Mortgage Loan is permitted in whole or in part (in connection with the release of the retail space) on any date with a yield maintenance premium, and if the prepayment is made other than on the payment date, interest that would have accrued through the next payment date. The Boston Park Plaza Mortgage Loan is open to prepayment at par during the final 24 months of the loan term.

The Borrower and the Sponsor.  The Boston Park Plaza borrower is RP/HH Park Plaza, Limited Partnership, a Delaware limited partnership and SPE bankruptcy remote entity with two independent managers (the “Boston Park Plaza Borrower”). Equity ownership in the Boston Park Plaza Borrower is held by RP/HH Park Plaza Holdco, L.P. via RP/HH Park Plaza GP, L.L.C. (1%) and RP/HH Park Plaza Mezz, L.P. (99%).

The sponsor of the Boston Park Plaza Mortgage Loan is a joint venture between Rockpoint Real Estate Fund III, L.P. and Highgate, L.P. (together, the “Boston Park Plaza Sponsors”). Highgate L.P. is a fully integrated hospitality management and real estate investment company. The non-recourse guarantor of The Boston Park Plaza Mortgage Loan is Rockpoint Real Estate Fund III, L.P. Rockpoint Real Estate Fund III, L.P. is under the control of the Rockpoint Group, LLC (“Rockpoint”), a global real estate private equity firm headquartered in Boston with additional primary offices in Dallas, San Francisco, Luxembourg, Tokyo and London. Since its formation in 2003, Rockpoint has sponsored six private investment funds and three co-investment vehicles.

The Mortgaged Property.  The Boston Park Plaza Property is a 15-story, 941-room, full service hospitality property located at 50 Park Plaza in the Back Bay neighborhood of Boston, Massachusetts. The Boston Park Plaza Property was opened in 1928. The Boston Park Plaza Borrower acquired the Boston Park Plaza Property in June of 2011 for a total of approximately $138.9 million ($147,594 per room) and invested an additional $7.6 million for a current cost basis of approximately $146.5 million ($155,658 per room).

The Boston Park Plaza Borrower terminated the existing management agreement and implemented an aggressive cost savings and revenue management plan to increase revenues and operating margins. The Boston Park Plaza Borrower is also in the process of reconfiguring the existing retail space which will add approximately 5,000 to 12,000 SF of additional leasable retail space to the Boston Park Plaza Property. Additionally, since taking ownership of the Boston Park Plaza Property in June of 2011, the Boston Park Plaza Borrower has renovated the HVAC/Structure, the lobby, the fitness center, built model rooms, and is in the process of completing a room split project.

The Boston Park Plaza Property features over 18,000 SF of retail space and approximately 48,000 SF of flexible meeting space on a 1.32-acres parcel. Other amenities include a business center, fitness center, concierge, barber shop and breakfast bar. The Boston Park Plaza Property also offers a variety of dining options, including McCormick & Schmick’s and Melting Pot while the connected office component (not part of the collateral) features an additional five restaurants.

The Boston Park Plaza Property is in the midst of a capital improvement plan that will expand the number of rooms from 941 to 1,053 by dividing larger guestrooms into two units; the majority of these guestrooms were double deluxe and double/double standard configurations. The Boston Park Plaza Property’s guestroom configuration will consist of 252 double/double rooms, 292 king rooms, 215 queen rooms, 255 plaza petites, 2 hospitality suites, 17 studio suites and 20 one-bedroom suites. The room reconfiguration is being done in stages with rooms being taken off-line for a period ranging from one to three weeks. The Boston Park Plaza Borrower added wireless internet and flatscreen televisions in all the guestrooms in September of 2011. The first floor of the Boston Park Plaza Property houses the main lobby, guest registration, business center and lobby restaurant. The leased retail and restaurant spaces are also located on the first floor, except for the barbershop that is located on a sub-level adjacent to the newly added fitness center. The majority of meeting space is located on the mezzanine floor, with additional meeting rooms located on the fourth floor. The mechanical spaces and laundry facilities are located in the basement .The Boston Park Plaza Property guestrooms are located on levels 5 to 15. The Boston Park Plaza Property has 10 stairways and 10 elevators providing internal vertical transportation. The Boston Park Plaza Property is served by all of the necessary back-of-the-house space, including two full-service kitchens and administrative offices.

More specific information about the Boston Park Plaza Property is set forth in the table below:

The Boston Park Plaza and Market Historical Occupancy, ADR, RevPAR

	Competitive Set			Boston Park Plaza			Penetration Factor
Year (October TTM)	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	76.2%	$201.62	$153.71	74.3%	$153.26	$113.85	97.4%	76.0%	74.1%
2011	75.0%	$200.40	$150.31	78.6%	$156.65	$123.17	104.8%	78.2%	81.9%
2012	77.2%	$215.81	$166.67	86.0%	$168.06	$144.60	111.4%	77.9%	86.8%

Source: Industry Report.

The Market. The Boston Park Plaza Property is located in the Boston market and the Back Bay submarket in Suffolk County within the Boston-Cambridge-Quincy, MA-NH metropolitan statistical area (“MSA”). The Boston Park Plaza Property is specifically located at 50 Park Plaza and is within proximity to a well-developed network of local roadways, highways and interstates: Interstates 90, 93, 95 and 495 (Massachusetts Turnpike). The 2012 population of Boston-Cambridge-Quincy, MA-NH MSA was 4.6 million and has grown at a rate of 0.5% over the past two years. The unemployment rates as of September 2012 were 5.9% and 6.4% for the Boston-Cambridge-Quincy, MA-NH MSA and the State of Massachusetts, respectively.

The Boston Park Plaza Property is located in Boston’s Back Bay neighborhood, which is the second largest office submarket in downtown Boston. The Back Bay office submarket contains approximately 12.2 million SF of office space. The boundaries of this neighborhood include the Boston Common to the east, the Charles River to the north, Massachusetts Avenue to the west and Columbus Avenue to the south. The neighborhood is characterized by high-end commercial, retail and residential development including hotels, apartment and condominium-loft buildings, a convention center and retail stores.

According to the appraiser, the larger Boston submarket showed an average RevPAR growth of 2.4% between 2010 and 2011. RevPAR was $171.52 during the third quarter of 2012, up 11.4% over the same period in 2011, and surpassing the prior record of $162.90 in 2007.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Boston Park Plaza

Competing properties to the Boston Park Plaza Property are shown in the table below:

Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2012E Occupancy	2012E ADR	2012E RevPAR
Hilton Boston Back Bay	390	35%	30%	35%	87%	$214	$186
Marriott Boston Copley Place	1,145	25%	40%	35%	79%	$210	$166
Sheraton Boston	1,220	30%	40%	30%	73%	$202	$147
Westin Copley Place	803	30%	40%	30%	78%	$245	$191
Total / Wtd. Avg.	3,558	29%	39%	32%	78%	$216	$167

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Boston Park Plaza Property:

Cash Flow Analysis

	2010	2011	9/30/2012 TTM	UW	UW per Room

Occupancy	74.8%	80.8%	85.4%	85.4%

ADR	$153.75	$156.20	$167.69	$167.69

RevPAR	$115.07	$126.19	$143.14	$143.14

Total Revenue	$56,066,000	$61,512,662	$66,015,283	$65,307,626	$69,402

Total Departmental Expenses	$27,879,000	$27,205,175	$25,022,908	$24,983,941	$26,550

Gross Operating Profit	$28,187,000	$34,307,487	$40,992,375	$40,323,685	$42,852

Total Undistributed Expenses	$17,119,000	$16,720,085	$16,583,408	$16,583,408	$17,623

Profit Before Fixed Charges	$11,068,000	$17,587,402	$24,408,967	$23,740,277	$25,229

Rent and Other Expense	$84,000	$92,538	$94,364	$94,364	$100

Total Fixed Charges	$6,764,000	$6,443,720	$6,617,206	$6,783,435	$7,209

Net Operating Income	$4,220,000	$11,051,144	$17,697,397	$16,862,478	$17,920

Replacement Reserves	$2,243,000	$2,460,506	$2,640,611	$2,612,305	$2,776

Net Cash Flow	$1,977,000	$8,590,638	$15,056,786	$14,250,173	$15,144

NOI DSCR	0.74x	1.94x	3.10x	2.95x

NCF DSCR	0.35x	1.50x	2.64x	2.50x

NOI Debt Yield	3.5%	9.2%	14.7%	14.1%

NCF Debt Yield	1.6%	7.2%	12.5%	11.9%

Escrows and Reserves.  The Boston Park Plaza Borrower deposited $833,337 in escrow for annual real estate taxes at origination and is required to escrow $416,668 monthly. The Boston Park Plaza Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Boston Park Plaza Borrower is required to escrow 1/12th of estimated insurance premiums monthly. The Boston Park Plaza Borrower is also required to deposit $2,040,735 in escrow for immediate repairs at closing. Additionally, the Boston Park Plaza Borrower is required to escrow $275,556 monthly for FF&E reserves. The Boston Park Plaza Borrower deposited $1,156,621 for reserves related to ongoing renovations at the Boston Park Plaza Property in a room split reserve. The Boston Park Plaza Borrower deposited $3,500,000 in escrow for a seasonality reserve. Funds in the cash management account will be used to maintain a balance of $4,500,000 in the seasonality reserve throughout the term of the Boston Park Plaza Mortgage Loan.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Boston Park Plaza Mortgage Loan. The Boston Park Plaza Mortgage Loan has in place cash management. The Boston Park Plaza Borrower will be required to deposit all excess cash into a lockbox account held by the mortgagee as additional security for the Boston Park Plaza Mortgage Loan during a Cash Sweep Period (defined below).

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Boston Park Plaza

A “Cash Sweep Period” is the period commencing on the date the debt yield is less than the “Trigger Debt Yield” (defined below) on a trailing twelve month basis and ending on the date the debt yield first equals or exceeds the “Termination Debt Yield” (defined below) for the immediately preceding two calendar quarters.

“Trigger Debt Yield” means (i) at any time all or any portion of the Boston Park Plaza Mezzanine Loan (defined below) or the Permitted Mezzanine Financing (as defined below) is outstanding, 8.75% and (ii) at any time that no portion of the Boston Park Plaza Mezzanine Loan or the Permitted Mezzanine Financing is outstanding, 9.50%.

“Termination Debt Yield” means (i) at any time all or any portion of the Boston Park Plaza Mezzanine Loan or the Permitted Mezzanine Financing is outstanding, 9.25% and (ii) at any time that no portion of the Boston Park Plaza Mezzanine Loan or the Permitted Mezzanine Financing is outstanding, 10.00%.

Property Management. The Boston Park Plaza Property will be managed by Highgate Hotels, L.P. which has developed a reputation for its hotel management business. Highgate Hotels owned or managed portfolio includes 40 hotels consisting of more than 21,000 rooms, located primarily in major markets including New York, Washington D.C., Boston, San Francisco, Las Vegas and Paris.

Secured Indebtedness. The Boston Park Plaza Companion Loan was originated by Bank of America, National Association on January 22, 2013 and is evidenced by one note (note A-2) with an original and cut-off date principal balance of $25,000,000. The current holder of the Boston Park Plaza Companion Loan is Bank of America, National Association. The note evidencing the Boston Park Plaza Companion Loan accrues interest at the same rate as the Boston Park Plaza Mortgage Loan. The Boston Park Plaza Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Boston Park Plaza Companion Loan, as and to the extent described under “Description of the Mortgage Pool — The A/B Whole Loans and the Loan Pairs — The Boston Park Plaza Loan Pair” in the free writing prospectus. The Boston Park Plaza Companion Loan is expected to be contributed to a future trust. The holders of the Boston Park Plaza Mortgage Loan and the Boston Park Plaza Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Boston Park Plaza Loan Pair. The Boston Park Plaza Mortgage Loan will generally represent the controlling interest in the Boston Park Plaza Loan Pair. See “Description of the Mortgage Pool — The A/B Whole Loans and the Loan Pairs — The Boston Park Plaza Loan Pair” in the free writing prospectus.

Mezzanine Loan and Preferred Equity. There is a separate mezzanine loan in place with respect to the Boston Park Plaza Property, in the aggregate outstanding principal amount of approximately $30,000,000, dated as of January 22, 2013 (the “Boston Park Plaza Mezzanine Loan”), accruing interest at a rate of LIBOR plus 7.75% per annum. Bank of America, National Association (as the holder of both of the Boston Park Plaza Mortgage Loan and Boston Park Plaza Companion Loan) and the mezzanine loan lender have entered into an intercreditor agreement (the “Boston Park Plaza Intercreditor Agreement”) that governs the rights and obligations of such parties. For a general description of certain rights of mezzanine loan lenders (which rights exist under the Boston Park Plaza Intercreditor Agreement), see “DESCRIPTION OF THE MORTGAGE POOL — MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS — SUBORDINATE AND OTHER FINANCING” in the free writing prospectus. The Boston Park Plaza Mortgage Loan documents permit future mezzanine debt (“Permitted Mezzanine Financing”) subject to various conditions including, but not limited to: (i) repayment in full of the existing Boston Park Plaza Mezzanine Loan; (ii) the debt yield for the Boston Park Plaza Property (taking into account the Permitted Mezzanine Financing) on a trailing 12-month basis will equal at least 10%; and (iii) the loan-to-value ratio for the Boston Park Plaza Property, taking into account the Boston Park Plaza Loan Pair and the Permitted Mezzanine Financing, will be no greater than 60%.

The Boston Park Plaza Mortgage Loan documents also permit the creation of preferred equity in the existing Boston Park Plaza Mezzanine Loan borrower (“Permitted Preferred Equity”) subject to various conditions including, but not limited to: (i) 100% of the proceeds of such Permitted Preferred Equity must be invested in the Boston Park Plaza Property as a part of a renovation of such property as set forth in a renovation budget approved by the mortgagor and (ii) (A) the amount of such Permitted Preferred Equity does not, when combined with the outstanding principal balance of the Boston Park Plaza Loan Pair and the Boston Park Plaza Mezzanine Loan (and/or the Permitted Mezzanine Financing, as applicable), exceed 85% of (x) the “as-is” appraised value of the Boston Park Plaza Property as of the time when such Permitted Preferred Equity is made, plus (y) the cash value of such Permitted Preferred Equity, (B) does not have a redemption date earlier than one year after the stated maturity date of the Boston Park Plaza Loan Pair and the Boston Park Plaza Mezzanine Loan, (C) is in a face amount of not less than $10,000,000 and (D) provides that the payment of the return thereon shall be at all times subordinate to all payments due under the Boston Park Plaza Loan Pair and the Boston Park Plaza Mezzanine Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  The Boston Park Plaza Borrower is permitted to release the retail component in connection with a bona fide third-party sale subject to various conditions contained in the Boston Park Plaza Mortgage Loan documents including, but not limited to: (i) payment by the Boston Park Plaza Borrower an amount equal to the “Retail Space Release Price” (defined below), together with (A) a yield maintenance payment if such release occurs prior to the open date and (B) to the extent such payment is received on a day other than a due date, the amount of interest that would have accrued thereon if such payment was made on the next due date, and (ii) immediately after giving effect to the release, the debt yield with respect to the remaining property must be at least equal to the greater of 10% and the debt yield for the Boston Park Plaza Property prior to giving effect to the release for the 12 calendar months immediately preceding such release.

The “Retail Space Release Price“ means the amount obtained by multiplying (a) the Total Retail Space Release Price (defined below) by (b) the ratio of the outstanding principal balance of the Boston Park Plaza Mortgage Loan to the sum of (i) the then outstanding principal balance of the Boston Park Plaza Mortgage Loan plus (ii) the then outstanding balance of the Boston Park Plaza Mezzanine Loan. The “Total Retail Space Release Price” means a minimum release price equal to the greater of (a) $15,000,000 and (b) 100% of net sales proceeds.

Terrorism Insurance.  The Boston Park Plaza Borrower is required pursuant to the Boston Park Plaza Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Boston Park Plaza Property.

Condominium.  The Boston Park Plaza Property is subject to a condominium (the “Condominium”), which contains two units, one of which is the “Hotel Unit” and the other is the “Office Unit”. The collateral for the Boston Park Plaza Mortgage Loan as it relates to the Boston Park Plaza Property is only comprised of the “Hotel Unit”. The Condominium is governed by a board of four trustees, two from each of the two condominium units. The trustees are chosen and appointed by the respective owners of each of the units, and may be removed at any time by such applicable unit owner. Generally, all power and authority of the trust that governs the Condominium may only be exercised by a unanimous vote of all four trustees. The Boston Park Plaza loan condominium documents prohibit the Condominium unit owners from instituting any action or proceeding for partition of the Condominium.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

Mortgage Loan No. 4 – Wanamaker Building

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

Mortgage Loan No. 4 – Wanamaker Building

Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107
PHILADELPHIA
Brewerytown
Fairmount
FAIRMOUNT PARK
Spring Garden
Center City
Chinatown
Rittenhouse
Southwest Center City
South Philadelphia
Grays Ferry
Society Hill
South Street
Schuylkill Expwy
Schuylkill River
Vine Street Expwy
Kelly Drive
Girard Ave
N College Ave
S College Ave
Fairmount Ave
Spring Garden St
Callowhill St
Vine St
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Lombard St
South St
Bainbridge St
Christian St
Washington Ave
Federal St
Wharton St
Reed St
Tasker St
Grays Ferry Ave
Pt. Breeze Ave
Passyunk Ave
Ridge Ave
Cecil B. Moore Ave
Poplar Dr
Haverford Ave
Lancaster Ave
Pennsylvania Ave
Corinthian Ave
BROAD STREET LINE
MARKET-FRANKFORD LINE
Eastern State Penitentiary Natl. Historic Landmark
Philadelphia Museum of Art
Francisville Playground
Von Colln Memorial Field
Community College of Philadelphia
Free Library of Philadelphia
Franklin Institute
Logan Square
Academy of Natural Sciences
1 & 2 Logan Square
3 Logan Square
Commerce Square
Comcast Center
5 Penn Center
2 Penn Center
City Hall
Penn. Academy of Fine Arts
Pennsylvania Convention Center
Reading Terminal Market
Aramark Tower
The Gallery at Market East
Edgar Allen Poe Natl. Historic Site
Cira Center
Drexel University
30th Street Station
PECO Building
University of Pennsylvania
Franklin Field
Penn Park
The Children's Hospital of Philadelphia
Schuylkill River Park
Mütter Museum
Phila. Stock Exchange
1818 Market
One & Two Liberty Place
Centre Sq.
PNC Bank Building
Conservation Center for Art & Historic Artifacts
Hyatt at the Bellevue
Academy of Music
Kimmel Ctr. for the Performing Arts
University of the Arts
T. Jefferson University Hospital
Thomas Jefferson University
Wills Eye Institute
Washington Square
Pennsylvania Hospital
INDEPENDENCE NATL. HISTORIC PARK
Liberty Bell Ctr.
Independence Hall
US Mint
Athenaeum of Philadelphia
Thaddeus Kosciuszko Natl. Memorial
Headhouse Market
Italian Market Shopping Ctr.
Palumbo Playground
Wharton Square Park
Passyunk Square Park
Jefferson Sq. Park
SPRING GARDEN
RACE-VINE
CITY HALL
WALNUT-LOCUST
LOMBARD-SOUTH
ELLSWORTH-FEDERAL
CHINATOWN
34TH
30TH
15TH
13TH
11TH
8TH
5TH
To Ben Franklin Bridge, NJ
To 95
Philadelphia Intl. Airport 7 miles
76
676
611
30
13
3
PENNSYLVANIA
NEW JERSEY
PHILADELPHIA
CAMDEN
Lansdale
Horsham
Ambler
Levittown
Willow Grove
Audubon
Norristown
King of Prussia
Plymouth Meeting
Melrose Park
Bristol
Burlington
Conshohocken
Wayne
Paoli
Radnor
Ardmore
Broomall
Yeadon
Springfield
Darby
Chester Heights
Chester
Woodbury
Pennsauken
Moorestown
Cherry Hill
Gloucester City
Bellmawr
Clementon
Deptford
Center City
DE

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

Mortgage Loan No. 4 – Wanamaker Building

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/BBB-		Property Address:	100 Penn Square East Philadelphia, PA 19107
Original Balance:		$76,500,000
Cut-off Date Balance:		$76,500,000		General Property Type:	Office
% of Initial Pool Balance:		6.7%		Detailed Property Type:	CBD
Loan Purpose:		Refinance		Net Rentable Area:	965,577 SF
Borrower Name(s):		Wanamaker Office Lease, LP		Cut-off Date Balance Unit/SF:	$79
Sponsor(s):		Behringer Harvard REIT I, Inc.; Amerimar Enterprises, Inc.		Balloon Balance Unit/SF:	$63
				Year Built / Year Renovated:	1904-1911 / 1989
Mortgage Rate:		3.83000%		Title Vesting(3):	Fee
Note Date:		1/14/2013		Property Manager:	IPC/Amerimar Wanamaker Management Co., LLC
First Payment Date:		3/7/2013
Anticipated Repayment Date:		NAP		Underwriting and Financial Information(4)
Maturity Date:		2/7/2023		UW Revenues:	$21,779,715
IO Period:		None		UW Expenses:	$11,548,199
Original Term to Maturity:		120 months		UW NOI:	$10,231,517
Seasoning:		0 months		UW NCF:	$8,193,465
Original Amortization Term:		360 months		UW NOI DSCR:	2.38x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.91x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	13.4%
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NCF Debt Yield:	10.7%
Lockbox / Cash Management:		Hard / In Place		UW NCF Debt Yield at Maturity:	13.5%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$11,552,038 (11/30/2012 TTM)
Subordinate Mortgage Debt:		$6,873,221		2nd Most Recent NOI (As of):	$11,122,095 (12/31/2011)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$11,505,659 (12/31/2010)
Reserves(1)				Appraised Value:	$136,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/3/2012
RE Tax:	$0	$252,933	NAP	Cut-off Date LTV Ratio:	56.3%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	44.5%
Recurring Replacements:	$0	$100,581	NAP	Occupancy Rate (As of):	96.6% (11/1/2012)
TI/LC(2):	$1,700,000	$100,581	NAP	2nd Most Recent Occupancy (As of):	99.2% (12/31/2011)
				3rd Most Recent Occupancy (As of):	99.0% (12/31/2010 )

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.
(2)
There is currently an excess cash flow sweep in place to collect certain outstanding TI/LC obligations of the Wanamaker Building Borrower up to $7,542,667 (inclusive of the initial TI/LC reserve). At such time the $7,542,667 amount for outstanding TI/LC obligations is fully reserved, or the obligation to so reserve is waived or reduced and the reduced amount is fully reserved, the normalized monthly collection of $100,581 will begin.

(3)
The Wanamaker Building Borrower has pledged its leasehold interest as security for the Wanamaker Building Mortgage Loan. In addition, the fee owner has pledged its interest in the Wanamaker Building Property as collateral for the Wanamaker Building Mortgage Loan. See “—The Mortgaged Property” below for further details.

(4)
Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations do not include the related subordinate secured indebtedness described below under “-Additional Secured Indebtedness (not including trade payables)”.

The Wanamaker Building Mortgage Loan

The Mortgage Loan.  The fourth largest mortgage loan (the “Wanamaker Building Mortgage Loan”) is evidenced by a note in the original principal amount of $76,500,000 and is secured by a first priority fee mortgage encumbering the office property known as the Wanamaker Building in Philadelphia, Pennsylvania (the “Wanamaker Building Property”). The proceeds of the Wanamaker Building Mortgage Loan were used to refinance a previously existing loan of approximately $57,302,822, including defeasance costs, which was included in the CSFB 2003-C4 securitization.

The Wanamaker Building Mortgage Loan has an original and remaining term of 120 months. The Wanamaker Building Mortgage Loan requires payments of principal and interest for its entire term with a maturity date of February 7, 2023. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the issuing entity to lose its REMIC status and, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C8 Certificates) is permitted at any time on or after the first due date following the second anniversary of the securitization of the Wanamaker Building Mortgage Loan. The Wanamaker

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

Building Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The borrower is Wanamaker Office Lease, LP a single-purpose Delaware limited partnership with two independent directors (the “Wanamaker Building Borrower”). The Wanamaker Building Mortgage Loan sponsors are Behringer Harvard REIT I, Inc. (“Behringer”) and Amerimar Enterprises, Inc. (“Amerimar”). The non-recourse carve-out guarantors are Behringer, Gerald M. Marshall and Theodore M. Serure. The non-recourse carve-out guarantees are limited to $1,000,000 each with respect to Messrs. Marshall and Serure.

Behringer is a Maryland-based REIT founded by Robert M. Behringer in 2002 to own or develop office properties. As of September 30, 2012, the company owned interests in 52 properties located in 19 states and the District of Columbia. As of the same date, the company reported total assets of approximately $3.24 billion, total liabilities of approximately $2.39 billion and total equity of approximately $849 million.

The Mortgaged Property.  The Wanamaker Building Property consists of floors 4 through 12 and subgrade space (effected through vertical subdivisions), totaling 965,577 SF of primarily office use and a subterranean, 660 space parking garage, all located within the Wanamaker Building in downtown Philadelphia, Pennsylvania. The balance of the Wanamaker Building consists of the first three floors and is utilized as retail space currently occupied by a Macy’s department store. The three floors occupied by Macy’s are not collateral for the Wanamaker Building Mortgage Loan. The Wanamaker Building is designated a National Historic Landmark. The appraiser classifies it as a class “A” building.

The Wanamaker Building was constructed between 1904 and 1911 as the John Wanamaker Store. The top nine floors of the building were gradually converted to office use while the bottom three floors remain retail use. Included in the Wanamaker Building Mortgage Loan collateral space is the 44,269 SF Crystal Tea Room banquet facilities located on the 9th floor of the Wanamaker Building.

The Wanamaker Building Borrower owns a leasehold interest in the Wanamaker Building Property. The Wanamaker Building Borrower is 100% indirectly owned by Philadelphia Center Realty Associates, L.P., the Wanamaker Building Property fee estate owner. The Wanamaker Building Property fee estate owner has mortgaged its fee interest in the Wanamaker Building Property as collateral for the Wanamaker Building Mortgage Loan. The master lease between the Wanamaker Building Property fee estate owner and the Wanamaker Building Borrower has a current expiration date of April 30, 2032, with one lease extension option to December 31, 2041. Current ground rent is the greater of $10.00 per annum and the ground lessee’s positive net income for the year, provided in no event shall any leasehold mortgagee or any foreclosure purchaser be liable for more than $10.00 per annum.

Major Tenants.

GSA (282,044 SF, 29.2% of NRA, 29.6% of underwritten base rent). The General Services Administration (“GSA”) of the United States government leases 282,044 SF at the Wanamaker Building Property under multiple leases for three different departments. The GSA leases 125,603 SF for the Department of Housing and Urban Development (“HUD”), 113,446 SF for the Army Corps of Engineers (“ACE”) and 42,995 SF for the Department of Education (“DOE”). The HUD lease began on September 1, 2010 and has a current expiration date of August 31, 2020, with no lease renewal options. HUD has a general termination option applicable to 20% of its space with at least 120 days of notice. The ACE lease began on December 1, 2002 and has a current expiration date of November 30, 2022, with no remaining lease renewal options. The ACE has a general termination option applicable to 25% of its space with at least 90 days of notice. The DOE lease began on October 1, 2011 and has a current expiration date of September 30, 2021, with one five-year lease renewal option.

Children’s Hospital of Philadelphia (252,631 SF, 26.2% of NRA, 27.5% of underwritten base rent). Children’s Hospital of Philadelphia (“CHOP”) leases 252,631 SF at the Wanamaker Building Property. The lease began on May 2, 2006 and has a current expiration date of June 30, 2027, with no lease renewal options. CHOP has certain expansion options relating to space on the 5th and 9th floors of the Wanamaker Building Property and two general lease termination options effective on either July 1, 2022 (with notice by December 31, 2020) or February 1, 2024 (with notice by December 31, 2020). The later termination option is dependent upon a previous exercise of a certain expansion option relating to space on the 5th floor of the Wanamaker Building Property. In addition, CHOP has a one-time option to surrender a portion of its space effective July 1, 2022 (with notice by December 20, 2020). Such surrender option is applicable to contiguous space equal to at least 36,000 SF, but no greater than 54,000 SF. The lease termination options and the surrender option require a tenant termination payment equal to six months of base rent for the space so terminated or surrendered plus certain other tenant improvement and leasing costs associated with the terminated or surrendered space. CHOP’s Wanamaker Building Property space serves as the tenant’s non-clinical headquarters. CHOP was founded in 1855 and currently operates 430 beds.

Digitas (73,417 SF, 7.6% of NRA, 8.8% of underwritten base rent). Digitas, Inc. (“Digitas”) leases 73,417 SF at the Wanamaker Building Property. The lease began on June 15, 2008, with an expansion on January 1, 2010, and has a current expiration date of December 31, 2020, with two, five-year lease renewal options applicable to all of the tenant’s current space or all of its space on either the 11th or 12th floors of the Wanamaker Building Property. Digitas has a one-time lease termination option applicable to all or a portion of its space on April 30, 2016, subject to a certain termination fees. Digitas is a global marketing services company that was founded in 1980 and has approximately 1,740 employees.

United Healthcare (61,948 SF, 6.4% of NRA, 7.0% of underwritten base rent). United Healthcare (“UHC”) leases 61,948 SF at the Wanamaker Building Property. The lease began on November 1, 1998 and has a current expiration date of August 31, 2019, with two, three-year lease renewal options. UHC has the right to terminate all or a portion of its space effective August 31, 2017 with no less than nine months of notice and no more than 18 months of notice, and with the payment of certain termination fees and certain tenant improvement and leasing costs associated with the terminated space. UHC is an operating division of UnitedHealth Group (NYSE: UNH).

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

The following table presents a summary regarding major tenants at the Wanamaker Building Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant SF	Approx. % of SF	Annualized Underwritten Base Rent	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent (PSF)	Lease Expiration
Major Tenants
GSA	AAA/Aaa/AA+	282,044	29%	$5,771,745	30%	$20.46	8/31/2020; 11/30/2022; 9/30/2021(2)
Children’s Hospital of Philadelphia	NR/Aa2/AA	252,631	26%	$5,368,409	27%	$21.25(3)	6/30/2027
Digitas	NR/Baa2/BBB+	73,417	8%	$1,725,300	9%	$23.50	12/31/2020
United Healthcare	A-/A3/A	61,948	6%	$1,372,148	7%	$22.15	8/31/2019
Subtotal / Wtd. Avg.		670,040	69%	$14,237,601	73%	$21.25

Other Tenants		262,642	27%	$5,285,748	27%	$20.13
Vacant Space		32,895	3%	$0	0%	$0.00
Total / Wtd. Avg.		965,577	100%	$19,523,349	100%	$20.93(4)

(1)
Certain ratings may be those of the parent company whether or not the parent guarantees the lease. The ratings for Children’s Hospital of Philadelphia, which is not directly rated, reference the tenant’s current long term debt obligation ratings.

(2)	The GSA tenant leases space under separate leases with different lease expiration dates. See the “Major Tenants” section above for details on lease expiration dates.
(3)	The Children’s Hospital of Philadelphia annualized underwritten base rent includes $568,420 of averaged rent steps over the tenant’s lease term.
(4)	Total Annualized Underwritten Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Wanamaker Building Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	1	3,688	$20.50	0%	0%	$75,604	0%	0%
2014	6	48,852	$21.34	5%	5%	$1,042,360	5%	6%
2015	3	19,372	$19.74	2%	7%	$382,320	2%	8%
2016	2	13,422	$15.12	1%	9%	$202,890	1%	9%
2017	0	0	$0.00	0%	9%	$0	0%	9%
2018	3	75,866	$22.51	8%	17%	$1,707,464	9%	17%
2019	4	106,217	$18.75	11%	28%	$1,991,684	10%	28%
2020	9	199,020	$22.71	21%	48%	$4,519,966	23%	51%
2021	4	71,544	$19.18	7%	56%	$1,372,197	7%	58%
2022	3	137,033	$20.10	14%	70%	$2,754,698	14%	72%
2023	0	0	$0.00	0%	70%	$0	0%	72%
2024	0	0	$0.00	0%	70%	$0	0%	72%
2025	0	0	$0.00	0%	70%	$0	0%	72%
2026 & Beyond	8	257,668	$21.25	27%	97%	$5,474,165	28%	100%
Vacant	0	32,895	$0.00	3%	100%	$0	0%	100%
Total / Wtd. Avg.	43	965,577	$22.93(3)	100%		$19,523,349	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space and includes $568,420 of underwritten averaged rent steps associated with the Children’s Hospital of Philadelphia tenant.

The Market.  The Wanamaker Building Property is located along the south side of Market Street across from the Philadelphia City Hall in the Philadelphia CBD. According to the appraiser, the Wanamaker Building Property is located in the Center City office submarket, the largest concentrated center of employment in Pennsylvania. The submarket contains over 100 office buildings totaling approximately 63.5 million SF, has an overall vacancy rate of 9.0% and an average asking rental rate of $24.82 PSF. Major local employers include the City of Philadelphia, the School Board of Philadelphia, the University of Pennsylvania, Temple University, two major medical schools and three major hospitals. The area contains the world headquarters for

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

Comcast, Cigna, ACE, Blue Cross of Pennsylvania, Delaware Valley Investments and Smith Kline. Center City has almost 180,000 residents, the third highest downtown population in the United States after Chicago and New York. Estimated population within a three-mile radius is 473,514.

The following table presents certain office rental comparable information in the Wanamaker Building Property submarket:

Primary Competitor Property Summary

Property	Rentable Area (SF)	Occupancy	Year Built/ Renovated	Class	Asking Rent
801 Market Street	927,931	87.8%	1931/ 2002	A-	$22.50 + E
Aramark Tower, 1101 Market Street	689,123	96.2%	1984	A	$25.00 + E
Public Ledger Building, 600 Chestnut Street	533,945	93.8%	1927/ 2007	A-	$24.00 + E
The Curtis Center, 126 South 6th Street	885,786	89.6%	1909/ 2007	A	$27.00 + E
833 Chestnut Street	677,413	84.5%	1926/ 2000	A-	$23.00 + E
One South Broad Street	464,800	92.9%	1932	B+	$23.00 FS
The Widener Building, 1327-1341 Chestnut Street	456,650	88.0%	1915	A-/ B+	$20.00 - $22.00 + E
Total / Wtd. Avg.	4,635,648	90.1%

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wanamaker Building Property:

Cash Flow Analysis
	2010	2011	11/30/2012 TTM	UW	UW PSF
Gross Potential Rent(1)	$20,441,091	$20,784,782	$21,052,880	$19,523,349	$20.22
Total Reimbursements	$1,113,498	$943,793	$714,745	$966,740	$1.00
Parking Lease Income(2)	$0	$0	$0	$1,879,744	$1.95
Other Income(3)	$1,407,018	$979,279	$1,805,373	$266,275	$0.28
Less Vacancy & Abatements	($809,487)	($633,125)	($1,054,808)	($856,393)	($0.89)
Effective Gross Income	$22,152,120	$22,074,728	$22,518,190	$21,779,715	$22.56
Total Expenses	$10,646,461	$10,952,633	$10,966,152	$11,548,199	$11.96
Net Operating Income	$11,505,659	$11,122,095	$11,552,038	$10,231,517	$10.60
TI/LC	$0	$0	$0	$1,748,378	$1.81
Capital Expenditures	$0	$0	$0	$289,673	$0.30
Net Cash Flow	$11,505,659	$11,122,095	$11,552,038	$8,193,465	$8.49
Occupancy %	99.0%	99.2%	96.6%	92.7%
NOI DSCR	2.68x	2.59x	2.69x	2.38x
NCF DSCR	2.68x	2.59x	2.69x	1.91x
NOI Debt Yield	15.0%	14.5%	15.1%	13.4%
NCF Debt Yield	15.0%	14.5%	15.1%	10.7%

(1)
Historical and Underwritten Gross Potential Rent (“GPR”) are net of actual vacancy. Underwritten GPR includes contractual rents steps totaling $568,420 associated with the Children’s Hospital of Philadelphia tenant.

(2)	Historical GPR includes income from the parking operator lease. For underwriting purposes, the parking income is shown as an individual line item.
(3)	Historical Other Income includes certain borrower accounting adjustments for future rent steps.

Escrows and Reserves.  The Wanamaker Building Borrower is required to escrow 1/12th of the annual estimated tax payments monthly (but not with respect to taxes that are the responsibility of tenants pursuant to leases that are not in default). The Wanamaker Building Borrower is required to escrow 1/12th of the annual estimated insurance premiums monthly (unless the Wanamaker Building Borrower maintains insurance under an acceptable blanket insurance policy). The Wanamaker Building Borrower is required to make monthly deposits for replacement reserves equal to $100,581 until the payment date in February 2017 and $20,116 thereafter. The Wanamaker Building Borrower deposited $1,700,000 in escrow for TI/LC reserves at loan origination for then outstanding TI/LC obligations of the Wanamaker Building Borrower (the “Upfront TI/LC Reserve”) and is required to make monthly deposits of (x) remaining available funds as described below under “Lockbox and Cash Management”, until such time as $7,542,667 (inclusive of the Upfront TI/LC Reserve) (the “Additional TI/LC Reserve”) have been deposited in the aggregate in the TI/LC reserve for the payment of tenant improvement costs, tenant improvement allowances and leasing commissions existing as of closing and referenced on a schedule to the loan agreement (“Existing TI/LCs”) or (y) thereafter, $100,581 in the TI/LC reserve for the payment of tenant improvement costs, tenant improvement allowances and leasing commissions incurred after closing; provided, that (i) the amount of the Additional TI/LC Reserve will be reduced on a dollar-for-dollar basis by either (a) the amount of tenant improvement costs which are the responsibility of the Wanamaker Building Borrower under the Office Lease Agreement,

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Wanamaker Building

dated August 9, 2005 (the “CHOP Lease”) between The Children’s Hospital of Philadelphia (“CHOP Tenant”) and the Wanamaker Building Borrower and which CHOP Tenant elects to convert to free rent pursuant to the CHOP Lease or (b) the amount of Existing TI/LCs which the Wanamaker Building Borrower pays for with funds other than funds in the TI/LC reserve and (ii) any deposits to the TI/LC reserve in excess of the Additional TI/LC Reserve (as reduced pursuant to the immediately preceding clause (i)) will be returned to the Wanamaker Building Borrower.

In connection with the termination of any lease which demises greater than 20,000 rentable SF at the Wanamaker Building Property, if the debt yield calculated as of the last day of the immediately preceding calendar quarter (and excluding any rent in connection with such terminated lease) is equal to or less than 10%, then all excess cash flow not otherwise required to be deposited with the lender shall be deposited with lender until such time as an amount equal to $30.00 per rentable SF of the space demised pursuant to such terminated lease shall have been deposited with lender (inclusive of any lease termination fees deposited with lender in connection with such terminated lease).

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Wanamaker Building Mortgage Loan. The Wanamaker Building Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each business day to fund an account in an amount up to the debt service due on the Wanamaker Building Mortgage Loan on the next monthly payment date (which amount is applied to make the payment due on such date), to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse to the Wanamaker Building Borrower funds sufficient to pay monthly operating expenses not otherwise paid or reserved for and referenced in an annual budget approved by lender or otherwise approved by lender and to remit the remainder to the Wanamaker Building Borrower; provided, that if a Cash Management Sweep Period (defined below) is in effect, then the remainder will be remitted as follows and in the following order of priority: (i) first, to fund an account in the amount of monthly debt service due on the Wanamaker Building Subordinate Loan (as defined below); and (ii) second, to a reserve to be held by the mortgagee as additional security for the Wanamaker Building Mortgage Loan.

A “Cash Management Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s reasonable satisfaction (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (ii) below) or (ii) commence upon the debt yield as of the last day of any calendar quarter being less than 7.0% and continue until the debt yield is at least 7.5% for two consecutive calendar quarters (and no other event is in effect that would cause a Cash Management Sweep Period pursuant to clause (i) above).

Property Management.  The Wanamaker Building Property is managed by IPC/Amerimar Wanamaker Management Co., LLC, an affiliate of the Wanamaker Building Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts).  The “Wanamaker Building Subordinate Loan” refers to a mortgage loan dated May 8, 2003, made by PIDC Local Development Corporation, a Pennsylvania non-profit corporation (the “Wanamaker Building Subordinate Lender”), to the Wanamaker Building Borrower (as successor in interest to Wanamaker, LLC) in the original principal amount of $15,000,000 secured by the Wanamaker Building Property. A subordination and intercreditor agreement, dated January 9, 2013, entered into between the lender under the Wanamaker Building Mortgage Loan and the Wanamaker Building Subordinate Lender, provides, among other things, (i) the loan documents under the Wanamaker Building Subordinate Loan, all advances made thereunder and all rights of the Wanamaker Building Subordinate Lender under such loan documents to the Wanamaker Building Property are subject and subordinate in lien and in payment to the Wanamaker Building Mortgage Loan and the rights of the lender in and to the Wanamaker Building Property, (ii) the Wanamaker Building Subordinate Lender will not, without the prior written consent of the lender under the Wanamaker Building Mortgage Loan, take any action to accelerate or foreclose on the Wanamaker Building Subordinate Loan, accept a deed or assignment in lieu of foreclosure, sue on the note or any other obligation evidencing the Wanamaker Building Subordinate Loan, commence any bankruptcy proceedings against the Wanamaker Building Borrower or take any other enforcement action against the Wanamaker Building Property, (iii) the Wanamaker Building Subordinate Loan may not be pledged, assigned or transferred other than to a “qualified transferee” (as such term is defined in the subordination and intercreditor agreement) which executes and delivers an assignment agreement agreeing to be bound by the subordination and intercreditor agreement and (iv) the lender under the Wanamaker Building Mortgage Loan will give the Wanamaker Building Subordinate Lender (x) written notice of an event of default under the Wanamaker Building Mortgage Loan (or the appointment of a special servicer with respect to the Wanamaker Building Mortgage Loan) and following the delivery of such notice the right to purchase the Wanamaker Building Mortgage Loan in whole only for a purchase price set forth in the subordination and intercreditor agreement and (y) the right to cure monetary defaults by the Wanamaker Building Borrower within five business days following notice and non-monetary defaults within the same time period as the Wanamaker Building Borrower under the loan documents for the Wanamaker Building Mortgage Loan (which time period may be extended for up to 90 days subject to customary conditions set forth in the subordination and intercreditor agreement). The scheduled monthly payment amount due under the Wanamaker Building Subordinate Loan is $118,496, and it is currently scheduled to fully amortize by July 1, 2018.

Release of Property.  Not permitted.

Terrorism Insurance.  Generally, the Wanamaker Building Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Wanamaker Building Property.

Expansion, Release and Substitution of Property. Not permitted.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hyatt Regency Hill Country Resort and Spa

Mortgage Loan No. 5 – Hyatt Regency Hill Country Resort and Spa

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hyatt Regency Hill Country Resort and Spa

Mortgage Loan No. 5 – Hyatt Regency Hill Country Resort and Spa

Hyatt Regency Hill Country Resort and Spa
9800 Hyatt Resort Drive
San Antonio, TX 78251
SAN ANTONIO
Helotes
Hollywood Park
Shavano Park
Hill Country Village
Far Northwest
Northwest
Leon Valley
Far West
Ingram Hills
Balcones Heights
Castle Hills
Beacon Hill
Downtown
Far South Side
BEXAR COUNTY
Six Flags Fiesta Texas
The Shops at La Cantera
University of Texas - San Antonio
Bandera Pointe
Schnabel Park
South Texas Medical Center
Methodist Specialty Transplant Hosp.
Christus Santa Rosa Medical Ctr.
Methodist Hospital
UT Health Science Ctr. San Antonio
VA Hosp.
Raymond Rimkus Park
Ingram Park Mall
Sea World San Antonio
Westover Marketplace
Northside Athletic Complex
St. Marys University
Woodlawn Park
San Antonio College
Monterrey Park
Riverwalk, The Alamo
UT San Antonio Downtown Campus
Our Lady of the Lake University
Wolff Municipal Stadium
Amistad Park
Wilford Hall Medical Center
Lackland AFB
Kelly Air Force Base
Stillman Park
Concepcion Park
Normoyle Park
South Park Mall
Palo Alto Community College
Millers Pond Park
San Antonio International Airport
North Star Mall
Cedar Creek Municipal Golf Course
CW Anderson Loop
NW Loop
SW Loop
Raymond E. Stotzer Frwy
Hausman Rd
Prue Rd
Braun Rd
Guilbeau Rd
Galm Rd
Culebra Rd
Potranco Rd
Marbach Rd
Military Dr W.
Wiseman Blvd
Alamo Ranch Pkwy
Westover Hills Blvd
Hunt Ln
Ellison Dr
Bandera Rd
Grissom Rd
Ingram Rd
Callaghan Rd
Wurzbach Rd
Babcock Rd
Huebner Rd
De Zavala Rd
Vance Jackson Rd
Lockhill Selma Rd
Fredericksburg Rd
Commerce St
Martin St
Old Highway 90
Castroville Rd
General McMullen Dr
Zarzamora St
Frio City Rd
Nogalitos St
Southcross Blvd
SW Military Dr
Old Pearsall Rd
New Laredo Hwy
Palo Alto Rd
Pleasanton Rd
Hildebrand Ave
Blanco Rd
San Pedro Ave
Jackson Keller Rd
Ray Ellison Dr
W Military Dr
Kyle Seale Pkwy
Military Hwy
Flores St
10
35
410
87
90
16
151
1604
421
345
371
13
353
New Braunfels
Boerne
Schertz
Converse
Kirby
Marion
Zuehl
St. Hedwig
La Vernia
Elmendorf
Somerset
Lytle
Helotes
SAN ANTONIO

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hyatt Regency Hill Country Resort and Spa

Mortgage Loan No. 5 – Hyatt Regency Hill Country Resort and Spa

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	9800 Hyatt Resort Drive San Antonio, TX 78251
Original Balance:		$61,000,000
Cut-off Date Balance:		$61,000,000		General Property Type:	Hospitality
% of Initial Pool Balance:		5.4%		Detailed Property Type:	Full Service
Loan Purpose:		Refinance		Number of Rooms:	500 Rooms
Borrower Name(s):		SARLP-Resort Owner, LLC		Cut-off Date Balance Per Room:	$122,000
Sponsor(s):		Woodbine Holdings, Ltd.		Balloon Balance Per Room:	$115,529
Mortgage Rate:		5.59000%		Year Built / Year Renovated(3):	1992 / 2001; 2005; 2012-2013
Note Date:		12/31/2012		Title Vesting(4):	Fee/Leasehold
First Payment Date:		2/1/2013		Property Manager:	Hyatt Corporation
Anticipated Repayment Date:		NAP
Maturity Date:		1/1/2018		Underwriting and Financial Information
IO Period:		12 months		UW Revenues:	$43,965,549
Original Term to Maturity:		60 months		UW Expenses:	$36,002,057
Seasoning:		1 month		UW NOI:	$7,963,492
Original Amortization Term:		360 months		UW NCF:	$6,204,870
Loan Amortization Type:		Partial IO		UW NOI DSCR:	1.90x
Interest Accrual Basis:		Actual/360		UW NCF DSCR:	1.48x
Prepayment Provisions:		LO (25); DEF (10); O (25)		UW NOI Debt Yield:	13.1%
Lockbox / Cash Management:		Soft / In Place		UW NCF Debt Yield:	10.2%
Pari Passu Mortgage Debt:		None		UW NCF Debt Yield at Maturity:	10.7%
Subordinate Mortgage Debt:		None		Most Recent NOI (As of):	$7,923,681(11/30/2012 TTM)
Mezzanine Debt(1):		$5,442,609 (Permitted up to $28,500,000)		2nd Most Recent NOI (As of):	$8,667,249 (12/31/2011)
				3rd Most Recent NOI (As of):	$7,106,992 (12/31/2010)
Reserves(2)				Appraised Value(5):	$133,000,000
Type:	Initial	Monthly	Cap	Appraisal As-of Date:	12/1/2012
RE Tax:	$0	$199,763	NAP	Cut-off Date LTV Ratio:	45.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	43.4%
FF&E:	$0	$183,186	NAP	Occupancy Rate (As of):	62.8% (11/30/2012 TTM)
				2nd Most Recent Occupancy (As of):	62.3% (12/31/2011 TTM)
				3rd Most Recent Occupancy (As of):	55.0% (12/31/2010 TTM)

(1)
Mezzanine financing funded in stages to finance property renovation costs to a maximum of $28,500,000 is permitted. See “—Mezzanine Loan and Preferred Equity” below for further discussion of in place and future mezzanine financing.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	See “—The Mortgaged Property” below for further discussion of a current renovation program.

(4)	A portion of an on-site golf course is subject to a ground lease expiring on 4/1/2102, with annual ground rent of $1.00, plus certain additional rent.

(5)	The Appraised Value is an “as is” value, not considering the on-going renovation program.

The Hyatt Regency Hill Country Resort and Spa Mortgage Loan

The Mortgage Loan.  The fifth largest mortgage loan (the “Hyatt Regency Hill Country Resort and Spa Mortgage Loan”) is evidenced by a note in the original principal amount of $61,000,000 and is secured by a first priority fee and leasehold mortgage encumbering the hospitality property known as the Hyatt Regency Hill Country Resort and Spa in San Antonio, Texas (the “Hyatt Regency Hill Country Resort and Spa Property”). The proceeds of the Hyatt Regency Hill Country Resort and Spa Mortgage Loan were used to refinance a previously existing loan of approximately $66,744,424.

The Hyatt Regency Hill Country Resort and Spa Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months. The Hyatt Regency Hill Country Resort and Spa Mortgage Loan requires payments of interest only for its initial 12 months and payments of principal and interest for its remaining term with a scheduled maturity date of January 1, 2018. Defeasance with direct, non-callable obligations of the United States of America (or other non-callable government securities or other non-callable instruments that will not cause the issuing entity to lose its REMIC status and which, in each case, will not result in a downgrade or withdrawal of the ratings for the MSBAM Series 2013-C8 Certificates) is permitted at any time on or after the first payment date following the second anniversary of the securitization closing date. The Hyatt Regency Hill Country Resort and Spa Mortgage Loan is open to prepayment at par during the final 24 months of the loan term.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hyatt Regency Hill Country Resort and Spa

The Borrower and the Sponsor.  The borrower is SARLP-Resort Owner, LLC a single-purpose Delaware limited liability company with two independent directors (the “Hyatt Regency Hill Country Resort and Spa Borrower”). The Hyatt Regency Hill Country Resort and Spa Borrower is 100% indirectly owned by Woodbine Holdings, Ltd. (“Woodbine”) and Hunt Realty Investments, Inc. Woodbine is the non-recourse carve-out guarantor.

Woodbine is an affiliate of Woodbine Development Corporation, a Dallas, Texas-based real estate development and management company formed in 1973 by Ray L. Hunt and John Scovell as an affiliate of the Hunt Oil Company. To date, Woodbine or its affiliates have been involved with the development, design, construction and/or asset management of more than 15 million SF of hospitality, office and mixed use space, including approximately 6,000 hotel rooms at 11 properties. Woodbine’s current hospitality portfolio includes seven Hyatt branded hotels. Woodbine, along with several other entities, developed the Hyatt Regency Hill Country Resort and Spa Property in 1992 and Woodbine has operated it since.

The Mortgaged Property.  The Hyatt Regency Hill Country Resort and Spa Property is a 500-room (including 58 suites and 40 Regency Club rooms), two- and four-story resort hotel on approximately 298.6 acres (including a ground lease parcel described below) in San Antonio, Texas. It is a AAA Four-Diamond Resort rated facility. The property was developed in 1992, expanded in 2001 and 2005, and renovated several times. In addition to its guest rooms and suites, the hotel contains a variety of resort and spa amenities, including the 27-hole Arthur Hills golf course (available through private membership and to resort guests), the 21 room Windflower spa treatment center, a three swimming pool four acre waterpark, a business center, a fitness center, eight restaurants and bars, including the Regency Club and the AAA Four Diamond rated Antlers Lodge, three tennis courts, nature trails, approximately 35,000 SF of interior meeting space (prior to a planned expansion – see below) and 60,000 SF of outdoor meeting and event space. There are approximately 800 surface parking spaces.

The Hyatt Regency Hill Country Resort and Spa Property is currently undergoing an approximately $30.3 million budgeted property renovation related primarily to meeting room expansion and refurbishment, including the construction of a new 20,000 SF grand ballroom. Expansion space will total approximately 47,000 SF. In addition, room and corridor, lobby, and landscaping enhancements are planned. These renovations are in process and are expected to continue in stages until completion, which is projected by the third quarter of 2013. The property is scheduled to remain open during the renovation process. The renovation will be funded primarily by a mezzanine loan commitment. See “—Mezzanine Loan and Preferred Equity” below.

An approximately 96.1 acre parcel of land adjoining the Hyatt Regency Hill Country Resort and Spa Property fee estate is subject to an unsubordinated ground lease and contains a portion of the on-site Arthur Hills golf course. Nine of the 27 holes that make up the golf course are located on this leasehold parcel. The ground lease commenced on April 2, 2003 and has a current expiration of April 1, 2102, with no lease extension options. Base rent under the ground lease is $1.00 per annum. Additional rent includes any costs associated with operating or maintaining the ground lease parcel.

For the trailing twelve months ending November 30, 2012, the Hyatt Regency Hill Country Resort and Spa Property achieved an average 62.8% occupancy rate, an ADR of $194.52 and a RevPAR of $122.11. According to the appraiser, the 2011 market penetration was 98.0% and the revenue penetration was 99.5%.

The Hyatt Regency Hill Country Resort and Spa Property is managed by Hyatt Corporation under an agreement that has a current expiration date of December 31, 2021, with two 10-year renewal options. Hyatt Corporation has managed the Hyatt Regency Hill Country Resort and Spa Property since its original construction.

The Market. The Hyatt Regency Hill Country Resort and Spa Property is located in northwest San Antonio, approximately 15 minutes by car from downtown San Antonio and within 30 minutes of the Alamo Mission historical site. It is approximately 17 miles from the San Antonio International Airport. According to the appraiser, San Antonio is the second largest city in Texas and the seventh largest in the United States. Major area employers include Lackland Air Force Base, Fort Sam Houston, USAA Insurance Company, and Randolph Air Force Base. According to the appraiser, the overall San Antonio hotel market achieved an estimated occupancy rate of 61.0% for year-end 2011, correlating to a 7.5% growth in occupied room nights over the previous year.

The primary competitive set, including the Hyatt Regency Hill Country Resort and Spa Property, totals six properties with 3,031 rooms. For 2010 and 2011, this six-property set achieved an average occupancy of 57.8% and 63.9%, respectively. Average competitive set ADR and RevPAR for 2010 and 2011 were $181.57 and $190.16 and $104.87 and $121.48, respectively. The five competing properties are similar destination resort hotels and are noted below:

Primary Competitor Property Summary
Property	Rooms	Location	Distance	Date Opened	Meeting Space (SF)	Golf Course
Barton Creek Resort & Spa	303	Austin, Texas	103 miles northeast	1988	30,859	72 holes, Championship
Hilton San Antonio Hill Country Hotel & Spa	227	San Antonio, Texas	0.8 miles northwest	2002	13,830	None
Westin La Cantera Hill Country Resort	508	San Antonio, Texas	13 miles northeast	1999	39,000	36 holes, Championship
JW Marriott San Antonio Hill Country Resort & Spa	1,002	San Antonio, Texas	30 miles northeast	2010	120,700	36 holes, Championship
Hyatt Regency Lost Pines Resort & Spa	491	Lost Pines, Texas	110 miles northeast	2006	34,156	18 holes, Wolfdancer Golf Club
Total:	2,531

Source: Appraisal.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hyatt Regency Hill Country Resort and Spa

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hyatt Regency Hill Country Resort and Spa Property:

Cash Flow Analysis
	2010	2011	11/30/2012 TTM	UW	UW per Room
Occupancy %	55.0%	62.3%	62.8%	62.8%
ADR	$194.79	$194.00	$194.52	$194.52
RevPAR	$107.17	$120.93	$122.11	$122.11

Room Revenue	$19,558,361	$22,068,924	$22,346,838	$22,346,838	$44,694
Food & Beverage Revenue	$14,908,539	$17,947,192	$16,482,546	$16,482,546	$32,965
Other Income	$4,770,653	$5,337,936	$5,136,165	$5,136,165	$10,272
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0
Total Revenue	$39,237,553	$45,354,052	$43,965,549	$43,965,549	$87,931
Total Expenses	$32,130,561	$36,686,803	$36,041,868	$36,002,057	$72,004
Net Operating Income	$7,106,992	$8,667,249	$7,923,681	$7,963,492	$15,927
FF&E	$1,961,840	$2,267,654	$2,198,236	$1,758,622	$3,517
Net Cash Flow	$5,145,152	$6,399,595	$5,725,445	$6,204,870	$12,410
NOI DSCR	1.69x	2.06x	1.89x	1.90x
NCF DSCR	1.23x	1.52x	1.36x	1.48x
NOI Debt Yield	11.7%	14.2%	13.0%	13.1%
NCF Debt Yield	8.4%	10.5%	9.4%	10.2%

Escrows and Reserves.  The Hyatt Regency Hill Country Resort and Spa Borrower is required to escrow monthly 1/12th of the annual estimated tax payments and 1/12th of the annual estimated insurance premiums (unless either (i) the manager maintains the general liability policy in accordance with the management agreement or (ii) the Hyatt Regency Hill Country Resort and Spa Borrower maintains the insurance under an acceptable blanket insurance policy). The Hyatt Regency Hill Country Resort and Spa Borrower is also required to make monthly deposits in a reserve for FF&E equal to (a) the greater of (i) the monthly amount required to be reserved pursuant to the management agreement (or any replacement franchise or license agreement) or (ii) 4% of the gross revenue from the Hyatt Regency Hill Country Resort and Spa Property for the second preceding month as evidenced on the Hyatt Regency Hill Country Resort and Spa Borrower’s operating statements minus (b) the monthly amount actually deposited by manager in the FF&E reserve maintained pursuant to the management agreement. The FF&E reserve is held and controlled by the property manager.

Lockbox and Cash Management.  A soft lockbox is in place with respect to the Hyatt Regency Hill Country Resort and Spa Mortgage Loan. The Hyatt Regency Hill Country Resort and Spa Mortgage Loan has in place cash management. Funds in the lockbox account are disbursed on each monthly payment date to pay debt service on the Hyatt Regency Hill Country Resort and Spa Mortgage Loan, to fund required deposits to the reserves as described above under “Escrows and Reserves” and to remit the excess as follows and in the following priority: (i) if the Hyatt Regency Hill Country Resort and Spa Mezzanine Loan (as defined below) is outstanding and no event of default exists, to transfer to the mezzanine lender the amount due from the borrower under the Hyatt Regency Hill Country Resort and Spa Mezzanine Loan (including scheduled debt service, default interest, late fees, deposit obligations to a seasonality reserve account as contemplated thereunder and any other payment obligations then due) as certified by such mezzanine lender, (ii) if a Cash Sweep Period (as defined below) is in effect, to remit the remainder to a reserve to be held by the mortgagee as additional security for the Hyatt Regency Hill Country Resort and Spa Mortgage Loan, (iii) if a Cash Sweep Period is not in effect but a Mezzanine Trigger Period (as defined below) is in effect, then to remit the remainder to a reserve to be held by the lender under the Hyatt Regency Hill Country Resort and Spa Mezzanine Loan as additional security for the Hyatt Regency Hill Country Resort and Spa Mezzanine Loan, and (iv) if neither a Cash Sweep Period nor a Mezzanine Trigger Period is in effect, to remit the excess to the Hyatt Regency Hill Country Resort and Spa Borrower.

A “Cash Sweep Period” will (i) commence upon the occurrence of an event of default and continue until the event of default is cured to lender’s satisfaction, (ii) commence upon the debt service coverage ratio as of the last day of each calendar month for twelve consecutive calendar months being less than 1.10x and continue until the debt service coverage ratio is equal to or greater than 1.20x for 12 consecutive calendar months, (iii) commence upon a default by Hyatt Regency Hill Country Resort and Spa Borrower under the management agreement and continue until the date 60 days after the cure of such default as evidenced by an estoppel from manager in form and substance reasonably acceptable to the lender, (iv) commence upon the date 60 days after the date manager notifies lender and Hyatt Regency Hill Country Resort and Spa Borrower that the Hyatt Regency Hill Country Resort and Spa Property is not being operated and maintained in accordance with the manager’s standards and as a result Hyatt Regency Hill Country Resort and Spa Borrower is not in good standing with the manager and continue until the date 60 days after the cure of such default as evidenced by an estoppel from the manager in form and substance reasonably acceptable to the lender and (v) commence upon the date the management agreement is terminated and continue until Hyatt Regency Hill Country Resort and Spa Borrower has entered into a new management agreement with a manager acceptable to lender in its sole discretion and the Hyatt Regency Hill Country Resort and Spa Property has been in operation under such manager for 60 days without any default by either party under the new management agreement.

A “Mezzanine Trigger Period” will (i) commence upon the occurrence of an event of default under the Hyatt Regency Hill Country Resort and Spa Mezzanine Loan and continue until the event of default no longer exists, (ii) commence upon the debt service coverage ratio (calculated using trailing 12 month underwritten net operating income divided by the sum of debt service on the Hyatt Regency Hill Country Resort and Spa Mortgage Loan and the fully funded Hyatt Regency Hill Country Resort and Spa Mezzanine Loan at an 8.54% amortizing constant) dropping below 1.10x for any two consecutive calendar quarters (tested initially beginning with fourth quarter 2014) and continue until the debt service coverage ratio has been at least 1.20x for two consecutive calendar quarters, (iii) commence upon a default by Hyatt Regency Hill Country Resort and Spa Borrower under the

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hyatt Regency Hill Country Resort and Spa

management agreement or upon the manager notifying the Hyatt Regency Hill Country Resort and Spa Borrower that the hotel on the Hyatt Regency Hill Country Resort and Spa Property is not being operating and maintained in accordance with the manager’s standards and as a result Hyatt Regency Hill Country Resort and Spa Borrower is not in good standing with the manager which in either case is not cured within 30 days of notice from the manager and continue until such default has been remedied to lender’s and manager’s satisfaction as evidenced by an estoppel from manager and there has been no default by Hyatt Regency Hill Country Resort and Spa Borrower under the management agreement for 60 days and (iv) commence upon the termination of the management agreement and continue until the Hyatt Regency Hill Country Resort and Spa Borrower has entered into a new management agreement with a hotel operator acceptable to lender in its sole discretion and the hotel has been operating for 60 days under the new manager with no default on the part of the Hyatt Regency Hill Country Resort and Spa Borrower or the manager.

Property Management.  The Hyatt Regency Hill Country Resort and Spa Property is managed by Hyatt Corporation.

Mezzanine Loan and Preferred Equity.  The “Hyatt Regency Hill Country Resort and Spa Mezzanine Loan” is a loan in the principal amount of up to $28,500,000 made by GREFG Hill Country Hotel Mezz Lender, LLC, an affiliate of Prudential Real Estate Investors, to SARLP-Mezz, LLC, secured by 100% of the equity interest in Hyatt Regency Hill Country Resort and Spa Borrower, and put in place simultaneous with the origination of the Hyatt Regency Hill Country Resort and Spa Mortgage Loan. With respect to the Hyatt Regency Hill Country Resort and Spa Mezzanine Loan, $5,442,609 was advanced at closing and the borrower is permitted to receive advances from time to time from the lender pursuant to conditions and procedures set forth in the loan agreement to pay or reimburse costs incurred in connection with the renovation of the Hyatt Regency Hill Country Resort and Spa Property consistent with plans and specifications approved prior to closing and the renovation budget. The Hyatt Regency Hill Country Resort and Spa Mezzanine Loan has a current interest rate of 12.25% per annum and a current maturity date of January 1, 2016. There are two, 12-month mezzanine loan extension options. The interest rate during the first extension option will be equal to the interest rate during the initial 3-year mezzanine loan term if the NCF debt yield equals or exceeds 11.0%. If not, the interest rate will adjust to 13.25% per annum. The interest rate during the second extension option will be equal to the interest rate during the first extension period if the NCF debt yield equals or exceeds 11.5%. If not, the interest rate will adjust by one percent over the interest rate during the first extension period.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  Generally, the Hyatt Regency Hill Country Resort and Spa Borrower is required to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Hyatt Regency Hill Country Resort and Spa Property.

Expansion, Release and Substitution of Property.  Not permitted.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Storage Post Portfolio

Mortgage Loan No. 6 – Storage Post Portfolio

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Storage Post Portfolio

Mortgage Loan No. 6 – Storage Post Portfolio

Storage Post Portfolio
1 Storage Post - Lawrence Lawrence, NY
2 Storage Post - Bruckner Bronx, NY
3 Storage Post - Ridgewood Ridgewood, NY
4 Storage Post - Fordham Bronx, NY
5 Storage Post - Atlantic Avenue Brooklyn, NY
6 Storage Post - New Rochelle New Rochelle, NY
NEW YORK
NEW JERSEY
PATERSON
YONKERS
BRONX
MANHATTAN
NEW YORK CITY
QUEENS
BROOKLYN
STATEN ISLAND
NEWARK
JERSEY CITY
New Rochelle
Long Island Sound
Atlantic Ocean
Upper New York Bay
Jamaica Bay
Hudson River
East River
LaGuardia Airport
John F. Kennedy Intl. Airport
Newark Liberty Intl. Airport
Teterboro Airport
Linden Airport
Westchester County Airport
White Plains
Mount Vernon
Pelham
Larchmont
Mamaroneck
Port Washington
Great Neck
Elmont
Valley Stream
Woodmere
Inwood
Lawrence
Far Rockaway
Rockaway Beach
Coney Island
Hoboken
Union City
Bayonne
Elizabeth
Linden
Carteret

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Storage Post Portfolio

Mortgage Loan No. 6 – Storage Post Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/BBB-		Property Address(3):	Various
Original Balance:		$54,400,000		General Property Type:	Self Storage
Cut-off Date Balance:		$54,400,000		Detailed Property Type:	Self Storage
% of Initial Pool Balance:		4.8%		Net Rentable Area:	478,620 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per Unit/SF:	$114
Borrower Name(s):		SP HHF Sub B LLC		Balloon Balance Per Unit/SF:	$114
Sponsor:		Storage Post HHF Venture, LLC		Year Built / Year Renovated(3):	Various
Mortgage Rate:		3.75500%		Title Vesting:	Fee
Note Date:		12/20/2012		Property Manager:	Self Storage Management LLC
First Payment Date:		2/1/2013
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		1/1/2023		UW Revenues:	$11,123,903
IO Period:		120 months		UW Expenses:	$4,602,097
Original Term to Maturity:		120 months		UW NOI:	$6,521,806
Seasoning:		1 month		UW NCF:	$6,473,944
Original Amortization Term:		NAP		UW NOI DSCR:	3.15x
Loan Amortization Type:		Full IO		UW NCF DSCR:	3.13x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	12.0%
Prepayment Provisions:		LO (25); YM1 (91); O (4)		UW NCF Debt Yield:	11.9%
Lockbox / Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	11.9%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$6,743,333 (12/31/2012)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$4,994,283 (12/31/2011)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$3,522,183 (12/31/2010)
Reserves(1)				Appraised Value:	$119,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/29/2012
RE Tax:	$217,818	$113,001	NAP	Cut-off Date LTV Ratio:	45.7%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	45.7%
Recurring Replacements:	$0	$3,989	NAP	Occupancy Rate (As of):	95.3% (12/5/2012)
Other (2):	$723,152	$0	NAP	2nd Most Recent Occupancy (As of):	86.3% (12/31/2011)
				3rd Most Recent Occupancy (As of):	73.6% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The other initial reserve is for an environmental reserve related to the Storage Post – Atlantic Avenue Property and a renovation reserve related to the Storage Post – Bruckner Property as described under “—Escrows and Reserves” below.

(3)	See property summary table.

The Storage Post Portfolio Mortgage Loan

The Mortgage Loan. The sixth largest mortgage loan (the “Storage Post Portfolio Mortgage Loan”) is an acquisition loan evidenced by a note in the original principal balance of $54,400,000 and secured by six first priority fee mortgages encumbering six self storage properties located in New York (the “Storage Post Portfolio Properties”). The Storage Post Portfolio Mortgage Loan was originated on December 20, 2012, by or on behalf of Bank of America, National Association. The Storage Post Portfolio Mortgage Loan sponsor acquired the Storage Post Portfolio Properties for approximately $138.1 million, contributing approximately $85.6 million of cash equity at closing.

The Storage Post Portfolio Mortgage Loan has an initial term of 120 months and has a remaining term of 119 months. The Storage Post Portfolio Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of January 1, 2023. On or after March 1, 2015, voluntary prepayment of the Storage Post Portfolio Mortgage Loan is permitted in whole or in part (in connection with a property release) with the greater of a yield maintenance premium or 1% of the outstanding balance to be prepaid, and if the payment is made on a date that is not a payment date, interest that would have accrued through the next payment date. The Storage Post Portfolio Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrowers and the Sponsor. The borrower is SP HHF Sub B LLC, a single-purpose Delaware limited liability company with two independent directors (the “Storage Post Portfolio Borrower”). The Storage Post Portfolio Borrower is indirectly owned by HFF Storage Post Investor, LLC (99%) and SP Holdings I LLC (1%). HFF Storage Post Investor, LLC is indirectly owned by Heitman America Real Estate Trust. SP Holdings I, LLC is indirectly

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Storage Post Portfolio

owned by Acadia Strategic Opportunity Fund III LLC and Bruce Roch, which together are owners of Storage Post. The Storage Post Portfolio Borrower is a joint venture between Heitman America Real Estate Trust, L.P. and Storage Post.

Heitman America Real Estate Trust, L.P. is a subsidiary of Heitman LLC, a real estate investment manager with over $25.5 billion in real estate private equity assets under management worldwide. Storage Post, headed by former Safeguard Self Storage founder and CEO Bruce Roch, is the largest privately held self storage company in the United States with locations in New York, New Jersey, Georgia and Louisiana.

The Mortgaged Property. The Storage Post Portfolio Properties consists of six self storage properties totaling 7,305 units and 478,620 SF. Located in New York, four of the Storage Post Portfolio Properties were constructed between 2003 and 2009 (Storage Post – Ridgewood opened in May 2009 and Storage Post – Atlantic Avenue opened in July 2009) and the remaining two buildings (Storage Post – New Rochelle and Storage Post – Bruckner) are industrial properties that were renovated into storage properties in 2000. As of December 5, 2012, the Storage Post Portfolio Properties were 95.3% occupied.

The following table presents certain information regarding the Storage Post Portfolio Properties:

Property Summary
Property	Location	Title Vesting	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Appraised Value	Year Built / Renovated	Percent Leased	Units	SF
Storage Post – Lawrence	Lawrence, NY	Fee	$12,000,000	22%	$26,400,000	2006 / NAP	99.6%	1,261	97,743
Storage Post – Bruckner	Bronx, NY	Fee	$10,000,000	18%	$21,400,000	1924 / 2000	92.6%	1,645	89,386
Storage Post – Ridgewood	Ridgewood, NY	Fee	$9,600,000	18%	$21,300,000	2009 / NAP	95.9%	1,186	88,120
Storage Post – Fordham	Bronx, NY	Fee	$9,200,000	17%	$20,100,000	2003 / NAP	92.6%	1,370	85,755
Storage Post – Atlantic Avenue	Brooklyn, NY	Fee	$9,100,000	17%	$19,900,000	1964; 2009 / NAP	97.9%	1,145	75,461
Storage Post – New Rochelle	New Rochelle, NY	Fee	$4,500,000	8%	$9,900,000	1927 / 2000	91.0%	698	42,155
Total / Wtd. Avg.			$54,400,000	100%	$119,000,000		95.3%	7,305	478,620

The Market. The Storage Post Portfolio Properties are located in the New York-Northern New Jersey-Long Island, NY-NJ-PA metropolitan statistical area. In terms of self storage supply, New York is below the national average. According to an industry publication, existing self storage supply is 3.20 SF per person in New York compared to existing supply nationwide of 7.31 SF per person. All of the Storage Post Portfolio Properties are climate controlled.

Certain market information is presented in the table below.

Market Summary
Property	Location	Population (2012)			Appraiser’s Competitive Set Occupancy Rate
		1-Mile Radius	3-Mile Radius	5-Mile Radius
Storage Post - Fordham	Bronx, NY	232,666	1,102,000	2,093,175	92.6%
Storage Post - Ridgewood	Ridgewood, NY	74,998	936,561	3,133,425	85.2%
Storage Post - Lawrence	Lawrence, NY	14,055	188,100	528,430	90.8%
Storage Post - New Rochelle	New Rochelle, NY	45,582	165,939	NAP	91.4%
Storage Post - Bruckner	Bronx, NY	98,856	1,214,036	2,823,554	89.8%
Storage Post - Atlantic Avenue	Brooklyn, NY	120,878	825,653	2,283,878	92.0%

Source: Appraisals.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Storage Post Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the Storage Post Portfolio Properties:

Cash Flow Analysis
	2010	2011	10/31/2012 TTM	UW	UW PSF
Rental Income	$8,124,479	$9,725,779	$10,984,710	$12,040,361	$25.16
Vacancy	$0	$0	$0	($1,766,522)	14.7%
Concessions/Other	($959,768)	($875,401)	($710,871)	$0	$0.00
Other Income	$354,760	$440,799	$850,064	$850,064	$1.78
Effective Gross Income	$7,519,471	$9,291,177	$11,123,903	$11,123,903	$23.24
Total Operating Expense	$3,997,287	$4,296,893	$4,380,570	$4,602,097	$9.62
Net Operating Income	$3,522,183	$4,994,283	$6,743,333	$6,521,806	$13.63
Capital Expenditures	$0	$0	$0	$47,862	$0.10
Net Cash Flow	$3,522,183	$4,994,283	$6,743,333	$6,473,944	$13.53
Occupancy %	73.6%	86.3%	93.5%	85.3%
NOI DSCR	1.70x	2.41x	3.26x	3.15x
NCF DSCR	1.70x	2.41x	3.26x	3.13x
NOI Debt Yield	6.5%	9.2%	12.4%	12.0%
NCF Debt Yield	6.5%	9.2%	12.4%	11.9%

Escrows and Reserves. The Storage Post Portfolio Borrower deposited $217,818 in escrow for annual real estate taxes at loan origination and is required to escrow $113,001 monthly. The Storage Post Portfolio Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Storage Post Portfolio Borrower is required to escrow 1/12th of estimated insurance premiums during the next ensuing twelve month period monthly. The Storage Post Portfolio Borrower is required to escrow $3,989 monthly for replacement reserves. The Storage Post Portfolio Borrower also deposited $723,152 at loan origination related to renovations to the Storage Post – Bruckner property ($255,152) and an environmental reserve for Storage Post – Atlantic Avenue property ($468,000) for potential cost to mitigate fuel oil environmental condition and obtain regulatory closure.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Storage Post Portfolio Mortgage Loan. The Storage Post Portfolio Mortgage Loan has springing cash management. Provided a Cash Sweep Period (defined below) has not commenced, funds in the lockbox account are swept daily to an account designated by the Storage Post Portfolio Borrower. The Storage Post Portfolio Borrower will be required to deposit all excess cash with respect to the Storage Post Portfolio Mortgage Loan to be held by the mortgagee as additional security for the Storage Post Portfolio Mortgage Loan during a Cash Sweep Period. A “Cash Sweep Period” will generally commence when the debt service coverage ratio for the Storage Post Portfolio Property Mortgage Loan for the immediately preceding three month period is less than 1.25x.

Property Management. The Storage Post Portfolio is managed by Self Storage Management LLC, an affiliate of the Storage Post Portfolio Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release / Substitution of Properties. Provided no event of default has occurred and is continuing, the Storage Post Portfolio Borrower is permitted to, after the date that is two years from the closing of the securitization, obtain a release of the lien of the mortgage as to any individual Storage Post Portfolio Property (each, an “Individual Property”) in connection with a sale or substitution of an Individual Property.

The release of an Individual Property is permitted in connection with the sale of individual properties to third parties on an arm’s length basis during the Storage Post Portfolio Mortgage Loan term upon satisfaction of conditions including but not limited to (a) the amount of the outstanding principal balance of the Storage Post Portfolio Mortgage Loan to be prepaid must be equal to or exceed the allocated “Adjusted Release Amount” for each individual property. The “Adjusted Release Amount” with respect to the prepayment of the first 20% of the principal balance amount equals 110% of the allocated loan amount for each individual property being released and 115% with respect to all additional releases of individual properties of the Storage Post Portfolio Mortgage Loan of the allocated loan amount for each individual property; (b) each of the debt yield and debt service coverage, taking into account the release, being equal to or greater than (i) an 11.50% debt yield and 3.00x debt service coverage ratio (calculated based on interest-only payments), respectively, and (ii) the debt yield and debt service coverage, as applicable, for the twelve months immediately prior to the release and (iii) loan-to-value ratio of remaining properties does not exceed 125%.

In addition, one (and no more than one) Individual Property may be released from the lien of the related mortgage encumbering such Individual Property through the substitution by the Storage Post Portfolio Borrower of another self storage property of like kind and quality acquired by the Storage Post Portfolio Borrower in the same metropolitan statistical area upon satisfaction of the criteria set forth in the Storage Post Portfolio Mortgage Loan agreement including minimum appraised values, net operating income and debt service coverage ratio thresholds, rating agency confirmation and payment of a $50,000 substitution fee. The substitute property must be equal to or greater than 105% of the greater of the appraised value of the related substituted Individual Property as of closing or as of the date immediately preceding the substitution. Additionally, the net operating income shall not show a downward trend over the three year period immediately preceding the substitution.

Terrorism Insurance. The Storage Post Portfolio Borrower is required pursuant to the Storage Post Portfolio Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to all the Storage Post Portfolio Properties.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

Mortgage Loan No. 7 – Carolina Premium Outlets

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

Mortgage Loan No. 7 – Carolina Premium Outlets

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

Mortgage Loan No. 7 – Carolina Premium Outlets

DURHAM
RALEIGH
Wake Forest
Rolesville
Bunn
Spring Hope
Morrisville
Cary
Apex
Holly Springs
Garner
Knightdale
Wendell
Zebulon
Middlesex
Clayton
Wilson's Mills
Selma
Smithfield
Pine Level
Princeton
Kenly
Four Oaks
Benson
Fuquay-Varina
Lillington
Erwin
Dunn
Plain View
Spiveys Corner
Wade
Eastover
FAYETTEVILLE
Mar-Mac
Raleigh-Durham Intl. Airport
Johnston County Airport
JOHNSTON COUNTY
WAKE COUNTY
FRANKLIN COUNTY
NASH COUNTY
WILSON COUNTY
HARNETT COUNTY
CUMBERLAND COUNTY
SAMPSON COUNTY
WAYNE COUNTY
Carolina Premium Outlets
1025 Industrial Park Drive
Smithfield, NC 27577
VIRGINIA
NORTH CAROLINA
SOUTH CAROLINA
CHARLOTTE
Fayetteville
Wilmington
Columbia
Atlantic Ocean

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

Mortgage Loan No. 7 – Carolina Premium Outlets

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		BBB-/AA/AA		Property Address:	1025 Industrial Park Drive
Original Balance:		$50,500,000			Smithfield, NC 27577
Cut-off Date Balance:		$50,346,450		General Property Type:	Retail
% of Initial Pool Balance:		4.4%		Detailed Property Type:	Anchored
Loan Purpose:		Refinance		Net Rentable Area:	439,009 SF
Borrower Name(s):		Carolina Premium Outlets, LLC		Cut-off Date Balance Per Unit/SF:	$115
Sponsor:		Simon Property Group, L.P.		Balloon Balance Per Unit/SF:	$89
Mortgage Rate:		3.36400%		Year Built / Year Renovated:	1987 / NAP
Note Date:		11/14/2012		Title Vesting:	Fee
First Payment Date:		1/1/2013		Property Manager:	Simon Management Associates, LLC
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		12/1/2022		UW Revenues:	$11,746,692
IO Period:		None		UW Expenses:	$3,070,640
Original Term to Maturity:		120 months		UW NOI:	$8,676,053
Seasoning:		2 months		UW NCF:	$8,138,526
Original Amortization Term:		360 months		UW NOI DSCR:	3.24x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	3.04x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	17.2%
Prepayment Provisions:		LO (26); DEF (87); O (7)		UW NCF Debt Yield:	16.2%
Lockbox / Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	20.7%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$8,482,030 (6/30/2012 TTM)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$8,325,073 (12/31/2011)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$7,907,744 (12/31/2010)
Reserves(1)				Appraised Value:	$122,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	10/24/2012
RE Tax:	$0	Springing	NAP	Cut-off Date LTV Ratio:	41.1%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	32.1%
Recurring Replacements:	$0	Springing	$72,000	Occupancy Rate (As of):	100.0% (11/5/2012)
TI/LC:	$0	Springing	$1,314,000	2nd Most Recent Occupancy (As of):	99.5% (12/31/2011)
Carolina Pottery Reserve:	$0	Springing	$2,000,000	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Carolina Premium Outlets Mortgage Loan

The Mortgage Loan.  The seventh largest mortgage loan (the “Carolina Premium Outlets Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $50,500,000 and is secured by a first priority fee mortgage encumbering a retail outlet center known as the Carolina Premium Outlets in Smithfield, North Carolina (the “Carolina Premium Outlets Property”). The Carolina Premium Outlets Mortgage Loan was originated on November 14, 2012 by or on behalf of Bank of America, National Association. The Carolina Premium Outlets Mortgage Loan refinanced and paid off the previous loan secured by the Carolina Premium Outlets Property, which had an existing balance of approximately $18.7 million. The Carolina Premium Outlets sponsor acquired the Carolina Premium Outlets Property for a total cost basis of approximately $50.5 million in 2004.

The Carolina Premium Outlets Mortgage Loan had an initial term of 120 months and has a remaining term of 118 months. The Carolina Premium Outlets Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of December 1, 2022. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Carolina Premium Outlets Mortgage Loan is open to prepayment at par during the final six months of the loan term.

The Borrower and the Sponsor.  The borrower is Carolina Premium Outlets, LLC, a bankruptcy remote, single purpose Delaware limited liability company, with two independent directors (the “Carolina Premium Outlets Borrower”). Equity ownership in the Carolina Premium Outlets Borrower is held by CPG Partners, L.P. (100%) which is owned by CPG Holdings, LLC (1% GP) and Simon Property Group, L.P. (99% LP). Equity ownership of CPG Holdings, LLC is held by CPG Member, LLC (0.5%) and Simon Property Group, L.P. (99.5%).

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

The Carolina Premium Outlets Mortgage Loan sponsor is Simon Property Group, L.P. is a subsidiary of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 333 retail real estate properties comprising approximately 242 million SF of gross leasable area in North America, Europe and Asia, which includes a 29% equity stake in Klépierre SA. Klépierre SA is a publicly traded, Paris-based real estate company, which owns, or has an interest in, more than 260 shopping centers located in 13 countries in Europe. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2011, Simon Property Group, Inc. reported revenue of approximately $4.3 billion and net income of approximately $1.0 billion. Simon Property Group, Inc. is currently rated “A-” by S&P.

The Mortgaged Property.  The Carolina Premium Outlets Property is a 439,009 SF retail outlet center located in Smithfield, North Carolina. Carolina Premium Outlets Property was built in 1987 and was acquired by the Simon Property Group, L.P. in 2004. The Carolina Premium Outlets Property is located 25 miles southeast of Raleigh, North Carolina and is situated directly off of Interstate 95.

The Carolina Premium Outlets Property consists of approximately 84 tenants with no tenant contributing more than 23.7% of the net rentable area or 5.5% of the underwritten base rent. Major tenants at the Carolina Premium Outlets Property include: Carolina Pottery, Nike Factory Store, Reebok/Rockport Outlet, Tommy Hilfiger, Polo Ralph Lauren, Gap Outlet, Eddie Bauer Outlet, Adidas and Banana Republic Factory. The Carolina Premium Outlets Property has 2,541 surface parking spaces, which equates to a parking ratio of 5.79 spaces per 1,000 SF of net rentable area.

As of November 5, 2012 the Carolina Premium Outlets Property was 100.0% occupied. The historical occupancy at the Carolina Premium Outlets Property was 99.5% as of December 31, 2011, 100.0% as of December 31, 2010 and 99.1% as of December 31, 2009. In-line store sales as of trailing twelve months ended August 31, 2012 were approximately $359 PSF, which represents an occupancy cost of 9.3%. The reported year end 2011, 2010 and 2009 sales were approximately $352 PSF, $374 PSF and $363 PSF, respectively.

Major Tenants.

Carolina Pottery (104,000 SF, 23.7% of NRA, 5.5% of underwritten base rent). Carolina Pottery occupies 104,000 SF at the Carolina Premium Outlets Property under a twenty-one-year lease expiring on December 31, 2013 and has five, five-year renewal options. The lease provides for a rental rate of $4.50 PSF. Carolina Pottery is a privately run home furniture store with four locations in North Carolina, South Carolina and Tennessee.

Nike Factory Store (11,284 SF, 2.6% of NRA, 1.9% of underwritten base rent). Nike Factory Store (“Nike”) occupies 11,284 SF at the Carolina Premium Outlets Property under a ten-year lease expiring on November 30, 2018. The lease provides for a rental rate of $14.00 PSF. Nike (NYSE: NKE), founded in 1964 and headquartered in Beaverton, Oregon, is the largest seller of athletic footwear and athletic apparel in the world with approximately 44,000 employees and operations in approximately 140 countries around the world. As of the year ended May 30, 2012, Nike reported revenue of approximately $24.1 billion and net income of approximately $2.2 billion. Nike is currently rated “A1” by Moody’s and “A+” by S&P. Nike reported sales at the Carolina Premium Outlets Property of approximately $631 PSF for the trailing twelve month period ended August 31, 2012, which represents an occupancy cost of 3.5%.

Reebok/Rockport Outlet (10,520 SF, 2.4% of NRA, 2.3% of underwritten base rent). Reebok/Rockport Outlet (“Reebok”) occupies 10,520 SF at the Carolina Premium Outlets Property under a ten-year lease expiring on October 31, 2019. The lease provides for a rental rate of $18.58 PSF. Reebok, founded in 1979 and headquartered in Canton, Massachusetts, engages in designing, developing producing and marketing athletic and sports lifestyle products worldwide, such as, footwear, apparel and equipment. Reebok’s parent company, Adidas AG (PINK: ADDYY) was founded in 1920 and is headquartered in Herzogenaurach, Germany. As of September 30, 2012, the retail segment of Adidas AG operated 2,466 stores, including 592 under the Reebok name. As of the fiscal year ended December 30, 2011, Adidas AG reported revenue of approximately €13.3 billion and net income of approximately €671.0 million. Reebok reported sales at the Carolina Premium Outlets Property of $194 per SF for the trailing twelve month period ended August 31, 2012, which represents an occupancy cost of 14.8%.

Tommy Hilfiger (9,004 SF; 2.1% of NRA, 2.7% of underwritten annual base rent). Tommy Hilfiger (“Tommy Hilfiger”) occupies a ten-year 9,004 SF at the Carolina Premium Outlets Property under a lease expiring on January 31, 2020. The lease provides for a rental rate of $25.00 PSF. Tommy Hilfiger operates under PVH Corp. (NYSE: PVH). PVH Corp. (“PVH”) is an apparel company that operates in the United States and internationally. In addition to Tommy Hilfiger, the company’s brand portfolio includes Calvin Klein, IZOD and Kenneth Cole. PVH leases and operates approximately 1,000 retail locations. As of January 29, 2012, PVH reported approximately $5.9 million in total revenue and net income of approximately $318 million. PVH is currently rated “Ba3” by Moody’s and “BB+” by S&P. Tommy Hilfiger reported sales at the Carolina Premium Outlets property of $257 PSF for the trailing twelve month period ended August 31, 2012, which represents an occupancy cost of 9.7%.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

The following table presents a summary regarding major tenants at the Carolina Premium Outlets Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/KBRA/S&P)(1)	Tenant SF(2)	Approx .. % of SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(3)	Lease Expiration	TTM 8/12 Sales PSF	UW Occupancy Cost as % of Sales
Major Tenants
Carolina Pottery	NR / NR / NR	104,000	24%	$468,000	6%	$4.50	12/31/2013	NAV	0.0%
Nike Factory Store	NR / A1 / A+	11,284	3%	$157,976	2%	$14.00	11/30/2018	$631	3.5%
Reebok/Rockport Outlet	NR / NR / NR	10,520	2%	$195,462	2%	$18.58	10/31/2019	$194	14.8%
Tommy Hilfiger	NR / Ba3 / BB+	9,004	2%	$225,100	3%	$25.00	1/31/2020	$257	9.7%
Polo Ralph Lauren	NR / A3 / A-	8,606	2%	$86,067	1%	$10.00	10/31/2014	$688	2.5%
Gap Outlet	BBB- / Baa3 / BB+	8,456	2%	$285,539	3%	$33.77	7/31/2014	$451	7.3%
Eddie Bauer Outlet	NR / NR / NR	8,369	2%	$129,301	2%	$15.45	1/31/2017	$151	20.4%
Adidas	NR / NR / NR	8,008	2%	$232,087	3%	$28.98	1/31/2018	$296	12.0%
Rack Room Shoes	NR / NR / NR	7,573	2%	$188,265	2%	$24.86	1/31/2017	$438	8.2%
Banana Republic Factory	BBB- / Baa3 / BB+	7,500	2%	$127,500	2%	$17.00	7/31/2014	$471	4.5%
Subtotal / Wtd. Avg.		183,320	42%	$2,095,297	25%	$19.21

Other Tenants		253,289	58%	$6,345,963	75%	$25.05
Vacant Space		2,400	1%	$0	0%	$0.00
Total / Wtd. Avg.		439,009	100%	$8,441,260	100%	$19.33

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent ($ per NSRF) excludes vacant space.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

The following table presents certain information relating to the lease rollover at the Carolina Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	1	1,000	$0.00	0%	0%	$0	0%	0%
2013	19	152,277	$10.66	35%	35%	$1,623,833	19%	19%
2014	10	47,296	$21.90	11%	46%	$1,035,761	12%	32%
2015	6	21,329	$21.83	5%	51%	$465,551	6%	37%
2016	13	39,669	$26.42	9%	60%	$1,048,129	12%	49%
2017	8	36,866	$22.66	8%	68%	$835,478	10%	59%
2018	6	30,707	$23.07	7%	75%	$708,526	8%	68%
2019	3	18,120	$22.17	4%	79%	$401,775	5%	72%
2020	5	23,823	$27.88	5%	85%	$664,146	8%	80%
2021	6	28,771	$24.75	7%	91%	$712,159	8%	89%
2022	5	29,033	$25.39	7%	98%	$737,234	9%	98%
2023 & Beyond	2	7,718	$27.04	2%	99%	$208,668	2%	100%
Vacant	0	2,400	$0.00	1%	100%	$0	0%
Total / Wtd. Avg.	84	439,009	$19.33	100%		$8,441,260	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Base Rent PSF Rolling excludes vacant space.

The Market. The Carolina Premium Outlets Property is located in Smithfield, Johnston County, North Carolina, approximately 25 miles southeast of Raleigh, North Carolina in the Raleigh-Durham-Cary metropolitan statistical area (“MSA”). The Carolina Premium Outlets is the predominant development along Industrial Park Drive near Interstate 95, where many convenience/strip, neighborhood and community shopping centers are located.

Johnston County had an estimated 2012 population of 177,500, which grew at an average annual rate of 3.1% from 2001 to 2011. As of July 2012, the unemployment rate in the Raleigh combined statistical area (“CSA”) was 7.9%, compared to the July 2012 U.S. rate of 8.3%. The estimated population within a three-, five-, and ten-mile radius of the Carolina Premium Outlets Property was approximately 14,234; 25,553 and 64,160, respectively. The estimated average household income within a three-, five-, and ten-mile radius of the Carolina Premium Outlets Property was approximately $45,769; $46,532 and $51,950, respectively.

Employment in the Raleigh-Durham-Cary CSA is concentrated in government, trade, transportation & utilities, professional & business services and education & health services. Duke University & Medical Center (33,750 employees), IBM Corporation (10,500 employees), WakeMed Health and Hospitals (7,600 employees), Rex Healthcare (5,200 employees) and SAS Institute Inc. (4,800 employees) are the five largest employers in the Raleigh-Durham-Cary CSA.

Comparable properties to the Carolina Premium Outlets Property are shown in the chart below:

Competitive Property Summary
Property	City	State	Competition	Center Type	Total GLA	Occupancy	Proximity
Tanger Factory Outlet	Mebane	NC	Primary	Outlet Center	318,990	100.0%	66 miles
Berkeley Mall	Goldsboro	NC	Secondary	Regional Center	446,818	91.0%	23 miles
Wilson Mall	Wilson	NC	Secondary	Regional Center	471,880	64.0%	26 miles
Cary Towne Center	Cary	NC	Secondary	Super-Regional	1,014,155	96.0%	31 miles
Triangle Center	Raleigh	NC	Secondary	Super-Regional	1,261,125	95.0%	28 miles
Crabtree Valley Mall	Raleigh	NC	Secondary	Super-Regional	1,480,043	100.0%	31 miles
The Streets at Southpoint	Durham	NC	Secondary	Super-Regional	1,326,000	98.0%	44 miles
Cross Creek Mall	Fayetteville	NC	Secondary	Super-Regional	1,001,345	99.0%	47 miles

Source: Appraisal.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Carolina Premium Outlets

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carolina Premium Outlets Property:

Cash Flow Analysis

	2009	2010	2011	6/30/2012 TTM	UW	UW PSF
Gross Potential Rent	$7,020,386	$7,536,230	$7,828,838	$8,176,913	$8,507,260	$19.38
Percentage Rent	$579,001	$714,882	$427,885	$442,497	$441,366	$1.01
Total Reimbursements	$2,456,277	$2,162,463	$3,011,443	$3,079,740	$3,216,294	$7.33
Other Income	$156,833	$156,258	$158,073	$164,678	$158,073	$0.36
Temporary Tenants	$56,683	$27,066	$31,946	$46,649	$31,946	$0.07
Less Vacancy & Credit Loss	($82,873)	$59,605	($9,952)	$9,816	($608,246)	(5.00%)
Effective Gross Income	$10,186,307	$10,656,504	$11,448,233	$11,920,293	$11,746,692	$26.76
Total Operating Expenses	$2,992,353	$2,748,760	$3,123,160	$3,438,263	$3,070,640	$6.99
Net Operating Income	$7,193,954	$7,907,744	$8,325,073	$8,482,030	$8,676,053	$19.76
TI/LC	$0	$0	$0	$0	$471,674	$1.07
Capital Expenditures	$0	$0	$0	$0	$65,851	$0.15

Net Cash Flow	$7,193,954	$7,907,744	$8,325,073	$8,482,030	$8,138,526	$18.54

Occupancy %	99.1%	100.0%	100.0%	99.5%	95.0%
NOI DSCR	2.69x	2.96x	3.11x	3.17x	3.24x
NCF DSCR	2.69x	2.96x	3.11x	3.17x	3.04x
NOI Debt Yield	14.3%	15.7%	16.5%	16.8%	17.2%
NCF Debt Yield	14.3%	15.7%	16.5%	16.8%	16.2%

Escrows and Reserves.  During a Reserve Period (as defined below) the Carolina Premium Outlets Borrower is required to deposit 1/12 of the estimated tax and insurance premiums monthly (unless the Carolina Premium Outlets Property is part of a “blanket policy” acceptable to the lender), $3,000 for replacement reserves monthly (the total replacement reserve is capped at $72,000), $36,500 for TI/LC reserves monthly (the total TI/LC reserve is capped at $1,314,000) and during a Carolina Pottery Trigger Event all excess cash to the Carolina Pottery Reserve (the total Carolina Pottery Reserve is capped at $2,000,000).  A “Reserve Period” will generally commence if the debt service coverage ratio for the immediately preceding four quarters is less than 1.35x for two consecutive quarters and ending on the date the debt service coverage ratio equals or exceeds 1.35x for two consecutive quarters. A “Carolina Pottery Trigger Event” means the earlier to occur of any of the following: (i) on or prior to six months prior to the then applicable expiration date under the Carolina Pottery Lease, Carolina Pottery fails to give notice of its election to renew the Carolina Pottery Lease, or (ii) if Carolina Pottery “goes dark”, vacates, ceases to occupy or discontinues its operations at the Carolina Pottery premises.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Carolina Premium Outlets Mortgage Loan. The Carolina Premium Outlets Mortgage Loan has springing cash management.  Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Carolina Premium Outlets Borrower. The Carolina Premium Outlets Borrower will be required to deposit all excess cash with respect to the Carolina Premium Outlets Mortgage Loan to be held by the lender as additional security for the Carolina Premium Outlets Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will commence upon (a) the debt service coverage ratio being less than 1.20x for the immediately preceding four calendar quarters for two consecutive quarters (b) a Carolina Pottery Trigger Event.

Property Management. The Carolina Premium Outlets Property is managed by Simon Management Associates, LLC, an affiliate of the Carolina Premium Outlets Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Carolina Premium Outlets Borrower is required pursuant to the Carolina Premium Outlets Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Carolina Premium Outlets Property.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

Mortgage Loan No. 8 – Broadcasting Square Shopping Center

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

Mortgage Loan No. 8 – Broadcasting Square Shopping Center

Broadcasting Square Shopping Center
2759 Papermill Road
Wyomissing, PA 19610
Pottsville
Easton
ALLENTOWN
BETHLEHEM
HARRISBURG
Spring Twp.
READING
Hershey
Pottstown
Ephrata
Elizabethtown
Lansdale
Norristown
Columbia
Lancaster
YORK
PENNSYLVANIA
PHILADELPHIA
West Chester
Chester
Hanover
WILMINGTON
Newark
MARYLAND
Westminster
Bel Air
Havre de Grace
Aberdeen
NEW JERSEY
DELAWARE
Towson
Pikesville
BALTIMORE
North Reading Plaza
Muhlenberg Township
Tuckerton Rd.
Centre Ave.
N. 5th Street Hwy
Kutztown Rd.
Laureldale
Bellevue Ave.
Schuylkill River
Mid Atlantic Air Museum
Carl A. Spaatz Field
Stoudts Ferry Br. Rd.
Fairgrounds Square Mall
Greater Reading Expo Center
BERKS COUNTY
Tulpehocken Creek Valley Park
Tulpehocken Rd.
Berkshire Country Club
Bern St.
Albright College
Hampden Blvd.
Penn State University-Berks Campus
Warren St. Bypass
Spring Ridge
Van Reed Rd.
State Hill Rd.
Broadcasting Rd.
Papermill Rd.
N. 6th St.
Moss St.
N. 11th St.
Berks County Park
Hampden Park
READING
Observation Tower
West Shore Bypass
Berkshire Mall
Surgicenter at Spring Ridge
GoogleWorks Ctr. for the Arts
Sovereign Performing Art Center
VF Outlet Center
Mineral Spring Park
Snyder Rd.
Whitfield
Court St.
West Reading
Berks County Conservancy
Carsonia Ave.
Franklin St.
Mount Penn
Village Greens Golf Course
Reading Hospital
Reading Area Community College
Wyomissing
Sinking Spring
Spring Township
Reading Public Museum
Museum Park
Schlegel Park
Morgantown Rd.
Cambridge Ave.
Museum Rd.
Kenhorst Blvd.
Upland Ave.
Liggett Ave.
Waverly St.
Lancaster Ave.
Old Fritztown Rd.
Reiffton
Philadelphia 52 miles
Shillington
Lancaster Pike
Wyomissing Ave.
Philadelphia Ave.
Trout Run Sports Complex
Shillington Park
HealthSouth Reading Rehab Hosp.
Mohnton
W. Madison St.
Church Rd.
Nolde Forest State Park
New Holland Rd.
Flying Hills Golf Club
Morgantown Expwy
Green Hills Rd.
Chapel Hill Golf Course
To 76 8 miles

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

Mortgage Loan No. 8 – Broadcasting Square Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/BBB-/A-			Property Address:	2759 Papermill Road
Original Balance:	$50,000,000				Wyomissing, PA 19610
Cut-off Date Balance:	$50,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Net Rentable Area:	487,330 SF
Borrower Name(s):	Spring Ridge L.P. and GH Spring Ridge Associates, L.P.			Cut-off Date Balance Per Unit/SF:	$103
Sponsor(s):	1994 Louise B. Grass Trust; Martin L. Grass Irrevocable Trust U/A 1/1/2003; Estate of Alex Grass			Balloon Balance Per Unit/SF:	$103
Mortgage Rate:	3.69200%			Year Built / Year Renovated:	2000 / NAP
Note Date:	1/11/2013			Title Vesting:	Fee
First Payment Date:	3/1/2013			Property Manager:	S Ridge Management, LLC
Anticipated Repayment Date:	NAP			Underwriting and Financial Information
Maturity Date:	2/1/2023			UW Revenues:	$9,734,181
IO Period:	120 months			UW Expenses:	$2,688,488
Original Term to Maturity:	120 months			UW NOI:	$7,045,693
Seasoning:	0 months			UW NCF:	$6,543,976
Original Amortization Term:	0 months			UW NOI DSCR:	3.76x
Loan Amortization Type:	Full IO			UW NCF DSCR:	3.50x
Interest Accrual Basis:	Actual/360			UW NOI Debt Yield:	14.1%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NCF Debt Yield:	13.1%
Lockbox / Cash Management:	Hard / In Place			UW NCF Debt Yield at Maturity:	13.1%
Pari Passu Mortgage Debt:	None			Most Recent NOI (As of):	$6,690,746 (12/31/2011)
Subordinate Mortgage Debt:	None			2nd Most Recent NOI (As of):	$6,488,871 (12/31/2010)
Mezzanine Debt:	None			3rd Most Recent NOI (As of):	$6,856,217 (12/31/2009)
Reserves(1)				Appraised Value:	$99,500,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	12/11/2012
RE Tax:	$980,774	$119,480	NAP	Cut-off Date LTV Ratio:	50.3%
Insurance:	$17,626	$8,813	NAP	LTV Ratio at Maturity:	50.3%
Recurring Replacements(2):	$0	Springing	NAP	Occupancy Rate (As of):	99.7% (12/12/2012)
TI/LC(2):	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	98.4% (12/31/2011)
				3rd Most Recent Occupancy (As of):	97.3% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
During a Reserve Deposit Period (as defined below), the Broadcasting Square Shopping Center Borrower is required to escrow for Replacement and TI/LC reserves as described under “—Escrows and Reserves” below.

The Broadcasting Square Shopping Center Mortgage Loan

The Mortgage Loan.  The eighth largest mortgage loan (the “Broadcasting Square Shopping Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $50,000,000 and is secured by a first priority fee mortgage encumbering a anchored retail center known as Broadcasting Square Shopping Center in Wyomissing, Pennsylvania (the “Broadcasting Square Shopping Center Property”). The Broadcasting Square Shopping Center Mortgage Loan was originated on January 11, 2013 by or on behalf of Bank of America, National Association. Broadcasting Square Shopping Center Mortgage Loan refinanced and paid off the previous loan secured by the Broadcasting Square Shopping Center Property, which was included in the LBUBS 2003-C3 transaction and had an outstanding balance of $43.3 million. The Broadcasting Square Shopping Center Borrower has a total cost basis of approximately $67.1 million.

The Broadcasting Square Shopping Center Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months. The Broadcasting Square Shopping Center Mortgage Loan requires payments of interest only for its entire term with a scheduled maturity date of February 1, 2023.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Broadcasting Square Shopping Center Mortgage Loan is open to prepayment at par during the final three months of the loan term.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

The Borrower and the Sponsor.  The borrowers, Spring Ridge LP and GH Spring Ridge Associates, L.P., are Delaware and Pennsylvania single-purpose limited partnerships, respectively, with two independent directors (together, the “Broadcasting Square Shopping Center Borrower”). Equity ownership in Spring Ridge L.P. is held by S. Ridge Holdings LLC (84.5% limited partner), Harrison & Grass LLC (15.0% limited partner) and Spring Ridge GP Corp (0.5% general partner). GH Spring Ridge Associates, LP is owned by GH Spring Ridge General Partner Corporation (1.0% general partner) and Alex Grass Estate and Martin Grass (both as 49.5% limited partners).

The sponsors and non-recourse guarantors of the Broadcasting Square Shopping Center Mortgage Loan are 1994 Louise B. Grass Trust, Martin L. Grass Irrevocable Trust U/A 1/1/2003 and Estate of Alex Grass (together, the “Broadcasting Square Shopping Center Sponsor”). The Broadcasting Square Shopping Center sponsors are affiliated with Elysian Partners LLC. Elysian Partners LLC is a privately held, diversified real estate company that was founded by the Grass Family in 1991 in Harrisburg, Pennsylvania. Elysian Partners acquires and develops a number of community and regional shopping centers, which they also manage. Their portfolio consists of 22 properties containing approximately 1,900,000 SF of retail, office and warehouse space.

The Mortgaged Property. The Broadcasting Square Shopping Center Property is a 487,330 SF (614,630 SF including the non-collateral shadow-anchored Target Corp. and Wendy’s) anchored retail center located in Wyomissing, Pennsylvania on an 81.020-acre site. The Broadcasting Square Shopping Center Property was constructed in 2000 by the Broadcasting Square Shopping Center Borrower for a total estimated cost of approximately $67.1 million. The Broadcasting Square Shopping Center Property is located on the northeast of the U.S. Route 422 / U.S. Route 222 intersection, approximately 50 miles northwest of Philadelphia with a daily traffic count of approximately 75,000.

The Broadcasting Square Shopping Center Property consists of 48 different tenants with no tenant contributing more than 10.9% of the net rentable area or 8.1% of the underwritten base rent. There are eight major tenants occupying between 20,000 SF and 53,000 SF at the Broadcasting Square Shopping Center Property, which include: Weiss Markets Inc., Dick’s Sporting Goods, Babies R Us, Bed Bath & Beyond, Marshalls, Ross, Barnes & Noble and Michael’s. The Broadcasting Square Shopping Center Property is shadow anchored by a Target Corp. (124,410 SF) and Wendy’s (2,890 SF), which is not collateral for the Broadcasting Square Shopping Center Mortgage Loan.

As of December 12, 2012, the Broadcasting Square Shopping Center Property was 99.7% occupied.  The historical occupancy at the Broadcasting Square Shopping Center Property was 98.4%, 97.3% and 98.5% as of December 31, 2011, 2010 and 2009, respectively.  Historic occupancy has been between 97.3% and 99.7% over the past decade.

Major Tenants.

Weiss Markets Inc. (52,976 SF, 10.9% of NRA, 8.1% of underwritten base rent). Weiss Markets Inc. (“Weiss Market”) occupies 52,976 SF at the Broadcasting Square Shopping Center Property under a 20-year lease expiring on September 30, 2020 with one, four-year and eleven months and one, five-year renewal options. The lease provides for a rental rate of $12.21 PSF, which escalates to $12.81 PSF for the period beginning September 17, 2015. Renewal option rents are $13.41 PSF and $14.01 PSF for the two option periods. Weis Markets (NYSE: WMK) is a retail food store operator in the United States.  Founded in 1912 and headquartered in Sunbury, Pennsylvania, Weis Markets operated 162 stores in Pennsylvania, Maryland, New York, New Jersey and West Virginia as of September 29, 2012. Weis Markets is unrated. As of the fiscal year end 2011, Weis Markets reported revenue of approximately $2.75 billion and net income of approximately $75.6 million.

Dick’s Sporting Goods (45,101 SF, 9.3% of NRA, 6.2% of underwritten base rent). Dick’s Sporting Goods (“Dick’s”) occupies 45,101 SF at the Broadcasting Square Shopping Center Property under a 15-year lease expiring on January 31, 2016 with one, four-and-one-half and two, five-year renewal options. The lease provides for a rental rate of $10.98 PSF. The lease provides for a rental rate of $11.72 PSF, $12.47 PSF and $13.22 PSF for the first, second and third options, respectively. Formerly known as Dick’s Clothing and Sporting Goods, Inc., Dick’s (NYSE: DKS) is the largest sporting goods retailer based in the United States.  Founded in 1948 and based in Coraopolis, Pennsylvania, Dick’s operated 500 Dick’s Sporting Goods stores in 44 states; and 81 Golf Galaxy stores in 30 states, as well as e-commerce websites and catalog operations as of September 21, 2012. Dick’s is unrated. As of the fiscal year end 2011, Dick’s reported revenue of approximately $5.2 billion and net income of approximately $263.9 million. Dick’s reported 2011 sales at the Broadcasting Square Shopping Center Property of $13,171,049 or $292 PSF.

Babies R Us (30,555 SF, 6.3% of NRA, 3.7% of underwritten annual base rent). Babies R Us occupies 30,555 SF at the Broadcasting Square Shopping Center Property under a five-year lease expiring on January 31, 2017 with four, five-year renewal options. The lease provides for a rental rate of $9.63 PSF. Renewal option rents are $10.59 PSF, $11.65 PSF, $12.81 PSF and $14.09 PSF in the four remaining option periods. Babies R Us, a subsidiary of Toys “R” Us Inc., owns and operates a chain of specialty stores that sell products for newborns and infants in the United States. Babies R Us was founded in 1996 and is headquartered in Wayne, New Jersey. Toys R Us Inc. is currently rated “B” by S&P, “B3” by Moody’s and “B-“ by Fitch.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

The following table presents a summary regarding major tenants at the Broadcasting Square Shopping Center Property:

Tenant Summary

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF(2)	Approx. % of SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)(3)	Lease Expiration	2011 Sales PSF	Occupancy Cost as a % of Sales
Weiss Markets Inc.	NR / NR / NR	52,976	11%	$646,600	8%	$12.21	9/30/2020	N/A	N/A
Dick’s Sporting Goods	NR / NR/ NR	45,101	9%	$495,000	6%	$10.98	1/31/2016	$292	5.3%
Babies R Us	B- / B3 / B	30,555	6%	$294,112	4%	$9.63	1/31/2017	N/A	N/A
Bed Bath & Beyond	NR / NR / BBB+	30,066	6%	$377,028	5%	$12.54	1/31/2016	N/A	N/A
Marshalls	NR / NR / NR	30,000	6%	$352,500	4%	$11.75	1/31/2018	$278	5.9%
Ross	NR / NR / BBB+	29,828	6%	$398,800	5%	$13.37	1/31/2017	$268	6.7%
Barnes & Noble	NR / NR / NR	24,107	5%	$265,177	3%	$11.00	1/31/2017	N/A	N/A
Michael’s	NR / B3 / B	23,929	5%	$275,184	3%	$11.50	3/31/2017	$178	9.1%
Office Depot	NR / Caa1 / B-	19,653	4%	$297,153	4%	$15.12	10/31/2015	$124	16.0%
Petco	NR / Caa1 / B	16,510	3%	$315,638	4%	$19.12	5/31/2017	$220	10.8%
Subtotal / Wtd. Avg.		302,725	62%	$3,717,192	47%	$12.28

Other Tenants		182,925	38%	$4,266,498	53%	$23.32
Vacant Space		1,680	0%	$0	0%	$0.00
Total / Wtd. Avg.		487,330	100%	$7,983,691	100%	$16.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Information is based on the underwritten rent roll.

(3)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

The following table presents certain information relating to the lease rollover at the Broadcasting Square Shopping Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	2	12,210	$22.21	3%	3%	$271,150	3%	3%
2014	5	12,922	$29.56	3%	5%	$381,977	5%	8%
2015	5	37,646	$17.76	8%	13%	$668,585	8%	17%
2016	5	101,659	$13.89	21%	34%	$1,412,044	18%	34%
2017	19	191,118	$16.07	39%	73%	$3,071,195	38%	73%
2018	3	41,351	$14.93	8%	81%	$617,210	8%	80%
2019	1	8,066	$19.84	2%	83%	$160,029	2%	82%
2020	3	58,286	$13.70	12%	95%	$798,473	10%	92%
2021	2	8,370	$29.01	2%	97%	$242,843	3%	95%
2022	1	6,800	$25.00	1%	98%	$170,000	2%	98%
2023 & Beyond	2	7,222	$26.33	1%	100%	$190,184	2%	100%
Vacant	0	1,680	$0.00	0%	100%	$0	0%	100%
Total / Wtd. Avg.	48	487,330	$16.44	100%		$7,983,691	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

The Market.  The Broadcasting Square Shopping Center Property is located in Wyomissing, Berks County, Pennsylvania, approximately 50 miles northwest of downtown Philadelphia, within the Wyomissing submarket. Wyomissing is an older, affluent suburban section of Spring Township, which is a suburb adjacent to Reading. The Broadcasting Square Shopping Center Property is located on the northwest corner of Paper Mill Road and Broadcasting Road, which has average daily traffic counts of approximately 61,600 for Broadcasting Road at Route 222 and 17,500 for Paper Mill Road at Route 222.

The population of the Reading metropolitan statistical area is 416,594 and has grown 11.5% since 2000. In 2012, the population within a one-, three- and five-mile radius of the Broadcasting Square Shopping Center Property was 2,819; 61,559 and 185,395, respectively. As of September 2012, the average household income within a one-, three- and five-mile radius of the Broadcasting Square Shopping Center Property is $84,281; $65,474 and $56,030, respectively.

Employment in the region is concentrated in manufacturing, retail and health services, representing 10%, 11% and 15%, respectively. The six largest employers in Berks County are Reading Hospital (6,839 employees), East Penn Manufacturing (5,348), Reading School District (2,637), Berks County (2,500), Carpenter Technology (1,917) and Wal-Mart Stores (1,783).

Competing properties to the Broadcasting Square Shopping Center Property are shown in the chart below:

Market Summary

Property	Location	Total GLA	Occupancy	Major Tenant(s)
Wood Mill Commons	Woodland Road Reading, PA	123,536	100.0%	Old Navy
Berkshire Square	Berkshire Blvd Wyomissing, PA	297,966	92.0%	Walmart; Staples; PetSmart; Redners Market
Springtowne Shopping Center	Shillington Road Reading, PA	278,140	95.7%	Great Clips Hair Cut Salon; Sleepy’s Sinking Springs
Berkshire Mall West	State Hill Road Reading, PA	118,175	95.7%	American Eagle Outfitters’ Bath & Body Works; Gap; Zales
Shillington Plaza	Parkside Ave Reading, PA	152,151	86.2%	Amelia’s Grocery; Kmart

Source: Appraisal.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Broadcasting Square Shopping Center Property:

Cash Flow Analysis

	2009	2010	2011	UW	UW PSF
Gross Potential Rental Income	$7,144,756	$7,073,544	$7,170,247	$8,025,691	$16.47
Expense Reimbursements	$2,009,687	$2,135,001	$2,233,418	$2,219,763	$4.55
Other Income	$5,577	$6,126	$4,078	$1,000	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($512,273)	5.00%
Effective Gross Income	$9,160,020	$9,214,671	$9,407,743	$9,734,181	$19.97
Total Operating Expenses	$2,303,803	$2,725,800	$2,716,997	$2,688,488	$5.52
Net Operating Income	$6,856,217	$6,488,871	$6,690,746	$7,045,693	$14.46
TI/LC	$0	$0	$40,100	$379,884	$0.78
Capital Expenditures	$0	$0	$0	$121,833	$0.25
Net Cash Flow	$6,856,217	$6,488,871	$6,650,646	$6,543,976	$13.43

Occupancy %	98.5%	97.3%	98.4%	95.0%
NOI DSCR	3.66x	3.47x	3.57x	3.76x
NCF DSCR	3.66x	3.47x	3.55x	3.50x
NOI Debt Yield	13.7%	13.0%	13.4%	14.1%
NCF Debt Yield	13.7%	13.0%	13.3%	13.1%

Escrows and Reserves.  The Broadcasting Square Shopping Center Borrower deposited $980,774 at loan closing in escrow for annual real estate taxes and is required to escrow $119,480 monthly. Additionally, the Broadcasting Square Shopping Center Borrower deposited $17,626 in escrow for insurance and is required to escrow $8,813 monthly. During a Reserve Deposit Period (defined below) the Broadcasting Square Shopping Center Borrower is required to deposit $10,153 for replacement reserves monthly and $20,355 for TI/LC reserves monthly (the total TI/LC reserve increases to $30,532 monthly, if the debt service coverage ratio drops below 2.50x and to $40,709 monthly, if the debt service coverage ratio drops below 2.00x).  A “Reserve Deposit Period” will commence on the date upon which the debt service coverage ratio for the immediately preceding six months is less than 3.00x, and end on the date the debt service coverage ratio for the immediately preceding six months equals or exceeds 3.00x.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Broadcasting Square Shopping Center Mortgage Loan. The Broadcasting Square Shopping Center Mortgage Loan has in place cash management.  Funds in the lockbox account are swept daily to the cash

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Broadcasting Square Shopping Center

management account controlled by the lender. The Broadcasting Square Shopping Center Borrower will be required to deposit all excess cash with respect to the Broadcasting Square Shopping Center Mortgage Loan to be held by the lender as additional security for the Broadcasting Square Shopping Center Mortgage Loan during a Cash Sweep Period (defined below).

A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding six months is less than 1.25x and ending on the date the debt service coverage ratio equals or exceeds 1.35x for the immediately preceding six month period.

Property Management. The Broadcasting Square Shopping Center Property is managed by S Ridge Management, LLC, an affiliate of the Broadcasting Square Shopping Center Borrower.

Mezzanine Loan and Preferred Equity. Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Broadcasting Square Shopping Center Borrower is required pursuant to the Broadcasting Square Shopping Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Broadcasting Square Shopping Center Property.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

Mortgage Loan No. 9 – Kingsgate Center

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

Mortgage Loan No. 9 – Kingsgate Center

Lubbock Preston Smith Intl. Airport
Regis St.
Kent St.
Hillcrest Country Club
Lubbock Country Club
University Ave
MLK Jr. Blvd.
Guava Ave.
Yellow House Canyon Park
Lubbock Lake Natl. Historic Landmark
Ursuline St.
Claytoncarter
LUBBOCK COUNTY
Clovis Rd.
Hodges Park
Municipal Dr.
Lubbock City Park
Erskine St.
Lubbock Heart Hospital
North by Northwest
Shadow Hills Golf Course
The Rawls Course at Texas Tech
TX Tech Pkwy
MacKenzie Park
Meadowbrook Golf Course
Parkway Dr.
Museum of TX Tech Univ.
Jones Stadium
Joyland Park
4th St.
University Medical Center
Lubbock Mem. Civic Center
Lubbock County Courthouse
South Plains Fairgrounds
Northridge
TX Tech Univ. School of Medicine
Texas Tech University
Southwest Reg. Medical Complex
Wells Fargo Amphitheatre
Windmill
Downtown
American Museum of Agriculture
19th St.
Buddy Holly Ctr.
American Wind Power Center
Lubbock Christian University
United Spirit Arena
TX Tech School of Law
Canyon Lake No. 6
Marsha Sharp Frwy
Covenant Medical Center
Heart of Lubbock
Chatmans Hill
West End
Maxey Park
34th St.
LUBBOCK
Martin L. King Jr. Blvd.
Southeast Drive
Clapp Park
Avenue Q
Avenue A
50th St.
South Plains Mall
Indiana Ave.
Leftwich Field
Grace Medical Center
Avenue P
66th St.
Remington Park
Lowrey Field
Kings Park
Science Spectrum & Omnimax Theater
Frankford Ave.
Slide Rd.
Quaker Ave.
82nd St.
Kingsgate Center
4210 82nd Street and 8201 Quaker Avenue
Lubbock, TX 79423; 79424
Lakeridge Country Club
Stonegate Golf Course
114th St.
Lubbock Youth Sports Complex
130th St.
COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
OKLAHOMA CITY
ALBUQUERQUE
Amarillo
Norman
NEW MEXICO
OKLAHOMA
Ft. Smith
AR
Wichita Falls
Red River
Lubbock
Denton
Plano
Las Cruces
FT. WORTH
Arlington
DALLAS
Shreveport
EL PASO
Abilene
Midland
Odessa
TEXAS
Waco
CIUDAD JUAREZ
San Angelo
AUSTIN
Beaumont
SAN ANTONIO
HOUSTON
Galveston
CHIHUAHUA
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
Brownsville
MONTERREY

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

Mortgage Loan No. 9 – Kingsgate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	4210 82nd Street and 8201 Quaker Avenue
Original Balance:		$39,000,000			Lubbock, TX 79423 and 79424
Cut-off Date Balance:		$38,949,222		General Property Type:	Mixed Use
% of Initial Pool Balance:		3.4%		Detailed Property Type:	Office / Retail
Loan Purpose:		Refinance		Net Rentable Area:	240,749 SF
Borrower Name(s):		KG South 2012, LLC and KG North 2012, LLC		Cut-off Date Balance Per Unit/SF:	$162
Sponsor(s):		G. Randall Andrews ; Robert G. Muzyka, Jr.		Balloon Balance Per Unit/SF:	$129
Mortgage Rate:		4.09800%		Year Built / Year Renovated:	1986; 1989 / NAP
Note Date:		12/24/2012		Title Vesting:	Fee
First Payment Date:		2/1/2013		Property Manager:	GRACO Real Estate Development, Inc.
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		1/1/2023		UW Revenues:	$5,178,164
IO Period:		None		UW Expenses:	$1,522,582
Original Term to Maturity:		120 months		UW NOI:	$3,655,582
Seasoning:		1 month		UW NCF:	$3,363,183
Original Amortization Term:		360 months		UW NOI DSCR:	1.62x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.49x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	9.4%
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NCF Debt Yield:	8.6%
Lockbox / Cash Management:		Soft / Springing		UW NCF Debt Yield at Maturity:	10.8%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$3,621,750 (10/31/2012 TTM)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$3,329,026 (12/31/2011)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$3,046,877 (12/31/2010)
Reserves(1)				Appraised Value:	$52,000,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/26/2012
RE Tax:	$0	$33,906	NAP	Cut-off Date LTV Ratio:	74.9%
Insurance:	$0	Springing	NAP	LTV Ratio at Maturity:	59.9%
Recurring Replacement:	$100,000	$4,012	$309,000	Occupancy Rate (As of):	96.9% (12/12/2012)
TI/LC:	$0	$15,050	$650,000	2nd Most Recent Occupancy (As of):	94.2% (12/31/2011)
Other(2):	$155,000	$0	NAP	3rd Most Recent Occupancy (As of):	95.9% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)
The Kingsgate Center Borrower deposited $80,000 at closing for tenant allowances related to Americas Best Contacts & Eyeglasses and $75,000 for an environmental reserve as described under ”—Escrows and Reserves” below.

The Kingsgate Center Mortgage Loan

The Mortgage Loan.  The ninth largest mortgage loan (the “Kingsgate Center Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $39,000,000 and is secured by a first priority fee mortgage encumbering a regional shopping center and office development known as Kingsgate Center in Lubbock, Texas (the “Kingsgate Center Property”). The Kingsgate Center Mortgage Loan was originated on December 24, 2012 by or on behalf of Bank of America, National Association. The Kingsgate Center Mortgage Loan refinanced and paid off the previous loan secured by the Kingsgate Center Property, which had an existing balance of approximately $16.1 million.

The Kingsgate Center Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months. The Kingsgate Center Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of January 1, 2023.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date. The Kingsgate Center Mortgage Loan is open to prepayment at par during the final three months of the loan term.

The Borrower and the Sponsor.  The Kingsgate Center borrowers are KG South 2012, LLC and KG North 2012, LLC, single-purpose Delaware limited liability companies, each with two independent directors and each an SPE bankruptcy remote entity (together, the “Kingsgate Center Borrower”). KG South 2012, LLC is owned by GPF Lubbock Associates, Limited Partnership. Equity ownership in GPF Lubbock Associates, Limited Partnership is held

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

50% by 82nd & Quaker, Ltd. and 50% by G. Randall Andrews (as 99% limited partners). KG North 2012, LLC is owned by Lubbock North Kingsgate, LLC. Lubbock North Kingsgate, LLC is owned by 82nd & University, LLC. 82nd & University, LLC is 70% owned by G. Randall Andrews and 30% owned by Robert G. Muzyka, Jr (both as members).

The Kingsgate Center Property sponsors and non-recourse carve-out guarantors are G. Randall Andrews and Robert G. Muzyka Jr., of GRACO Real Estate Development, Inc. (“GRACO”). GRACO Real Estate Development, Inc. was formed in Lubbock, Texas in 1979. GRACO is full service commercial real estate company whose primary business is the development of retail properties. GRACO is also active in leasing, management and brokerage. GRACO has developed over $300 million and 2 million SF in commercial real estate projects in Texas and Colorado. Additionally, GRACO currently manages in excess of 1.0 million SF of retail and office space.

The Mortgaged Property. The Kingsgate Center Property is a 240,749 SF shopping center and office complex located in Lubbock, Texas. The Kingsgate Center Property was constructed in two phases in 1986 and 1989. The Kingsgate Center Property is located in a suburban area less than ten miles southeast of downtown Lubbock, just outside Loop 289, which is the loop freeway encircling the City of Lubbock. The Kingsgate Center Property is visible and accessible via two major thoroughfares, 82nd Street and Quaker Avenue, which has daily traffic of approximately 54,000 vehicles.

The Kingsgate Center Property consists of four components:

(1) Kingsgate South Retail is a 136,833 SF retail center situated on the southeast corner of 82nd Street and Quaker Avenue that is 95.9% occupied as of May 2012. This portion of the Kingsgate Center Property is anchored by a 30,074 SF Sprouts Farmers Market and a 20,000 SF Malouf’s upscale apparel store, and is occupied by national tenants such as Ann Taylor, Chico’s, Talbots, Coldwater Creek and Banana Republic.

(2) Kingsgate South Office is a 11,080 SF one-story, single-tenant office building adjacent to Kingsgate South Retail that has been 100% occupied by Suddenlink Communications since 1994.

(3) Kingsgate North Retail is a 62,718 SF retail center situated on the northeast corner of 82nd Street and Quaker Avenue, across 82nd Street from Kingsgate South Retail. As of May 2012, this portion of the Kingsgate Center Property is 93.6% occupied as of May 2012. Major tenants include Fox and Hound, Hayashi Hibachi and McAlister’s Deli.

(4) Kingsgate North Office is a 30,118 SF, two-story multi-tenant office building adjacent to Kingsgate North Retail that is currently 100% leased to ten tenants as of May 2012.

As of December 12, 2012, the Kingsgate Center Property was 96.9% occupied and historical occupancy has been as follows from 2007 to 2011: 77.8%, 80.7%, 80.4%, 95.9% and 94.2%. The low occupancy from 2007 to 2010 was due to the vacant anchor space that Sprouts filled in October 2010. Excluding the Sprouts anchor space, the occupancy of the remaining space in the center has exceeded 90% since 2007.

Major Tenants.

Sprouts Farmers Market (30,074 SF, 12.5% of NRA, 5.9% of underwritten base rent). Sprouts Farmers Market (“Sprouts”) occupies 30,074 SF (retail) at the Kingsgate Center Property under a fifteen-year lease expiring on October 31, 2025 with three, five-year extension options. The lease provides for a rental rate of $8.31 PSF. Sprouts owns and operates a network of nearly 150 natural food retail stores throughout Arizona, California, Colorado, Nevada, New Mexico, Oklahoma, Texas and Utah.  Sprouts Farmers Market, LLC was founded in 2002 and is based in Phoenix, Arizona. Sprouts has over 11,000 employees and projects revenue of approximately $2.0 billion for 2012. Sprouts is rated “B2” by Moody’s and “B+” by S&P. Sprouts Farmers Market reported sales at the Kingsgate Center Property of $314 PSF for the trailing twelve months through September 2012, which represents an occupancy cost of 2.6%.

Malouf’s (20,000 SF, 8.3% of NRA, 3.3% of underwritten base rent). Malouf’s occupies 20,000 SF (retail) at the Kingsgate Center Property under a six-year lease expiring on March 31, 2014. There are no remaining renewal options. The lease provides for a rental rate of $7.00 PSF. Malouf’s has been a tenant at the Kingsgate Center Property since 1987. Malouf’s is a high-end men’s and women’s apparel store that first opened its doors in downtown Lubbock in 1949. Malouf’s is currently unrated. Malouf’s sales at Kingsgate Center Property were approximately $4.6 million ($229 PSF) in 2011 and approximately $4.5 million ($223 PSF) for the trailing twelve months through September 2012, which represents an occupancy cost of 3.1%.

Suddenlink Communication (11,080 SF; 4.6% of NRA, 3.8% of underwritten base rent). Suddenlink Communication (“Suddenlink”) occupies 11,080 SF (office) at the Kingsgate Center Property under a nine-year lease expiring on March 31, 2015. The lease provides for a rental rate of $14.50 PSF. There are no remaining renewal options. Suddenlink reimburses for real estate taxes and insurance, pays directly for utilities and self maintains its premises. Privately-owned Cequel Communications LLC conducts business through its subsidiaries as Suddenlink Communications. Suddenlink is one of the largest cable broadband companies in the United States with approximately 1.4 million customers and approximately 3.53 million revenue generating units as of September 30, 2012. Cequel Communications LLC is currently unrated. Established in 2003, Suddenlink corporate headquarters is in St. Louis, Missouri and has major areas of operation in Texas, West Virginia, Louisiana, Arkansas, North Carolina, Oklahoma and Arizona. As of the year ended December 31, 2011, revenues were reported at approximately $1.9 billion.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

The following table presents a summary regarding major tenants at the Kingsgate Center Property:

Tenant Summary

Tenant Name	Property	Tenant SF(1)	Approx. % of SF	Annualized Underwritten Base Rent ($)	% of Total Annualized Underwritten Base Rent	Annualized Underwritten Base Rent ($ Per NRSF)	Lease Expiration	TTM 12/12 Sales PSF	Occupancy Cost as a % of Sales
Sprouts Farmers Market	Retail	30,074	12%	$250,000	6%	$8.31	10/31/2025	$314	4.0%
Malouf’s	Retail	20,000	8%	$140,000	3%	$7.00	3/31/2014	$223	5.3%
Suddenlink Communication	Office	11,080	5%	$160,660	4%	$14.50	3/31/2015	N/A	N/A
Fox & Hound	Retail	10,642	4%	$115,195	3%	$10.82	11/30/2013	$157	10.4%
Allen L Adkins	Office	10,174	4%	$183,132	4%	$18.00	2/28/2013	N/A	N/A
Banana Republic	Retail	6,098	3%	$115,862	3%	$19.00	6/30/2013	$231	10.4%
Talbot’s	Retail	6,036	3%	$126,756	3%	$21.00	1/31/2016	$261	10.4%
Hayashi Hibachi (Pad)	Retail	6,000	2%	$156,000	4%	$26.00	3/31/2019	$344	9.8%
Chico’s	Retail	5,120	2%	$130,560	3%	$25.50	1/31/2017	$526	5.8%
Coldwater Creek	Retail	5,120	2%	$146,995	4%	$28.71	11/30/2015	$316	10.7%
Subtotal / Wtd. Avg.		110,344	46%	$1,525,160	37%	$13.82

Other Tenants		121,964	51%	$2,550,827	63%	$20.91
Vacant Space		8,441	4%	$0	0%	$0.00
Total / Wtd. Avg.		240,749	100%	$4,075,987	100%	$17.55 (2)

Total Office SF		41,198	17%	$738,447	18%	$17.92
Total Retail SF		191,110	79%	$3,337,540	82%	$17.46

(1)	Information is based on the underwritten rent roll.

(2)	Total Annualized Underwritten Base Rent ($ per NRSF) excludes vacant space.

The following table presents certain information relating to the lease rollover at the Kingsgate Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Average Underwritten Base Rent per SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total Underwritten Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
2013	10	51,427	$17.55	21%	21%	$902,305	22%	22%
2014	13	44,310	$15.65	18%	40%	$693,343	17%	39%
2015	7	25,407	$19.18	11%	50%	$487,249	12%	51%
2016	7	23,384	$19.78	10%	60%	$462,560	11%	62%
2017	6	15,425	$20.66	6%	66%	$318,693	8%	70%
2018	3	13,149	$23.06	5%	72%	$303,217	7%	78%
2019	1	6,000	$26.00	2%	74%	$156,000	4%	82%
2020	2	3,977	$16.60	2%	76%	$66,002	2%	83%
2021	2	5,497	$24.44	2%	78%	$134,328	3%	86%
2022	2	5,421	$21.14	2%	81%	$114,603	3%	89%
2023 & Beyond	3	38,311	$11.42	16%	96%	$437,688	11%	100%
Vacant	0	8,441	$0.00	4%	100%	$0	0%	100%
Total / Wtd. Avg.	56	240,749	$17.55	100%		$4,075,987	100%

(1)	The information in the lease rollover schedule is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Average Underwritten Base Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

The Market. The Kingsgate Center Property is located in Lubbock, Texas, less than ten miles southwest of downtown Lubbock in the South Outer Lubbock submarket within Lubbock metropolitan statistical area (“MSA”). The Kingsgate Center Property is visible and accessible via two major thoroughfares, 82nd Street and Quaker Avenue, which see daily traffic of approximately 54,000 vehicles. Lubbock International Airport is only three miles outside of Lubbock.

The 2011 population of Lubbock is 291,977 and has grown at an average annual rate of 1.43% over the past ten years. The unemployment rates are 4.9% and 6.3% for the city of Lubbock and the State of Texas, respectively. The population within a one-, three- and five-mile radius of the subject property is 11,828; 100,159 and 178,441, respectively. The average household income within a one-, three- and five-mile radius of the subject is $64,439; $47,136 and $41,828, respectively.

Lubbock is the hub city of economic activity in the South Plains Region due to its central location and access to transportation. While Lubbock’s role as a regional warehousing and distribution center historically buoyed its economy, the majority of the economic dependence has recently shifted from manufacturing and wholesale industry to the medical and educational sectors. Local educational institutions include: Texas Tech University (which has over 31,000 students within its 13 colleges, a law school and a medical school), Lubbock Christian University, South Plains College and Wayland Baptist College, which have a combined enrollment of approximately 8,000 students. Together, they contribute over an estimated $350 million annually to the local economy.

Lubbock serves as the major retail trade center and healthcare provider for a 26 county region of more than a half million people. The estimated annual payroll for the healthcare industry is $358.1 million and medically related businesses contribute an additional $593.3 million to the economy. The six institutions that comprise the Panhandle-South Plains regional medical hub include: Methodist Hospital, St. Mary of the Plains Hospital, Highland Medical Center, South Park Medical Center, Charter Plains Hospital and University Medical Center/Health Sciences Center. These institutions currently offer 1,931 beds and provide a wide variety of heath care specializations including: heart and kidney transplants and psychiatric care. The Texas Tech University Health Sciences Center houses schools of medicine, allied health and nursing.

Retail and office rent comparables to the Kingsgate Center Property are shown in the charts below:

Competitive Property Summary – Retail

Property	Location	Year Built/ Renovated	Total GLA	Occupancy	Wtd. Avg. NNN Rents ($/SF/YR):	Proximity
The Commons at Northpark	Midland, Texas	2012/NAP	63,437	52.0%	$20.44	100 Miles
Lakeridge Commons	Lubbock, Texas	2006/NAP	24,805	95.0%	$20.14	1.15 Miles
The Village	Lubbock, Texas	1983/NAP	42,000	100.0%	$15.50	0.1 Miles
University Park Village	Fort Worth, Texas	1986/NAP	173,220	100.0%	$35.88	270 Miles
Inwood Village	Dallas, Texas	1949/Various	235,666	97.0%	$22.50	300 Miles
Total / Wtd. Avg.			539,128	93.0%	$25.90

Source: Appraisal.

Competitive Property Summary – Office

Property	Location	Year Built/ Renovated	Total GLA	Occupancy	Quoted Rents
Lubbock Lakeview	Lubbock, Texas	1976/NAP	30,568	100%	$19.00
84th & Oxford	Lubbock, Texas	1987/NAP	10,418	87%	$15.00
Pyramid Plaza	Lubbock, Texas	1981/NAP	94,606	93%	$16.25
4747 S. Loop 289	Lubbock, Texas	1983/NAP	31,260	94%	$16.00
Total / Wtd. Avg.			166,852	94.1%	$16.63

Source: Appraisal.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Kingsgate Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kingsgate Center Property:

Cash Flow Analysis

	2010	2011	10/31/2012 TTM	UW	UW PSF
Gross Potential Rental Income	$3,422,852	$3,763,545	$3,944,111	$4,246,818	$17.64
Percentage Rent	$66,916	$68,710	$61,307	$58,215	$0.24
Expense Reimbursements	$867,433	$944,988	$989,405	$1,151,880	$4.78
Other Income	$64,244	$8,027	$26,838	$26,838	$0.11
Less Vacancy & Credit Loss	$0	$0	$0	($305,587)	5.60%
Effective Gross Income	$4,421,445	$4,785,270	$5,021,661	$5,178,164	$21.51
Total Operating Expenses	$1,374,568	$1,456,244	$1,399,911	$1,522,582	$6.32
Net Operating Income	$3,046,877	$3,329,026	$3,621,750	$3,655,582	$15.18
TI/LC	$0	$0	$0	$244,249	$1.01
Capital Expenditures	$0	$0	$0	$48,150	$0.20
Net Cash Flow	$3,046,877	$3,329,026	$3,621,750	$3,363,183	$13.97
Occupancy %	95.9%	94.2%	96.9%(1)	94.4%
NOI DSCR	1.35x	1.47x	1.60x	1.62x
NCF DSCR	1.35x	1.47x	1.60x	1.49x
NOI Debt Yield	7.8%	8.5%	9.3%	9.4%
NCF Debt Yield	7.8%	8.5%	9.3%	8.6%

(1)	Occupancy as of December 12, 2012.

Escrows and Reserves. The Kingsgate Center Borrower required to escrow $33,906 monthly for taxes. The Kingsgate Center Borrower is required to deposit 1/12 of the estimated tax and insurance premiums monthly (unless the Kingsgate Center Property is part of a “blanket policy” acceptable to the lender). The Kingsgate Center Borrower deposited $100,000 in escrow for capital expenditures at loan origination and is required to escrow $4,012 monthly (the total replacement reserve is capped at $309,000). Additionally, the Kingsgate Center Borrower is required to escrow $15,050 monthly for TI/LC reserves (the total TI/LC reserve is capped at $650,000). The Kingsgate Center Borrower deposited $80,000 at closing for tenant allowances related to Americas Best Contacts & Eyeglasses and $75,000 for an environmental reserve.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Kingsgate Center Mortgage Loan. The Kingsgate Center Mortgage Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Kingsgate Center Borrower. The Kingsgate Center Borrower will be required to deposit all excess cash with respect to the Kingsgate Center Mortgage Loan to be held by the lender as additional security for the Kingsgate Center Mortgage Loan during a Cash Sweep Period.

A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the immediately preceding six month period is less than 1.20x for six consecutive months and ending on the date the debt service coverage ratio equals or exceeds 1.30x for six consecutive months.

Property Management. The Kingsgate Center Property is managed by GRACO Real Estate Development, Inc., an affiliate of the Kingsgate Center Borrower.

Mezzanine Loan and Preferred Equity.  Not permitted.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Property.  The Kingsgate Center Borrower may release any the Kingsgate Center release parcels specified in the related loan agreement from the lien of the Kingsgate Center Mortgage Loan through partial defeasance, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to the following: when the debt service coverage ratio with respect to the Kingsgate Center Property is equal to the greater of (i) 1.47x or (ii) the debt service coverage ratio for the twelve months immediately preceding the partial defeasance.

The release amounts for Kingsgate North Retail, Kingsgate South Retail, Kingsgate North Office and Kingsgate South Office are $12,150,000; $30,600,000; $3,060,000 and $990,000, respectively.

Terrorism Insurance.  The Kingsgate Center Borrower is required pursuant to the Kingsgate Center Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to the Kingsgate Center Property.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Embassy Suites – Fort Lauderdale

Mortgage Loan No. 10 – Embassy Suites – Fort Lauderdale

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Embassy Suites – Fort Lauderdale

Mortgage Loan No. 10 – Embassy Suites – Fort Lauderdale

Embassy Suites - Fort Lauderdale
1100 Southeast 17th Street
Fort Lauderdale, FL 33316
FORT LAUDERDALE
Atlantic Ocean
Margate
Pompano Beach
Pompano Beach Airpark
Sea Ranch Lakes
Lauderdale-by-the-Sea
Oakland Park
Lauderdale Lakes
Wilton Manors
Plantation
Davie
PEMBROKE PINES
Miramar
HOLLYWOOD
Dania Beach
Hallandale Beach
Aventura
BROWARD COUNTY
MIAMI-DADE COUNTY
Broward Comm. Coll. North Campus
Fern Forest Nature Center
Pompano Park
Oaks Country Club
Cypress Creek Station
Ft. Lauderdale Baseball Stadium
Ft. Lauderdale Executive Airport
Lockhart Stadium
Oak Tree Country Club
Coral Ridge Golf Course
Coral Ridge Mall
Hugh Taylor Birch State Park
Galleria at Ft. Lauderdale
Holiday Park
Westside Reg. Medical Center
Broward Mall
Plantation Golf Course
Jacaranda Golf Course
The Fountains
Fort Lauderdale Golf Course
Riverwalk
Broward Co. Court House
FL Atlantic Univ. - Ft. Lauderdale Campus
Broward General Medical Center
Port Everglades
Tower Shops
Broward College Central Campus
Sawyer Park
Snyder Park
Grande Oaks Golf Club
Nova Southeastern University
Tree Tops Park
Fort Lauderdale/ Hollywood Intl. Airport
Seminole Casino Hollywood
FT. LAUDERDALE/ HOLLYWOOD AIRPORT
West Lake Park
Topeekeegee Yugnee Park
Brian Piccolo Park
Memorial Regional Hospital
The Shops at Pembroke Gardens
Broward Comm. Coll. South Campus
Pembroke Lakes Mall
Hollybrook Golf and Tennis Club
North Perry Airport
Orange Brook Golf Course
Hollywood Dog Track
Gulfstream Park Race Track
Calder Race Course
Promenade Shops
Miami Intl. Airport 18 miles
FORT LAUDERDALE
SHERIDAN ST.
HOLLYWOOD
Florida's Turnpike
TRI RAIL
Atlantic Blvd.
McNab Rd.
Commercial Blvd.
Prospect Rd.
Oakland Park Blvd
NW 19th St.
NE13th St.
Sunset Strip
Sunrise Blvd.
Broward Blvd.
Davie Blvd.
Griffin Rd.
Stirling Rd.
Charleston St.
Sheridan St.
Taft St.
Hollywood Blvd.
Pembrook Rd.
NW 11th St.
Hallandale Beach Blvd.
Miramar Pkwy.
NW 6th St.
Federal Hwy.
University Dr.
Pine Island Rd.
SW 64th Ave.
SW 100th Ave.
SW 112th Ave.
NW 56th Ave.
NW 21st Ave.
SW 31st Ave.
SW 56th Ave.
NW 8th Ave.
Powerline Rd.
Andrews Ave.
95
595
1
7
441
A1A
84
736
817
820
838
842
845
848
814
870
821
MIAMI
FT. LAUDERDALE
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
Coral Springs
Weston
Hollywood
North Miami Beach
Hialeah
Miami Beach
Coral Gables
Homestead
Florida City
THE EVERGLADES
Everglades Pkwy
Lake Okeechobee
Gulf of Mexico
Atlantic Ocean
La Belle
Clewiston
Moore Haven
Pahokee
Jupiter
Tequesta

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Embassy Suites – Fort Lauderdale

Mortgage Loan No. 10 – Embassy Suites – Fort Lauderdale

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	1100 Southeast 17th Street Fort Lauderdale, FL 33316
Original Balance:		$36,500,000		General Property Type:	Hospitality
Cut-off Date Balance:		$36,336,958		Detailed Property Type:	Full Service
% of Initial Pool Balance:		3.2%		Number of Rooms:	361 Rooms
Loan Purpose:		Refinance		Cut-off Date Balance Per Room:	$100,656
Borrower Name(s):		Ft. Lauderdale ES Hotel, L.L.C.; Ft. Lauderdale ES Leasing, L.L.C.		Balloon Balance Per Room:	$83,178
Sponsor(s):		FelCor Lodging Limited Partnership		Year Built / Year Renovated:	1987 / 2007
Mortgage Rate:		4.95000%		Title Vesting:	Fee
Note Date:		9/28/2012		Property Manager:	Embassy Suites Management LLC
First Payment Date:		11/1/2012		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$17,501,041
Maturity Date:		10/1/2022		UW Expenses:	$12,726,521
IO Period:		None		UW NOI:	$4,774,520
Original Term to Maturity:		120 months		UW NCF:	$4,074,478
Seasoning:		4 months		UW NOI DSCR:	2.04x
Original Amortization Term:		360 months		UW NCF DSCR:	1.74x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	13.1%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	11.2%
Prepayment Provisions:		LO (25); YM1 (92); O (3)		UW NCF Debt Yield at Maturity:	13.6%
Lockbox / Cash Management:		Soft / Springing		Most Recent NOI (As of):	$5,144,565 (10/31/2012 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$4,938,106 (12/31/2011)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$5,850,293 (12/31/2010)
Mezzanine Debt:		Future		Appraised Value:	$62,000,000
Reserves(1)				Appraisal As-of Date:	8/1/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	58.6%
RE Tax:	$896,513	$81,501	NAP	LTV Ratio at Maturity:	48.4%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	79.0% (10/31/2012)
FF&E:	$0	Springing	NAP	2nd Most Recent Occupancy (As of):	78.6% (12/31/2011)
				3rd Most Recent Occupancy (As of):	76.6% (12/31/2010)

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Embassy Suites – Fort Lauderdale Mortgage Loan

The Mortgage Loan.  The tenth largest mortgage loan (the “Embassy Suites – Fort Lauderdale Mortgage Loan”) is a refinance loan evidenced by a note in the original principal amount of $36,500,000 and is secured by a first priority fee mortgage encumbering a full service hospitality property known as the Embassy Suites – Fort Lauderdale in Fort Lauderdale, Florida (the “Embassy Suites – Fort Lauderdale Property”). The Embassy Suites – Fort Lauderdale Mortgage Loan was originated on September 28, 2012 by or on behalf of Bank of America, National Association. The Embassy Suites – Fort Lauderdale Loan refinanced and paid off the previous loan secured by the Embassy Suites – Fort Lauderdale Property, which had an existing balance of $18,729,633. The Embassy Suites – Fort Lauderdale Property was acquired by the borrower in 1996 for $58.1 million and the borrower spent approximately $24.7 million in capital improvements resulting in a current cost basis of $82.7 million.

The Embassy Suites – Fort Lauderdale Mortgage Loan had an initial term of 120 months and has a remaining term of 116 months. The Embassy Suites – Fort Lauderdale Mortgage Loan requires payments of principal and interest for its entire term with a scheduled maturity date of October 1, 2022. On or after December 1, 2014, voluntary prepayment of the Embassy Suites – Fort Lauderdale Mortgage Loan is permitted in whole (and not in part) with the greater of a yield maintenance premium or 1% of the outstanding balance to be prepaid, and if the payment is made on a date that is not a payment date, interest that would have accrued through the next payment date. The Embassy Suites – Fort Lauderdale Mortgage Loan is open to prepayment at par during the final two months of the loan term.

The Borrower and the Sponsor.  The Borrowers are Ft. Lauderdale ES Hotel, L.L.C. and Ft. Lauderdale ES Leasing, L.L.C., single-purpose limited liability companies and SPE bankruptcy remote entities with two independent directors (the “Embassy Suites – Fort Lauderdale Borrower”). The

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Embassy Suites – Fort Lauderdale

Embassy Suites – Fort Lauderdale Borrower is 100% indirectly owned by FelCor Lodging Limited Partnership (“FelCor”). FelCor owns interests in 66 hotels and resorts, including brands such as Embassy Suites, Fairmont, Hilton, Marriot and Holiday Inn with a total of 19,335 rooms.

The sponsor and non-recourse guarantor of the Embassy Suites – Fort Lauderdale Loan is FelCor Lodging Limited Partnership. FelCor Lodging Limited Partnership is a subsidiary of FelCor Lodging Trust (NYSE: FCH), a publically owned real estate investment trust that owns 66 primarily upper-upscale, full service hotels throughout 22 states and Canada. FelCor acquired the Embassy Suites – Fort Lauderdale Property as part of an 18 hotel portfolio in 1996.

The Mortgaged Property.  The Embassy Suites – Fort Lauderdale Property is a 12-story, 361-room, full service hotel located in the city of Fort Lauderdale, Florida. The Embassy Suites – Fort Lauderdale was built in 1987 and renovated in 2007. The Embassy Suites – Fort Lauderdale Property’s guestroom configuration consists of 211 king suites and 150 queen / queen suites. All rooms are suite style, containing separate living area space with a full size sofa sleeper, seating area, 32-inch flat screen LCD TV, wet bar, mini-refrigerator and separate vanity / sink in the bedroom. Other amenities include a microwave, coffee / tea maker and valet dry cleaning.

The Embassy Suites – Fort Lauderdale Property also features approximately 11,000 SF of convention and meeting space. The Grand Salon is the largest space and is located on the ground floor along with meeting spaces, the Gulf Stream Room, Terra and Aqua. Aqua is an outdoor space accessed through either the pool deck or Terra. The Embassy Suites – Fort Lauderdale Property contains the E Spot Restaurant and Bar, which is located on the west side of the lobby.

The Embassy Suites – Fort Lauderdale Property had a trailing twelve month period ended November 30, 2012 occupancy of 79.3%, ADR of $138.31 and RevPAR of $109.68. This represents an occupancy penetration of 104.4%, ADR penetration of 114.7% and RevPAR penetration of 119.7%.

More specific information about the Embassy Suites – Fort Lauderdale Property is set forth in the table below:

The Embassy Suites and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Embassy Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	67.5%	$117.32	$79.16	77.1%	$146.14	$113.55	115.2%	124.6%	143.4%
2011	70.7%	$117.36	$82.99	77.9%	$135.11	$105.22	110.1%	115.1%	126.8%
TTM 11/30/2012	75.9%	$120.61	$91.60	79.3%	$138.31	$109.68	104.4%	114.7%	119.7%

Source: Industry Report.

The Market. The Embassy Suites – Fort Lauderdale Property is located in Fort Lauderdale, within Broward County, Florida. The Embassy Suites – Fort Lauderdale is located in the southern portion of the city, just north of the Fort Lauderdale Hollywood International Airport and west of Port Everglades.

Port Everglades is one of the busiest cruise ports in the county. In 2011, 969 cruise ships and over 3.6 million passengers utilized the port, which drives demand for hotel rooms in the surrounding area the night before and after cruise travel. The Fort Lauderdale market relies heavily on its leisure tourism, which has been improving as more tourists travel to Fort Lauderdale. The Fort Lauderdale – Hollywood International Airport had total airport traffic for the month of June 2012 of 1,907,071 up 1.9% over June 2011.

According to the appraiser the primary competitive set for the Embassy Suites – Fort Lauderdale Property consisted of eight hotels which collectively contain 2,674 rooms. According to the appraisal there is no new construction of hotel properties in the Fort Lauderdale market that will be competitive with the Embassy Suites – Fort Lauderdale Property.

Competing properties to the Embassy Suites – Fort Lauderdale Property are shown in the table below:

Competitive Property Summary

Property	Rooms	Commercial %	Meeting & Group %	Leisure %	2011E Occupancy	2011E ADR	2011E RevPAR
Embassy Suites – Fort Lauderdale	361	35%	30%	35%	78%	$135	$105
Sheraton Fort Lauderdale Airport	250	60%	25%	15%	71%	$100	$71
Hilton Fort Lauderdale Airport	388	60%	25%	15%	70%	$100	$70
Riverside Hotel	214	30%	45%	25%	62%	$110	$68
Renaissance Fort Lauderdale Cruise Port	236	25%	25%	50%	89%	$112	$100
Hyatt Place Fort Lauderdale 17th Street	126	55%	10%	35%	72%	$100	$72
Hyatt Regency Pier 66	384	20%	40%	40%	67%	$135	$90
Sheraton Fort Lauderdale Beach Resort	487	15%	20%	65%	75%	$140	$105
Hilton Fort Lauderdale Marina	589	20%	40%	40%	75%	$135	$101
Total / Wtd. Avg.	3,035	32%	30%	38%	73%	$123	$91

Source: Appraisal.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Embassy Suites – Fort Lauderdale

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites - Fort Lauderdale Property:

Cash Flow Analysis
	2010	2011	10/31/2012 TTM	UW	UW per Room
Occupancy	76.6%	78.6%	79.0%	79.0%
Average Daily Rate	$145.53	$134.09	$138.47	$138.47
RevPAR	$111.44	$105.36	$109.45	$109.45

Total Revenue	$17,809,617	$16,913,743	$17,541,033	$17,501,041	$48,479
Total Departmental Expenses	$5,679,019	$5,759,768	$5,995,443	$5,984,667	$16,578
Gross Operating Profit	$12,130,598	$11,153,975	$11,545,589	$11,516,374	$31,901

Total Undistributed Expenses	$4,639,639	$4,587,016	$4,746,583	$4,745,484	$13,145
Profit before Fixed Charges	$7,490,959	$6,566,959	$6,799,006	$6,770,890	$18,756

Total Fixed Charges	$1,640,666	$1,628,853	$1,654,441	$1,996,370	$5,530
Net Operating Income	$5,850,293	$4,938,106	$5,144,565	$4,774,520	$13,226

Replacement Reserves	$720,235	$673,903	$701,641	$700,042	$1,939
Net Cash Flow	$5,130,058	$4,264,203	$4,442,924	$4,074,478	$11,287

NOI DSCR	2.50x	2.11x	2.20x	2.04x
NCF DSCR	2.19x	1.82x	1.90x	1.74x
NOI Debt Yield	16.0%	13.5%	14.1%	13.1%
NCF Debt Yield	14.1%	11.7%	12.2%	11.2%

Escrows and Reserves.  The Embassy Suites – Fort Lauderdale Borrower deposited $896,513 in escrow for annual real estate taxes at loan origination and is required to escrow $81,501 monthly. The Embassy Suites – Fort Lauderdale Borrower maintains insurance under an acceptable blanket policy. If such blanket policy is discontinued, the Embassy Suites – Fort Lauderdale Borrower is required to escrow 1/12 of estimated annual insurance premiums during each of the next twelve months. During a Cash Sweep Period (defined below) the Embassy Suites – Fort Lauderdale Borrower is required to deposit 4% of gross income from operations for FF&E.

A “Cash Sweep Period” will generally commence if the debt service coverage ratio for the Embassy Suites – Fort Lauderdale Property for the trailing 12 month period immediately preceding the date of determination is less than 1.30x, an event of bankruptcy action of the Embassy Suites – Fort Lauderdale Borrower or manager, the franchise agreement is no longer in full force and effect for any reason (“Deflagging Trigger Event”) or an event of default.

Lockbox and Cash Management.  A soft lockbox is in place with respect to the Embassy Suites – Fort Lauderdale Mortgage Loan. The Embassy Suites – Fort Lauderdale Loan has springing cash management. Provided a Cash Sweep Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Embassy Suites – For Lauderdale Borrower. The Embassy Suites – Fort Lauderdale Borrower will be required to deposit all excess cash with respect to the Embassy Suites – Fort Lauderdale Mortgage Loan to be held by the lender as additional security for the Embassy Suites – Fort Lauderdale Mortgage Loan during a Cash Sweep Period.

Property Management.  The Embassy Suites – Fort Lauderdale Property is managed by Embassy Suites Management LLC. The franchise agreement expires in 2016. If the Embassy Suites – Fort Lauderdale Borrower fails to reach an agreement to extend the existing franchise agreement, the Embassy Suites – Fort Lauderdale Borrower will be required to enter into a franchise and/or management agreement with one of the following pre-approved companies and their respective brands: Affinia, Fairmont, Hilton, Marriott International, Inc., Hyatt Hotels Corporation, Intercontinental Hotels Group, Omni, Starwood Hotels & Resorts, Inc. or Wyndham. In addition, should the Embassy Suites – Fort Lauderdale Borrower choose to replace the existing hotel manager, the Embassy Suites – Fort Lauderdale Borrower may enter into a new management agreement with any of the following pre-approved companies: Aimbridge Hospitality, Davidson Hotel Company, Highgate Holdings, Inc., Interstate Management Company, L.L.C. or any of the franchisors listed previously. The Embassy Suites – Fort Lauderdale Mortgage Loan will become full recourse to the Embassy Suites – Fort Lauderdale Borrower and sponsor if there is any amendment, modification or termination of the franchise agreement without the mortgagee’s consent.

Mezzanine Loan and Preferred Equity.  At any time after a date that is twelve months after the closing date of the Embassy Suites – Fort Lauderdale Mortgage Loan, the Embassy Suites – Fort Lauderdale Mortgage Loan documents permit future mezzanine debt subject to various conditions including, but not limited to: (i) the combined debt service coverage ratio for The Embassy Suites – Fort Lauderdale Mortgage Loan and the mezzanine loan on the date the mezzanine debt is incurred is not less than 1.50x; (ii) the combined loan-to-value ratio of the Embassy Suites – Fort Lauderdale Mortgage Loan and the mezzanine debt does not exceed 70% and (iii) the debt yield is not less than 11%.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Release of Parcels.  Not permitted.

Terrorism Insurance.  The Embassy Suites – Fort Lauderdale Borrower is required pursuant to The Embassy Suites – Fort Lauderdale Mortgage Loan documents to maintain (or cause to be maintained) insurance against loss for acts of terrorism with respect to The Embassy Suites - Fort Lauderdale Property.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Fair Lakes Center

Mortgage Loan No. 11 – Fair Lakes Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	12997 Fair Lakes Parkway
Original Balance:		$36,000,000			Fairfax, VA 22033
Cut-off Date Balance:		$35,954,154		General Property Type:	Retail
% of Initial Pool Balance:		3.2%		Detailed Property Type:	Shadow Anchored
Loan Purpose:		Refinance		Net Rentable Area:	116,427 SF
Borrower Name(s):		Fair Lakes Center Associates II LC		Cut-off Date Balance Per Unit/SF:	$309
Sponsor(s):		Milton V. Peterson; Peterson Family Group		Balloon Balance Per Unit/SF:	$248
Mortgage Rate:		4.20000%		Year Built / Year Renovated:	1993 / NAP
Note Date:		12/11/2012		Title Vesting:	Fee
First Payment Date:		2/1/2013		Property Manager:	Peterson Management L.C.
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		1/1/2023		UW Revenues:	$4,268,177
IO Period:		None		UW Expenses:	$966,845
Original Term to Maturity:		120 months		UW NOI:	$3,301,332
Seasoning:		1 month		UW NCF:	$3,122,368
Original Amortization Term:		360 months		UW NOI DSCR:	1.56x
Loan Amortization Type:		Amortizing		UW NCF DSCR:	1.48x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	9.2%
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NCF Debt Yield:	8.7%
Lockbox / Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	10.8%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$3,385,982 (12/31/2011)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$3,331,067 (12/31/2010)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$2,915,798 (12/31/2009)
				Appraised Value:	$55,500,000
Reserves				Appraisal As-of Date:	10/15/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	64.8%
RE Tax:	$84,640	$42,320	NAP	LTV Ratio at Maturity:	52.0%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (10/31/2012)
Recurring Replacements:	$500,000	$1,455	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
TI/LC:	$24,968	$12,128	$450,000	3rd Most Recent Occupancy (As of):	96.4% (12/31/2010)

The Fair Lakes Center mortgage loan is secured by the Fair Lakes Center located in Fairfax, Virginia approximately 15 miles west of Washington, D.C. The major tenants of the Fair Lakes Center property include Modell’s Sporting Goods (15,404 SF, 10.2% of underwritten base rent), Golf Galaxy (12,351 SF, 10.1% of underwritten base rent), and JJ’s Hallmark & Lamp Factory (12,000 SF, 5.6% of underwritten base rent). The Fair Lakes Center property is also shadow anchored by Wal-Mart, Best Buy, BJ’s Wholesale Club and Target. As of October 31, 2012, the Fair Lakes Center property was 100.0% leased.

The Fair Lakes Center property is located in the Suburban Fairfax County submarket within the Washington, D.C. metropolitan statistical area (MSA). The Fair Lakes Center property is five miles west of the Capital Beltway (Interstate 495) and within proximity of major thoroughfares such as I-66, U.S. Route 50 and the Fairfax County Parkway. The 2012 population within a one-, three- and five-mile radius of the Fair Lakes Center property was 14,468; 124,479 and 211,776, respectively. The 2012 average household income within a one-, three- and five-mile radius of the Fair Lakes Center property was $144,116; $122,128 and $134,229, respectively.

The Fair Lakes Center mortgage loan sponsors are Milton V. Peterson and the Peterson Family Group. Milton V. Peterson is the principal and chairman of the Peterson Companies. The Peterson Companies is headquartered in Northern Virginia, has an over 40 years of experience with development and acquisition of properties in office, retail and land development. Peterson Management currently manages more than 5.4 million SF of retail neighborhood strip centers, power centers, enclosed malls and lifestyle centers.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	The Atrium at Fashion Center

Mortgage Loan No. 12 – The Atrium at Fashion Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	34 East Ridgewood Avenue Paramus, NJ 07652
Original Balance:		$25,000,000		General Property Type:	Retail
Cut-off Date Balance:		$25,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		2.2%		Net Rentable Area:	173,073 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$144
Borrower Name(s):		KMO-361 (Paramus) LLC		Balloon Balance Per Unit/SF:	$115
Sponsor(s):		Morton Olshan		Year Built / Year Renovated:	1968 / 2011
Mortgage Rate:		3.99100%		Title Vesting:	Fee
Note Date:		1/9/2013		Property Manager:	Mall Properties, Inc.
First Payment Date:		3/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$3,613,471
Maturity Date:		2/1/2023		UW Expenses:	$1,083,784
IO Period:		None		UW NOI:	$2,529,687
Original Term to Maturity:		120 months		UW NCF:	$2,403,218
Seasoning:		0 months		UW NOI DSCR:	1.77x
Original Amortization Term:		360 months		UW NCF DSCR:	1.68x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	10.1%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	9.6%
Prepayment Provisions:		LO (24); DEF (92); O (4)		UW NCF Debt Yield at Maturity:	12.1%
Lockbox / Cash Management:		Hard / Springing		Most Recent NOI (As of):	$1,940,166 (12/31/2011)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$1,968,945 (12/31/2010)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$1,975,566 (12/31/2009)
Mezzanine Debt:		None		Appraised Value:	$40,400,000
Reserves				Appraisal As-of Date:	11/28/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	61.9%
RE Tax:	$42,149	$42,149	NAP	LTV Ratio at Maturity:	49.3%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (1/3/2013)
Recurring Replacements:	$0	$2,163	$35,000
TI/LC(1):	$0	Springing	$1,000,000

(1)
Upon the TI/LC reserve trigger event, The Atrium at Fashion Center borrower is required to deposit monthly the lesser of (a) $83,333 and (b) excess cash flow after debt service. A TI/LC reserve trigger event commences upon the first to occur of the following if any Specified Tenants (defined below): (i) enters bankruptcy or (ii) goes dark, vacates, ceases to occupy or discontinues its operations prior to an ownership change nine months before lease expiration. “Specified Tenant” means (i) The TJX Operating Companies, Inc., (ii) Bed Bath & Beyond of Fashion Center, Inc., (iii) Bed Bath & Beyond Inc., (iv) Buy Buy Baby Inc. and (v) any other lessee(s) of the Specified Tenant Space (or any portion thereof).

The Atrium at Fashion Center mortgage loan is secured by a three story, 173,073 SF anchored shopping center, located in Paramus, Bergen County, New Jersey, approximately 12 miles northwest of New York City. The Atrium at Fashion Center property was built in 1968 and was renovated in 2011. The Atrium at Fashion Center property is situated on a 10-acre site that includes a larger shopping center. As of January 3, 2013, the Atrium at Fashion Center was 100.0% leased to three investment grade tenants, Buy Buy Baby (63,479 SF, 17.1% of underwritten base rent), T.J. Maxx (61,197 SF, 40.1% of underwritten base rent) and Bed Bath & Beyond (48,397 SF, 42.8% of underwritten base rent). Bed Bath & Beyond guarantees both its own lease, which expires December 31, 2023, and the Buy Buy Baby lease, which expires December 31, 2022. T.J. Maxx has lease expiration date of January 31, 2022. For 2011, Sales PSF for Bed Bath & Beyond and T.J. Maxx were $533.58 and $242.76, respectively.

The estimated 2012 population within a one-, three-, and five-mile radius of the Atrium at Fashion Center property was 8,941; 99,256 and 325,985, respectively. The estimated 2012 median household income within a one-, three-, and five-mile radius of The Atrium at Fashion Center property was $105,629; $101,816 and $84,772, respectively. The Atrium at Fashion Center property is located near the intersection of State Route 17 and East Ridgewood Avenue, which provides for high traffic counts, access and exposure according to the appraiser.

The Atrium at Fashion Center loan sponsor is Morton Olshan. Morton Olshan is the founder and chairman of Mall Properties, Inc., which he founded in 1967. Mall Properties, Inc. currently owns and manages a portfolio of commercial properties in eleven states totaling approximately 29 million SF.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Mather Corporate Center

Mortgage Loan No. 13 – Mather Corporate Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	10370 & 10390 Peter A. McCuen Boulevard Rancho Cordova, CA 95655
Original Balance:		$24,200,000		General Property Type:	Office
Cut-off Date Balance:		$24,200,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		2.1%		Net Rentable Area:	174,445 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$139
Borrower Name(s):		Mather Development Partners IV, L.P.		Balloon Balance Per Unit/SF:	$112
Sponsor(s):		Marc Sussman; Mark Friedman; David Nystrom		Year Built / Year Renovated:	2008 / NAP
Mortgage Rate:		4.43500%		Title Vesting:	Fee
Note Date:		1/24/2013		Property Manager:	McCuen Properties
First Payment Date:		3/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$3,510,019
Maturity Date:		2/1/2023		UW Expenses:	$1,050,283
IO Period:		None		UW NOI:	$2,459,736
Original Term to Maturity:		120 months		UW NCF:	$2,197,345
Seasoning:		0 months		UW NOI DSCR:	1.68x
Original Amortization Term:		360 months		UW NCF DSCR:	1.50x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	10.2%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	9.1%
Prepayment Provisions:		LO (36); YM1 (80); O (4)		UW NCF Debt Yield at Maturity:	11.2%
Lockbox / Cash Management:		Hard / Springing		Most Recent NOI (As of):	$1,465,519 (12/31/2011)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$3,779,513 (12/31/2010)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$3,582,533 (12/31/2009)
Mezzanine Debt:		None		Appraised Value:	$32,500,000
Reserves				Appraisal As-of Date:	9/26/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	74.5%
RE Tax:	$100,427	$25,107	NAP	LTV Ratio at Maturity:	60.2%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (9/30/2012)
Recurring Replacements:	$0	$3,634	NAP
TI/LC:	$0	$6,250	$250,000

The Mather Corporate Center property consists of two, Class “A” suburban office buildings totaling 174,445 SF located in Rancho Cordova, Sacramento County, California. The Mather Corporate Center property was built in 2008 and as of September 30, 2012, was 100.0% leased and occupied by four tenants: Educational Credit Management (84,998 SF, 47.2% of underwritten base rent), under a lease expiring December 31, 2017, Department of General Services (43,102 SF, 28.5% of underwritten base rent) under a lease expiring December 31, 2026, Sutter Connect LLC (27,242 SF, 14.8% of underwritten base rent) under a lease expiring December 31, 2014 and ACS State & Local Solutions, Inc. (19,103 SF, 9.5% of underwritten base rent) under a lease expiring June 30, 2016.

The Mather Corporate Center property is located just south of U.S. Highway 50, which provides linkage to Interstate 80, Highway 99 and Interstate 5, which are Sacramento’s other major arteries. The 2012 estimated population within a one-, three- and five-mile radius is 11,085; 71,193 and 174,483, respectively and the estimated 2012 median household income within a one-, three- and five- mile radius is $42,492; $47,597 and $53,475, respectively.

The Mather Corporate Center sponsors are Marc Sussman, Mark Friedman and David Nystrom. Mark Friedman is the President of Fulcrum Property, a real estate development and investment firm. Marc Sussman is the President of McCuen Properties, a property management retail development firm. David Nystrom is the Director of Development at McCuen Properties.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Hamden Medical Office Portfolio

Mortgage Loan No. 14 – Hamden Medical Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	2080 & 2200 Whitney Avenue Hamden, CT 06518
Original Balance:		$23,800,000		General Property Type:	Office
Cut-off Date Balance:		$23,770,777		Detailed Property Type:	Medical
% of Initial Pool Balance:		2.1%		Net Rentable Area:	134,350 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per Unit/SF:	$177
Borrower Name(s):		2080 Real Estate, LLC & 2200 Real Estate, LLC		Balloon Balance Per Unit/SF:	$143
Sponsor(s):		Stephen P. Lawrence		Year Built / Year Renovated:	1969/1972; 1997/2008
Mortgage Rate:		4.36625%		Title Vesting:	Fee
Note Date:		12/20/2012		Property Manager:	Investment Capital Management, LLC and MKR, Inc.
First Payment Date:		2/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$4,189,976
Maturity Date:		1/1/2023		UW Expenses:	$1,974,288
IO Period:		None		UW NOI:	$2,215,688
Original Term to Maturity:		120 months		UW NCF:	$2,022,192
Seasoning:		1 month		UW NOI DSCR:	1.56x
Original Amortization Term:		360 months		UW NCF DSCR:	1.42x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	9.3%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	8.5%
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NCF Debt Yield at Maturity:	10.5%
Lockbox / Cash Management:		Hard / In Place		Most Recent NOI (As of):	$2,467,887 (8/31/2012 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$2,383,497 (12/31/2011)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$2,430,024 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$34,500,000
Reserves				Appraisal As-of Date:	10/18/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	68.9%
RE Tax:	$42,107	$42,107	NAP	LTV Ratio at Maturity:	55.6%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (12/18/2012)
Recurring Replacements:	$120,000	$2,799	NAP
TI/LC:	$420,000	$0	NAP

The Hamden Medical Office Portfolio mortgage loan is secured by two medical office properties totaling 134,350 SF located in Hamden, New Haven County, Connecticut.

The 2080 Whitney Avenue property was built in 1972 and renovated in 2008. As of December 18, 2012, 2080 Whitney Avenue property was 100.0% occupied by ten tenants. The largest tenant is Yale – New Haven Hospital, Inc., which occupies 40,486 SF, approximately 77% of net rentable SF. The 2200 Whitney Avenue property was built in 1969 and renovated in 1997. As of December 18, 2012, the 2200 Whitney Avenue property was 100.0% occupied. The largest tenant is Gastroenterology Center of Connecticut, which occupies 24,173 SF, approximately 29% of net rentable SF.

Yale University is the primary employer in New Haven County, employing nearly twice as many people as any other employment source within the county.

The Hamden Medical Office Portfolio sponsor is Stephen P. Lawrence. Stephen P. Lawrence is the founder of Investment Capital Associates. Since its founding in 1978, Investment Capital Associates has sponsored limited partnerships and/or invested in properties valued in excess of $900 million.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	11451 Katy Freeway

Mortgage Loan No. 15 – 11451 Katy Freeway

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		MSMCH		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	11451 Katy Freeway Houston, TX 77079
Original Balance:		$22,869,000
Cut-off Date Balance:		$22,869,000		General Property Type:	Office
% of Initial Pool Balance:		2.0%		Detailed Property Type:	Suburban
Loan Purpose:		Acquisition		Net Rentable Area:	117,261 SF
Borrower Name(s):		Katy Freeway Investors, LP		Cut-off Date Balance Per Unit/SF:	$195
Sponsor(s):		Timothy Horan, Jr.		Balloon Balance Per Unit/SF:	$161
Mortgage Rate:		4.20000%		Year Built / Year Renovated:	1999 / NAP
Note Date:		12/28/2012		Title Vesting:	Fee
First Payment Date:		2/1/2013		Property Manager:	Amherst Management L.C.
Anticipated Repayment Date:		NAP		Underwriting and Financial Information
Maturity Date:		1/1/2023		UW Revenues:	$3,778,857
IO Period:		12 months		UW Expenses:	$1,568,742
Original Term to Maturity:		120 months		UW NOI:	$2,210,115
Seasoning:		1 month		UW NCF:	$1,969,226
Original Amortization Term:		360 months		UW NOI DSCR:	1.65x
Loan Amortization Type:		Partial IO		UW NCF DSCR:	1.47x
Interest Accrual Basis:		Actual/360		UW NOI Debt Yield:	9.7%
Prepayment Provisions:		LO (25); DEF (91); O (4)		UW NCF Debt Yield:	8.6%
Lockbox / Cash Management:		Hard / Springing		UW NCF Debt Yield at Maturity:	10.4%
Pari Passu Mortgage Debt:		None		Most Recent NOI (As of):	$2,705,528 (10/31/2012 TTM)
Subordinate Mortgage Debt:		None		2nd Most Recent NOI (As of):	$2,678,957 (12/31/2011)
Mezzanine Debt:		None		3rd Most Recent NOI (As of):	$2,719,448 (12/31/2010)
Reserves				Appraised Value:	$32,550,000
Type	Initial	Monthly	Cap	Appraisal As-of Date:	11/20/2012
RE Tax:	$0	$22,500	NAP	Cut-off Date LTV Ratio:	70.3%
Insurance:	$0	$6,316	NAP	LTV Ratio at Maturity:	58.0%
Recurring Replacements:	$0	$1,954	NAP	Occupancy Rate (As of):	95.3% (11/26/2012)
TI/LC(1):	$0	$33,333	$1,200,000	2nd Most Recent Occupancy (As of):	97.9% (12/31/2011)
				3rd Most Recent Occupancy (As of):	98.7% (12/31/2010)

(1)	The monthly TI/LC escrow is $33,333 for the first 12 months, and $16,667 thereafter.

The 11451 Katy Freeway mortgage loan is secured by a 117,261 SF, six-story suburban office building in Houston, Texas. The mortgaged property includes a five-level, 365-space parking garage and a private 7,000 SF courtyard with a four-hole putting green and waterfall with reflection pond used by tenants for private parties, receptions and other company functions. Other on-site amenities include a deli, concierge and car wash service.

The mortgaged property is located within the “Energy Corridor” of Houston on Katy Freeway (Interstate 10), approximately one mile west of Beltway 8 and 15 miles west of the Houston central business district. The major employers largely consist of companies in the petroleum industry, including Amoco, Exxon/Mobile, Shell and Halliburton, as well as BFI, BP America, Citgo and Conoco Phillips. In 2011, within a three-mile radius, the population was approximately 92,785, and the estimated average household income was $97,016. The Houston “Class A” suburban office vacancy rate was approximately 11.7% as of September 30, 2012, and the Katy Freeway submarket vacancy rate was approximately 4.2%. The historical submarket occupancy rates in 2011, 2010 and 2009 were 98%, 100% and 100%, respectively.

The largest tenant at the mortgaged property is The University of Phoenix, which occupies 42,444 SF (36.2% of NRA) as its regional headquarters. The lease expires on October 31, 2018 pursuant to a 2012 renewal, with one five-year renewal remaining. Founded in 1976, The University of Phoenix is a private university offering undergraduate and graduate degree programs at more than 200 locations. The first-floor space is set up with administrative office space, the regional electronic library and a conference center. The third floor is classroom space, and the sixth floor is administrative space.

The second largest tenant at the mortgaged property is Black Elk Energy LLC, which occupies 41,600 SF (35.5% of NRA) as its corporate headquarters. The lease expires on December 31, 2020, with one five-year renewal. The tenant is an independent oil and gas company that specializes in the acquisition and development of oil and natural gas properties. No other tenant occupies more than 5.1% of the net rentable area.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Anderson Mall

Mortgage Loan No. 16 – Anderson Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	3131 North Main Street Anderson, SC 29621
Original Balance:		$20,875,544		General Property Type:	Retail
Cut-off Date Balance:		$20,806,491		Detailed Property Type:	Regional Mall
% of Initial Pool Balance:		1.8%		Net Rentable Area:	316,561 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$66
Borrower Name(s):		SPG Anderson Mall, LLC		Balloon Balance Per Unit/SF:	$49
Sponsor(s):		Simon Property Group, L.P.		Year Built / Year Renovated:	1972 / 2008
Mortgage Rate:		4.61200%		Title Vesting:	Fee
Note Date:		11/20/2012		Property Manager:	Simon Management Associates, LLC
First Payment Date:		1/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$5,617,429
Maturity Date:		12/1/2022		UW Expenses:	$2,685,984
IO Period:		None		UW NOI:	$2,931,445
Original Term to Maturity		120 months		UW NCF:	$2,656,295
Seasoning:		2 months		UW NOI DSCR:	2.08x
Original Amortization Term:		300 months		UW NCF DSCR:	1.89x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	14.1%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	12.8%
Prepayment Provisions:		LO (26); DEF (87); O (7)		UW NCF Debt Yield at Maturity:	17.2%
Lockbox / Cash Management:		Hard / Springing		Most Recent NOI (As of):	$2,894,579 (10/31/2012 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$3,005,756 (12/31/2011)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$3,366,419 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$34,000,000
Reserves				Appraisal As-of Date:	5/1/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	61.2%
RE Tax:	$410,392	$58,627	NAP	LTV Ratio at Maturity:	45.4%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	87.2% (6/4/2012)
Recurring Replacements:	$0	Springing	$221,620	2nd Most Recent Occupancy (As of):	85.1% (12/31/2011)
TI/LC:	$0	Springing	$617,370	3rd Most Recent Occupancy (As of):	89.0% (12/31/2010)
J.C. Penney Reserve	$0	Springing	$500,000(1)

(1)
Upon the occurrence of a J.C. Penney Store trigger event, excess cash (up to a cap of $500,000) will be deposited into the J.C. Penny Reserve Account to escrow for costs incurred if (a) J.C. Penney fails to give notice of its election to renew the J.C. Penney Lease, or (ii) if J.C. Penney “goes dark”, vacates, ceases to occupy or discontinues its operations at the J.C. Penney Premises.

The Anderson Mall property consists of 316,561 SF of the approximately 671,750 SF regional mall known as Anderson Mall, located in Anderson, South Carolina.

The Anderson Mall property was built in 1972 and expanded in 2008. The Anderson Mall sponsor spent approximately $13 million in the 2008 expansion to bring its total cost basis in the property to approximately $41 million. As of June 4, 2012, the Anderson Mall property was 87.2% occupied by approximately 43 tenants. Major tenants include: J.C. Penney, Books-A-Million, Victoria’s Secret and Express Women. The Anderson Mall property also includes a 126,215 SF non-collateral Dillard’s, a 94,335 SF non-collateral Sears and a 134,639 SF non-collateral Belk. In-line store sales for tenants less than 10,000 SF (for tenants reporting sales) as of the trailing-12 months ended October 31, 2012 were approximately $268 PSF. The 2011 estimated population within a three-, five- and, ten-mile radius of the Anderson Mall property was 34,961; 64,119 and 116,154, respectively. The 2011 estimated average household income within a three-, five-, and ten-mile radius of the Anderson Mall property was $57,438; $54,349 and $52,029, respectively.

The Anderson Mall loan sponsor is Simon Property Group, L.P. is a subsidiary of Simon Property Group, Inc. (NYSE: SPG). Simon Property Group Inc. is a real estate investment trust that engages in the ownership, operation, leasing, management, acquisition, expansion and development of real estate properties consisting primarily of regional malls, premium outlet centers and community shopping centers. Simon Property Group, Inc. is the largest public real estate company in the United States and owns or has interest in 333 retail real estate properties comprising approximately 242 million SF of gross leasable area in North America, Europe and Asia. Simon Property Group, Inc. was founded in 1960 and is headquartered in Indianapolis, Indiana. As of the fiscal year ended December 31, 2011, Simon Property Group, Inc. reported revenue of approximately $4.3 billion and net income of approximately $1.0 billion. Simon Property Group, Inc. is currently rated “A-” by S&P.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Warwick Estates MHC

Mortgage Loan No. 17 – Warwick Estates MHC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	12095 Jefferson Avenue Newport News, VA 23606
Original Balance:		$20,600,000		General Property Type:	Manufactured Housing
Cut-off Date Balance:		$20,554,564		Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:		1.8%		Number of Pads:	581 Pads
Loan Purpose:		Refinance		Cut-off Date Balance Per Pad:	$35,378
Borrower Name(s):		Warwick Mobile Home Park, LLC		Balloon Balance Per Pad:	$29,073
Sponsor(s):		John A. Franklin		Year Built / Year Renovated:	1980 / NAP
Mortgage Rate:		4.85000%		Title Vesting:	Fee
Note Date:		11/15/2012		Property Manager:	Franklin Investment, LLC
First Payment Date:		1/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$2,854,142
Maturity Date:		12/1/2022		UW Expenses:	$1,018,376
IO Period:		None		UW NOI:	$1,835,766
Original Term to Maturity:		120 months		UW NCF:	$1,815,431
Seasoning:		2 months		UW NOI DSCR:	1.41x
Original Amortization Term:		360 months		UW NCF DSCR:	1.39x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	8.9%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	8.8%
Prepayment Provisions:		LO (26); DEF (91); O (3)		UW NCF Debt Yield at Maturity:	10.7%
Lockbox / Cash Management:		Hard / Springing		Most Recent NOI (As of):	$1,865,115 (9/30/2012 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$1,848,238 (12/31/2011)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$1,626,186 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$29,200,000
Reserves				Appraisal As-of Date:	8/29/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	70.4%
RE Tax:	$19,579	$19,579	NAP	LTV Ratio at Maturity:	57.8%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	89.5% (9/30/2012)
Recurring Replacements:	$0	$1,695	NAP
Deferred Maintenance:	$18,375	$0	NAP

The Warwick Estates MHC property is a manufactured housing community located in Newport News, Virginia. Developed in 1980, the Warwick Estates MHC property is an approximately 72 acre site with 581 pads including 551 single-wide, 29 double-wide and one single family house. The Warwick Estates MHC property was 89.5% occupied as of September 30, 2012.

The Warwick Estates MHC property is located in Newport News, within one mile of Interstate 64 and ten miles of the outerbelt of Interstate 664. The 2010 estimated population in Newport News, within a one-, three- and five-mile radius was 6,597; 80,093 and 165,817, respectively. The 2010 estimated median household income within a one-, three- and five-mile radius was $51,768; $53,817 and $57,893, respectively.

The Warwick Estates MHC sponsor is John A. Franklin. John A. Franklin founded Franklin Management Company, which is based in Newport News, Virginia and owns and operates manufactured housing communities throughout Virginia and North Carolina.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	Riverdale

Mortgage Loan No. 18 – Riverdale

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	4177 Riverdale Road Riverdale, UT 84405
Original Balance:		$18,250,000		General Property Type:	Retail
Cut-off Date Balance:		$18,184,068		Detailed Property Type:	Anchored
% of Initial Pool Balance:		1.6%		Net Rentable Area:	243,762 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$75
Borrower Name(s):		Riverdale Center Owner, L.C.		Balloon Balance Per Unit/SF:	$54
Sponsor(s):		The Boyer Company, L.C.; Gardner Property Holdings, L.C.		Year Built / Year Renovated:	2001 / NAP
Mortgage Rate:		4.10000%		Title Vesting:	Fee / Leasehold
Note Date:		11/21/2012		Property Manager:	The Boyer Company, L.C.
First Payment Date:		1/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$2,913,699
Maturity Date:		12/1/2022		UW Expenses:	$752,764
IO Period:		None		UW NOI:	$2,160,935
Original Term to Maturity:		120 months		UW NCF:	$1,976,028
Seasoning:		2 months		UW NOI DSCR:	1.85x
Original Amortization Term:		300 months		UW NCF DSCR:	1.69x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	11.9%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	10.9%
Prepayment Provisions:		LO (26); DEF (90); O (4)		UW NCF Debt Yield at Maturity:	14.9%
Lockbox / Cash Management:		None / NAP		Most Recent NOI (As of):	$2,449,748 (8/31/2012 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$2,445,129 (12/31/2011)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$2,326,861 (12/31/2010)
Mezzanine Debt:		None		Appraised Value:	$32,300,000
Reserves				Appraisal As-of Date:	10/11/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	56.3%
RE Tax:	$47,886	$23,943	NAP	LTV Ratio at Maturity:	41.0%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	91.5% (11/8/2012)
Recurring Replacements:	$0	$4,063	NAP	2nd Most Recent Occupancy (As of):	91.0% (12/31/2011)
TI/LC:	$500,000	$16,667(1)	$1,000,000(2)	3rd Most Recent Occupancy (As of):	91.0% (12/31/2010)

(1)	A monthly reserve amount of $16,667, is required until the Best Buy Leasing Condition has occurred, thereafter, $8,333

(2)	$1,000,000 until the Best Buy Leasing Condition has occurred, and thereafter, $500,000.

The Riverdale mortgage loan is secured by a 243,762 SF anchored shopping center located in Riverdale, Utah approximately 35 miles north of Salt Lake City. The Riverdale property is anchored by Ross Dress For Less (30,044 SF, 11.5% of underwritten base rent), Michaels (22,296 SF, 9.1% of underwritten base rent), Old Navy (15,793 SF, 7.9% of underwritten base rent), Staples, Inc. (26,057 SF, 8.0% of underwritten base rent) and Petco (12,096 SF, 7.4% of underwritten base rent). The Riverdale property is also shadow anchored by Lowe’s, RC Willey and J.C. Penney. As of November 8, 2012, the Riverdale property was 91.5% occupied by 26 tenants, but Best Buy (30,950 SF) is dark and was not underwritten.

The Riverdale property is located approximately three miles south of the City of Ogden on the Riverdale Road commercial/rail corridor between I-84 and Highway 89. According to the appraiser, daily traffic counts are 30,940 vehicles per day on Riverdale Road. The Riverdale property benefits from its proximity to Newgate Mall, which is anchored by Dillard’s, Sears, Sports Authority and Cinemark Tinseltown 14 Theater. Estimated 2012 population within a one-, three-, and five-mile radius of the Riverdale property was 11,274; 79,090 and 164,649, respectively. The 2012 estimated median household income within a one-, three- and five-mile radius was $45,667; $44,161 and $48,004, respectively.

The Riverdale mortgage loan sponsors are The Boyer Company, L.C. and Gardner Property Holdings, L.C. The Boyer Company, L.C., formed in 1972, is one of the largest full service real estate development firms in the Western United States. Gardner Property Holdings, L.C., is an affiliate of the Gardener Company, a private commercial real estate company in the Western United States. The Gardener Company was founded by Kem C. Gardner, who has over 38 years of business experience in real estate.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	One Concourse

Mortgage Loan No. 19 – One Concourse

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	9998 Crosspoint Boulevard Fishers, IN 46256
Original Balance:		$15,600,000		General Property Type:	Office
Cut-off Date Balance:		$15,579,999		Detailed Property Type:	Suburban
% of Initial Pool Balance:		1.4%		Net Rentable Area:	110,167 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$141
Borrower Name(s):		E-L Crosspoint Building 1 Delaware, LLC		Balloon Balance Per Unit/SF:	$123
Sponsor(s):		John L. Edgeworth; Thomas P. Laskey, Jr.		Year Built / Year Renovated:	2009 / NAP
Mortgage Rate:		4.16900%		Title Vesting:	Fee
Note Date:		12/31/2012		Property Manager:	Edgeworth-Laskey Property Management, LLC
First Payment Date:		2/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$2,112,111
Maturity Date:		1/1/2020		UW Expenses:	$627,223
IO Period:		None		UW NOI:	$1,484,888
Original Term to Maturity:		84 months		UW NCF:	$1,330,294
Seasoning:		1 month		UW NOI DSCR:	1.63x
Original Amortization Term:		360 months		UW NCF DSCR:	1.46x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	9.5%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	8.5%
Prepayment Provisions:		LO (25); DEF (55); O (4)		UW NCF Debt Yield at Maturity:	9.8%
Lockbox / Cash Management:		Hard / In Place		Most Recent NOI (As of):	$72,316 (12/31/2011)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$53,562 (12/31/2010)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	NAP
Mezzanine Debt:		None		Appraised Value:	$21,600,000
Reserves				Appraisal As-of Date:	12/1/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	72.1%
RE Tax:	$67,890	$22,630	NAP	LTV Ratio at Maturity:	62.8%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	95.4% (12/6/2012)
Recurring Replacements:	$0	$1,836	NAP
TI/LC:	$0	$11,047	$600,000

The One Concourse property is a 110,167 SF, four-story suburban office building situated on a 4.65-acre site located in the town of Fishers, Indiana, a northwest suburb of Indianapolis, completed in 2009. As of December 6, 2012, the One Concourse property was 95.4% occupied by three tenants: Stanley Convergent Security Solutions (53,249 SF, 48.6% of underwritten base rent), USA Funds (43,982 SF, 43.3% of underwritten base rent) and Raymond James (7,882 SF, 8.1% of underwritten base rent).

The One Concourse property is located near the 96th Street and Interstate 69 intersection. The 2012 estimated population within a one-, three- and five-mile radius of the One Concourse property was 5,009; 58,292 and 159,995, respectively. The 2012 estimated median household income within a one-, three- and five-mile radius of the One Concourse property is $80,021; $75,646 and $81,544, respectively.

The One Concourse loan sponsors are John L. Edgeworth and Thomas P. Laskey, Jr., who formed Edgeworth Laskey Properties, LLC. Edgeworth Laskey Properties, LLC concentrates on local property development in Indianapolis.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8	58-66 East Fordham Road

Mortgage Loan No. 20 – 58-66 East Fordham Road

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		BANA		Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):		NR/NR/NR		Property Address:	58-66 East Fordham Road Bronx, NY 10468
Original Balance:		$14,500,000		General Property Type:	Retail
Cut-off Date Balance:		$14,500,000		Detailed Property Type:	Unanchored
% of Initial Pool Balance:		1.3%		Net Rentable Area:	25,001 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per Unit/SF:	$580
Borrower Name(s):		58-66 East Fordham LLC		Balloon Balance Per Unit/SF:	$463
Sponsor(s):		Bob Roberts		Year Built / Year Renovated:	1931 / NAP
Mortgage Rate:		4.06350%		Title Vesting:	Fee
Note Date:		1/2/2013		Property Manager:	Roberts Equities Group, Inc.
First Payment Date:		3/1/2013		Underwriting and Financial Information
Anticipated Repayment Date:		NAP		UW Revenues:	$1,588,061
Maturity Date:		2/1/2023		UW Expenses:	$394,491
IO Period:		None		UW NOI:	$1,193,570
Original Term to Maturity:		120 months		UW NCF:	$1,180,570
Seasoning:		0 months		UW NOI DSCR:	1.43x
Original Amortization Term:		360 months		UW NCF DSCR:	1.41x
Loan Amortization Type:		Amortizing		UW NOI Debt Yield:	8.2%
Interest Accrual Basis:		Actual/360		UW NCF Debt Yield:	8.1%
Prepayment Provisions:		LO (24); DEF (91); O (5)		UW NCF Debt Yield at Maturity:	10.2%
Lockbox / Cash Management:		Springing / Springing		Most Recent NOI (As of):	$933,531 (12/31/2011 TTM)
Pari Passu Mortgage Debt:		None		2nd Most Recent NOI (As of):	$959,491 (12/31/2010)
Subordinate Mortgage Debt:		None		3rd Most Recent NOI (As of):	$561,652 (12/31/2009)
Mezzanine Debt:		None		Appraised Value:	$20,300,000
Reserves				Appraisal As-of Date:	12/6/2012
Type	Initial	Monthly	Cap	Cut-off Date LTV Ratio:	71.4%
RE Tax:	$25,004	$25,004	NAP	LTV Ratio at Maturity:	57.0%
Insurance:	$0	Springing	NAP	Occupancy Rate (As of):	100.0% (12/12/2012)
Recurring Replacements:	$0	$208	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
TI/LC:	$0	$0	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)

The 58-66 East Fordham Road mortgage loan is secured by a two-story, 25,001 SF, retail property located in the Bronx, New York. As of December 12, 2012, the 58-66 East Fordham Road property was 100.0% leased by two tenants, Duane Reade (17,000 SF, 76.0% of underwritten base rent) and LRHC Fordham LLC (DBA Lucille Roberts) (8,000 SF, 17.9% of underwritten base rent). In addition, Lamar Advertising Co. leases a billboard sign located on the roof of the 55-66 East Fordham Road property which contributes 6.1% of the underwritten base rent.

The 58-66 East Fordham Road property is located at the southwest corner of East Fordham Road and Morris Avenue in the Fordham neighborhood of the Bronx, New York, approximately 15 minutes away from Manhattan. The surrounding area includes Fordham University and St. Barnabas Hospital to the east, the Van Cortlandt Park and Woodlawn Cemetery further north, and Claremont Park to the south. The 2012 estimated population within a half-, one-, and one and a half-mile radius was 84,576; 221,451 and 408,112, respectively. The 2012 average household income for 2012 within a half-, one-, and one and a half-mile radius was $35,138, $38,100 and $40,323, respectively.

The 58-66 East Fordham Road sponsor is Bob Roberts. Bob Roberts is the Chief Executive Officer and Founder of the Roberts Equities Group, Inc, which was formed in 1982 and located in Manhattan, New York.

This is not a research report and was not prepared by the BofA Merrill Lynch or Morgan Stanley research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2013-C8

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”) or Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”, and collectively with BofA Merrill Lynch, the “Co-Lead Managers”). This Term Sheet was not produced by a BofA Merrill Lynch or Morgan Stanley research analyst, although it may refer to a BofA Merrill Lynch or Morgan Stanley research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of BofA Merrill Lynch or Morgan Stanley or others in those firms.

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The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared and issued by the Co-Lead Managers for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Co-Lead Managers do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by BofA Merrill Lynch or Morgan Stanley that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Co-Lead Managers and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.60 91-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

In the United Kingdom, this free writing prospectus is directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “relevant persons”). This free writing prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this free writing prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.